     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 1998


                                                     REGISTRATION NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    Form S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
             (Exact name of registrant as specified in its charter)

          DELAWARE                          6799                         52-1823554
  (State of Organization)       (Primary Standard Industrial          (I.R.S. Employer
                                   Classification Number)          Identification Number)

                          C/O CAMPBELL & COMPANY, INC.
                             COURT TOWERS BUILDING
                          210 WEST PENNSYLVANIA AVENUE
                           BALTIMORE, MARYLAND 21204
                                 (410) 296-3301
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               THERESA D. LIVESEY
                            CAMPBELL & COMPANY, INC.
                             COURT TOWERS BUILDING
                          210 WEST PENNSYLVANIA AVENUE
                           BALTIMORE, MARYLAND 21204
                                 (410) 296-3301
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                            MICHAEL J. SCHMIDTBERGER
                                SIDLEY & AUSTIN
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 906-2348
                      ------------------------------------


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. [X]

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

            TITLE OF EACH CLASS OF              AMOUNT BEING  MAXIMUM OFFERING  MAXIMUM AGGREGATE     AMOUNT OF
         SECURITIES BEING REGISTERED            REGISTERED(1)  PRICE PER UNIT    OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Units of Limited Partnership Interest.........                                    $120,000,000         $36,364
===================================================================================================================


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    Pursuant to Rule 429, the Prospectus contained herein also relates to Registration Statement No. 333-19117 declared effective on February 14, 1997 and Registration Statement No. 333-29455 declared effective on August 1, 1997 and this constitutes Post Effective Amendment No. 2 and No. 1, respectively to such Registration Statements.


    The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                             CROSS REFERENCE SHEET


                       ITEM
                        NO.                                       PROSPECTUS HEADING
                       ----                                       ------------------
   1.  Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus....  Cover Page
   2.  Inside Front and Outside Back Cover Pages of
         Prospectus................................  Inside Cover Page; Table of Contents
   3.  Summary Information, Risk Factors and Ratio
         of Earnings to Fixed Charges..............  Risk Disclosure Statement; Summary; Risk
                                                       Factors; Charges to the Fund
   4.  Use of Proceeds.............................  Use of Proceeds; Campbell & Company, Inc.;
                                                       The Futures and Forward Markets
   5.  Determination of Offering Price.............  Inside Cover Page; Plan of Distribution
   6.  Dilution....................................  Not Applicable
   7.  Selling Security Holders....................  Not Applicable
   8.  Plan of Distribution........................  Inside Cover Page; Plan of Distribution
   9.  Description of Securities to Be
         Registered................................  Cover Page; Distributions and Redemptions;
                                                       Agreement of Limited
                                                       Partnership -- Sharing of Profits and
                                                       Losses
  10.  Interests of Named Experts and Counsel......  Certain Legal Matters; Experts
  11.  Information with Respect to the
         Registrant................................  Summary; Risk Factors; Use of Proceeds; Risk
                                                       Factors; Campbell & Company, Inc.; Charges
                                                       to the Fund; The Futures and Forward
                                                       Markets; Index to Financial Statements
  12.  Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities...............................  Conflicts of Interest

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.


               $170,000,000 Units of Limited Partnership Interest

                            ------------------------

    Campbell Strategic Allocation Fund, L.P. (the "Fund"), is a Delaware limited partnership organized to engage in the speculative trading of futures contracts, forward contracts and related options.


    Campbell & Company, Inc., a Maryland corporation ("Campbell & Company"), is the general partner and trading advisor of the Fund. The Fund's objective is to achieve substantial capital appreciation over the medium- to long-term, while controlling the risks associated with trading activities by establishing pre-defined loss levels on each trade and diversifying positions across a broad spectrum of markets. Campbell & Company has been trading futures and related contracts pursuant to its technical trading systems for over 26 years and, as of February 28, 1998, had over $950 million under its management ($800 million in the Financial, Metal & Energy Large Portfolio, the program primarily utilized to trade the Fund's assets).


    Units of Limited Partnership Interest of the Fund (the "Units") are offered at the Net Asset Value per Unit on an ongoing basis (the "Continuing Offering"), as of the close of business on the last business day of each month (each, a "Closing Date"). No maximum number of Units available can be calculated and there is no minimum amount that must be sold. Net Asset Value per Unit is determined in accordance with generally accepted accounting principles and represents the Net Assets of the Fund divided by the number of Units outstanding as of the date of determination.


    All of the proceeds of the Continuing Offering will be available for trading purposes. The Fund commenced trading operations in April 1994, and as of February 28, 1998 the Net Asset Value per Unit was $1,447.47. The Fund was initially capitalized at $9,692,439 and was capitalized at $229,142,786 as of February 28, 1998. The Fund's performance record from inception through February 28, 1998 is set forth herein. The minimum investment is $10,000; $5,000 for eligible employee benefit plans and Individual Retirement Accounts ($5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers). Limited Partners may increase their investment in the Fund with a minimum investment of $1,000.


    No market will exist for the Units. Limited Partners may redeem the Units at the Net Asset Value per Unit on the last business day of each month, net of any redemption fee, on ten business days' prior written notice. Redemption fees apply through the first twelve month-ends following purchase (from and including the Closing Date on which the Unit is purchased) as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end, and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply. THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. SEE "PLAN OF DISTRIBUTION" AND "CONFLICTS OF INTEREST." SEE "RISK FACTORS" ON PAGE 15 FOR A MORE DETAILED DESCRIPTION OF THE FOLLOWING RISKS AND OTHER SIGNIFICANT RISK FACTORS APPLICABLE TO AN INVESTMENT IN THE FUND. THERE IS NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS OBJECTIVES.

    - Futures and forward trading is speculative and involves a high degree of risk, including the possible loss of all or substantially all of one's investment. See "Risk Factors."
    - Past performance of managed futures in general and the Fund in particular is not necessarily indicative of future results.

    - The Fund is subject to significant charges, unrelated to profitability. Campbell & Company estimates that the Fund will need to generate gross trading profits, in addition to interest income on its assets, of approximately $45 per Unit (based on a $1,000 initial Net Asset Value per
      Unit), or 4.50%, in order for Unit value to remain constant for the next 12 months. See "Charges to the Fund."

    - Redemption rights with respect to the Units are limited and there are substantial restrictions on transferability. See "Distributions and Redemptions" and "Agreement of Limited Partnership -- Dispositions."
    - Campbell & Company and the Fund are subject to significant conflicts of interest. These conflicts include Campbell & Company's acting as both general partner and trading advisor of the Fund and establishing its fees without arm's length negotiation. See "Conflicts of Interest."
    - Limited Partners will be taxed each year on their allocable share of income or gain recognized by the Fund despite not having received any cash distributions. See "Federal Income Tax Aspects."
    - The success of the Fund is dependent upon Campbell & Company, and there can be no assurance that Campbell & Company will trade profitably or avoid significant losses. See "Campbell & Company, Inc."
                            ------------------------
  SUBSCRIBERS TO THE FUND WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND
        WARRANTIES IN THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.
                            ------------------------
   THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR
                          ACCURACY OF THIS PROSPECTUS.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


===========================================================================================================================
                                                                                                           PROCEEDS TO THE
                                                              PRICE TO PUBLIC (1)(5)  SELLING COMMISSIONS   FUND (2)(3)(4)
---------------------------------------------------------------------------------------------------------------------------
Continuing Offering Period..................................     Net Asset Value              (2)          Net Asset Value
---------------------------------------------------------------------------------------------------------------------------
Total Maximum...............................................       $170,000,000               (2)            $170,000,000
===========================================================================================================================


See Notes on the following page.


                  The date of this Prospectus is May 1, 1998.

     The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files, or will file, reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Such reports and information for registrants that file electronically with the SEC are also available on the SEC's internet Web site at http://www.sec.gov. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices described above at prescribed rates.

     The Fund has filed with the SEC, in Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the Units offered hereby. This Prospectus does not contain all the information included in the Registration Statement, certain items of which are omitted in accordance with the Rules and Regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries, and the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. For further information about the Fund and the Units offered hereby, reference is made to the Registration Statement and the exhibits thereto.

NOTES:

     (1) The Units are offered on a "best efforts" basis without any firm underwriting commitment through broker-dealers including, but not limited to, PaineWebber Incorporated, A.G. Edwards & Sons, Inc., J.C. Bradford & Company, Inc. and Interstate/Johnson Lane Corporation, which are registered broker-dealers and members of the National Association of Securities Dealers, Inc. (the "Selling Agents"). Units are offered until such time as Campbell & Company terminates the Continuing Offering. Subscriptions received during the Continuing Offering Period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions, plus interest, will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places, in an amount equal to the interest earned on their subscriptions. Campbell & Company may suspend, limit or terminate the offering of Units at any time.

     The Fund's escrow account is maintained at Mercantile Safe Deposit & Trust Company, Baltimore, Maryland (the "Escrow Agent"). All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Campbell & Company within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned.


     Subscriptions from customers of any of the Selling Agents may also be made by authorizing such Selling Agent to debit the subscriber's customer securities account at the Selling Agent on the settlement date. Promptly after debiting the customer's securities account, the Selling Agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited.


     (2) No selling commissions are paid by the investor or from the proceeds of subscriptions. The Selling Agents receive from Campbell & Company selling commissions of up to 4% of the subscription amount, subject to additional amounts being paid by Campbell & Company as described in Note (3) below.

     (3) Ongoing payments are made to those Selling Agents (or assignees thereof) which are registered "futures commission merchants" or "introducing brokers" (or obtain such registration prior to the commencement of such ongoing payments), to the extent such payments are attributable to Units sold by such Selling Agents which remain outstanding more than twelve months. These ongoing payments are paid monthly beginning at the end of the thirteenth full month after the sale of the Units in respect of which such compensation is paid, and equal, on an annual basis, up to 4% of the average month-end Net Assets of the Fund. Units sold at different Closing Dates have different dates when ongoing compensation becomes payable in respect of such Units. For investors who purchase Units at different times, a "first-in, first-out" assumption is made in determining when Units redeemed were sold. Account executives who are registered with the Commodity Futures Trading Commission ("CFTC") and have satisfied all applicable proficiency requirements are eligible to receive all or a portion of such ongoing payments, to the extent attributable to Units sold by such account executives which remain outstanding for more than twelve months, from the applicable Selling Agents.

     Selling Agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the total of such additional selling commissions plus the initial 4% selling commission, salaries, expenses and bonuses of employees of Campbell & Company engaged in wholesaling activities and per Unit organization and offering costs properly deemed to constitute costs allocable to the Selling Agents (such as a selling brochure, seminar costs and travel expenses) do not exceed 10% of such Units' initial sale price. Such ongoing payments, salaries and bonuses and additional selling commissions may be deemed to constitute underwriting compensation.


     (4) Offering expenses related to the Continuing Offering as of December 31, 1997 totaled $4,955,429 and for the nine months commencing on the date hereof are estimated at $1,800,000. Campbell & Company will advance such expenses and will be reimbursed by the Fund, without interest, in 30-month installment periods throughout the Continuing Offering. Such reimbursements, however, will not exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company as general partner. Organization and offering expenses equal to $240,961 were incurred during the Initial Offering Period and were advanced by Campbell & Company. Such expenses are being reimbursed in the same manner and subject to the same 2.5% limit.


     (5) The price per Unit during the Continuing Offering Period will vary depending upon the month-end Net Asset Value per Unit. The Units are being offered at a minimum subscription of $10,000; $5,000 for eligible employee benefit plans and Individual Retirement Accounts (or $5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers). Limited Partners may increase their investment in the Fund with a minimum investment of $1,000. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements. A description of these requirements is included in the Subscription Agreement and Power of Attorney, included as Exhibit D to this Prospectus.


     (6) See "Plan of Distribution" for information relating to indemnification arrangements with respect to the Selling Agents.

                               REGULATORY NOTICES

     THIS PROSPECTUS MUST BE ACCOMPANIED BY SUMMARY FINANCIAL INFORMATION FOR THE FUND CURRENT WITHIN SIXTY (60) CALENDAR DAYS.

     THE SELLING AGENTS MUST ALSO DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUSES ISSUED BY THE FUND.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, CAMPBELL & COMPANY, THE SELLING AGENTS, OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

     THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE SET FORTH HEREIN: "CAMPBELL STRATEGIC ALLOCATION FUND, L.P. IS NOT A MUTUAL FUND AND IS NOT SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940. CONSEQUENTLY, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIVE PROVISIONS OF SUCH LEGISLATION."

                      COMMODITY FUTURES TRADING COMMISSION

                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 35 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 38.


     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 15.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                               TABLE OF CONTENTS


Section 1. Summary..........................................................  10
Section 2. Risk Factors.....................................................  15
           A.   Market Risks................................................  15
               (i)   Futures and Forward Trading Is Volatile...............   15
               (ii)  Futures and Forward Trading Is Highly Leveraged.......   15
               (iii) Futures and Forward Markets Can Be Illiquid or
                     Disrupted.............................................   15
               (iv)  Forward Transactions Are Not Regulated and Are Subject
                     to Credit Risk........................................   15
               (v)   Limited Ability to Liquidate Investment in Units......   15
               (vi)  Futures Trading is Highly Speculative.................   15
               (vii) Non-Correlated, Not Negatively Correlated,
                     Performance Objective.................................   15
           B.  Trading Risks...............................................   16
               (i)   Trading Methods Based Upon Technical Criteria Are
                     Dependent on the Occurrence and Recognition of Price
                     Trends................................................   16
               (ii)  Other Trend-Following Programs May Reduce the
                     Effectiveness of Trend-Following Techniques...........   16
               (iii) Speculative Position Limits May Alter Trading
                     Decisions for the Fund................................   16
               (iv)  Increase in Assets Under Management May Affect Trading
                     Decisions..............................................  16
               (v)   Trading Methods Involve Proprietary Methods...........   16
           C.        Tax Risks.............................................   16
               (i)   Limited Partners' Tax Liability May Exceed
                     Distributions.........................................   16
               (ii)  Taxation of Interest Income Irrespective of Trading
                     Losses................................................   16
               (iii) Deductibility of Certain Expenses.....................   17
           D.  Other Risks.................................................   17
               (i)   Fees and Commissions Are Charged Regardless of
                     Profitability.........................................   17
               (ii)  Failure of Brokerage Firms; Disciplinary History of
                     Commodity Broker.....................................    17
               (iii) Past Performance Is Not Necessarily Indicative of
                     Future Results........................................   17
               (iv)  Conflicts of Interest.................................   17
               (v)   Reliance on Campbell & Company........................   17
               (vi)  Possibility of Termination of the Fund Before
                     Expiration of its Stated Term.........................   18
               (vii) Lack of Statutory Regulation..........................   18
               (viii)Proposed Regulatory Change Is Impossible to
                     Predict...............................................   18
               (ix)  Swaps, Hybrids and Other Derivatives Are Not Subject
                     to CFTC Regulation....................................   18
               (x)   Foreign Futures Contracts Are Not Subject to U.S.
                     Regulation............................................   18
               (xi)  Restrictions on Transferability.......................   18
               (xii)  Restrictions on Investment by ERISA Accounts.........   18
               (xiii) A Single Advisor Fund May Be More Volatile Than a
                      Multi-Advisor Fund............... ...................   19
               (xiv)  Broad Indices May Perform Quite Differently From
                      Individual Investments................................  19
Section 3. Selected Financial Data..........................................  19

Section 4.   Investment Factors...............................................   20
             A.   Value of Diversifying into Managed Futures..................   20
             B.   Advantages of Futures Fund Investments......................   22
                  (i)    Profit Potential.....................................   22
                  (ii)   100% Interest Credit.................................   22
                  (iii)  Global Diversification Within a Single Investment....   22
                  (iv)   Ability to Profit (or Lose) in a Rising or Falling
                  Market Environment..........................................   22
                  (v)    Professional Trading.................................   22
                  (vi)   Convenience..........................................   22
                  (vii)  Liquidity............................................   22
                  (viii) Limited Liability....................................   22
Section 5.   Campbell & Company, Inc. ........................................   23
             A.   Description.................................................   23
             B.   The Advisory Agreement......................................   26
             C.   The Trading Systems.........................................   26
Section 6.   Management's Discussion and Analysis of Financial Condition and
             Results of Operations............................................   29
             A.   Introduction................................................   29
             B.   Capital Resources...........................................   29
             C.   Liquidity...................................................   30
             D.   Results of Operations.......................................   30
             E.   Off-Balance Sheet Risk......................................   30
Section 7.   Past Performance of Campbell Strategic Allocation Fund, L.P......   32
Section 8.   Conflicts of Interest............................................   33
             A.   Campbell & Company, Inc. ...................................   33
             B.   The Commodity Broker and the Foreign Exchange Dealers.......   33
             C.   The Selling Agents..........................................   34
             D.   Fiduciary Duty and Remedies.................................   34
             E.   Indemnification and Standard of Liability...................   34
Section 9.   Charges to the Fund..............................................   35
             A.   Campbell & Company, Inc. ...................................   35
             B.   The Commodity Broker........................................   37
             C.   Selling Agents..............................................   37
             D.   Foreign Exchange Dealers....................................   37
             E.   Offering Expenses...........................................   37
             F.   Other.......................................................   37
             G.   Estimate of Breakeven Level.................................   38
Section 10.  Use of Proceeds..................................................   38
Section 11.  The Commodity Broker.............................................   39
Section 12.  Foreign Exchange Dealers.........................................   43
Section 13.  Capitalization...................................................   44
Section 14.  Distributions and Redemptions....................................   44
             A.   Distributions...............................................   44

             B.   Redemptions.................................................   44
Section 15.  The Futures and Forward Markets..................................   45
             A.   Futures Contracts...........................................   45
             B.   Forward Contracts...........................................   45
             C.   Regulation..................................................   46
             D.   Margin......................................................   46
Section 16.  Agreement of Limited Partnership.................................   46
             A.   Organization and Limited Liabilities........................   46
             B.   Management of Partnership Affairs...........................   47
             C.   Sharing of Profits and Losses...............................   47
                  (i)   Fund Accounting.......................................   47
                  (ii)  Federal Tax Allocation................................   47
             D.   Dispositions................................................   47
             E.   Dissolution and Termination of the Fund.....................   48
             F.   Amendments and Meetings.....................................   48
             G.   Indemnification.............................................   48
             H.   Reports to Limited Partners.................................   48
Section 17.  Federal Income Tax Aspects.......................................   49
             A.   The Fund's Partnership Tax Status...........................   49
             B.   Taxation of Limited Partners on Profits and Losses of the
                  Fund........................................................   49
             C.   Limitations on Deductibility of Fund Losses by Limited
                  Partners....................................................   50
             D.   Treatment of Income and Loss Under the "Passive Activity
                  Loss Rules".................................................   50
             E.   Cash Distributions and Redemptions of Units.................   50
             F.   Gain or Loss on Section 1256 Contracts......................   50
             G.   Gain or Loss on Non-Section 1256 Contracts..................   51
             H.   Tax on Capital Gains and Losses.............................   51
             I.   Limited Deduction for Certain Expenses......................   51
             J.   Interest Income.............................................   52
             K.   Syndication Fees............................................   52
             L.   Limitation on Deductibility of Interest on Investment
                  Indebtedness................................................   52
             M.   "Unrelated Business Taxable Income".........................   52
             N.   Section 754 Elections.......................................   52
             O.   IRS Audits of the Fund and Its Limited Partners.............   53
             P.   State and Other Taxes.......................................   53
Section 18.  Investment by ERISA Accounts.....................................   53
             A.   General.....................................................   53
             B.   "Plan Assets"...............................................   54
             C.   Ineligible Purchasers.......................................   55

Section 19. Plan of Distribution.............................................  55
            A.   Subscription Procedure......................................  55
            B.   Minimum Investment..........................................  56
            C.   Investor Suitability........................................  56
            D.   The Selling Agents..........................................  57
Section 20. Certain Legal Matters............................................  58
Section 21. Experts..........................................................  58
Section 22. Most Recent Monthly Reports......................................  59
Section 23. Index to Financial Statements....................................  62



APPENDICES
----------
Appendix I     Glossary
Appendix II    Supplementary Performance Information

EXHIBITS
--------
Exhibit A      Agreement of Limited Partnership
Exhibit B      Request for Redemption
Exhibit C      Subscription Requirements
Exhibit D      Subscription Agreement and Power of Attorney

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                                 SECTION 1. SUMMARY


     The Fund offers investors an opportunity to participate in a portfolio primarily focused on financial futures (including interest rates, foreign exchange and stock indices) with a secondary emphasis on metal, energy and agricultural products. Campbell & Company uses its computerized, trend-following, technical trading and risk control methods in an attempt to capitalize on these opportunities while seeking to control risk and volatility. Campbell & Company's technical approach has been in use in actual trading since 1972 -- one of the longest performance records of any currently active futures manager -- and has been developed and refined over a period of more than 26 years. See "Past Performance of the Fund" for a performance record of the Fund through February 28, 1998. Also, see the "Glossary" in Appendix I for definitions of terms used in this Prospectus.



     Disclosure of the material aspects of, and the risks involved in an investment in the Fund, including compliance with applicable regulatory disclosure requirements, has resulted in the considerable length of this Prospectus. In an effort to make these disclosures more readily comprehensible, the following summary provides review in outline form of certain important aspects of an investment in the Fund. The following summary is qualified in its entirety by the information set forth elsewhere in this Prospectus, and each section heading corresponds to a section heading in the Prospectus where a more complete discussion is provided. The intended effective date for use of this document is May 1, 1998.


PLAN OF DISTRIBUTION

     Subscription Procedures

     - Units will be sold monthly at the Net Asset Value per Unit as of the applicable Closing Date (until Campbell & Company elects to terminate the Continuing Offering).

     - Subscriptions will be accepted into escrow throughout the Continuing Offering. Units will be sold by transfer of subscription funds from escrow to the Fund on each Closing Date.

     - Subscribers which are accepted as investors in the Fund will receive additional Units, in fractions calculated to three decimal places, in lieu of interest earned on their subscription funds while held in escrow. Rejected subscriptions will be returned with such interest in cash. No fees or charges will be assessed against any funds held in escrow.

     - The Units are offered on a "best efforts" basis by the Selling Agents, without any firm underwriting commitment.


     - Subscribers must complete, execute and deliver to their Selling Agents a complete copy of the current Subscription Agreement and Power of Attorney included as Exhibit D to this Prospectus. The Subscription Agreement and Power of Attorney requires investors to make certain specific representations and warranties. Read the Subscription
        Agreement and Power of Attorney as well as this Prospectus carefully before you decide whether to invest. See "Plan of Distribution -- Subscription Procedure."


     Minimum Investment

     - $10,000 except for trustees or custodians of eligible employee benefit plans and individual retirement accounts, for which the minimum investment is $5,000 (these minimums are reduced to $5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers). Limited Partners may increase their investment in the Fund with a minimum investment of $1,000.

     Investor Suitability

     - An investment in the Fund is speculative and involves a high degree of risk. Each investor must, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles)
       or (ii) a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000. A number of jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because a prospective investor meets such standards does not mean that an investment in the Units is suitable for him. See Exhibit C -- Subscription Requirements. NO ONE MAY INVEST MORE THAN 10% OF HIS "LIQUID" NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE FUND.

RISK FACTORS

     - The Fund is a highly volatile and speculative investment. There can be no assurance whatsoever that the Fund will achieve its objectives or avoid substantial losses, which could include the loss of a subscriber's entire investment.

     - A single advisor fund such as the Fund may be inherently more volatile than multi-advisor managed futures products.


     - The Fund is subject to an up to 8% per annum Brokerage Fee payable to Campbell & Company irrespective of profitability as well as quarterly performance fees equal to 20% of aggregate cumulative appreciation, excluding interest income, in Net Asset Value, if any. Currently, the Fund's actual Brokerage Fee is 7.7%. Due to a change in the average trading velocity of the Fund, as well as additional allocations to forward contracts which are traded on the inter-bank market, PaineWebber, Inc., the Fund's Commodity Broker, has agreed to lower its fee from 1% to 0.7% annually. If trading velocity and/or portfolio allocation change again in the future, the fee may be further reduced, which would also further reduce the Brokerage Fee, or it may be raised. The Commodity Broker Fee and Brokerage Fee will not exceed 1% and 8%, respectively. The Fund pays "bid-ask" spreads on its forward trades.


     - Although Campbell & Company is an experienced professional manager, past performance is not necessarily indicative of future results.


     - Campbell & Company has from time to time in the past incurred substantial losses in trading on behalf of its clients. See Appendix II -- Supplementary Performance Information.


     - Futures and forward trading is a "zero-sum" game in that for every gain there is an equal and offsetting loss. Such trading also has no inherent value or participation in economic growth. Unlike typical securities investments, there is no consistency of yield (as in the case of debt) or growth (as in the case of equity). Any increase in Unit value is entirely speculative.


     - Although the Fund is liquid compared to other "alternative" investments such as real estate or venture capital, liquidity is restricted, as the Units may only be redeemed on a monthly basis, upon ten business days' notice. Redemption fees apply to Units redeemed on or prior to the twelfth month-end following purchase.


     - The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. In addition to market risk, there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     - The Fund is subject to numerous conflicts of interest including the following: (i) Campbell & Company is both the general partner and trading advisor of the Fund and its fees were not negotiated at arm's length;
       (ii) Campbell & Company, the Commodity Broker (as defined herein) and the Foreign Exchange Dealers (as defined herein) may have incentives to favor other accounts over the Fund; and (iii) Campbell & Company, the Commodity Broker and the Foreign Exchange Dealers and their respective principals and affiliates may trade in the commodity markets for their own accounts and may take positions opposite or ahead of those taken for the Fund. See "Conflicts of Interest."

     - Limited Partners take no part in the management of the Fund.

     - Because Campbell & Company is both the general partner and trading advisor of the Fund, it has a disincentive to add or replace advisors, even if doing so may be in the best interests of the Fund. Notwithstanding such conflict, Campbell & Company, as general partner, has a fiduciary responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Fund. See "Conflicts of Interest."

     SEE "RISK FACTORS" AND "CONFLICTS OF INTEREST" FOR A MORE DETAILED DESCRIPTION OF THE FOREGOING AND OTHER SIGNIFICANT RISKS APPLICABLE TO AN INVESTMENT IN THE FUND.

     FUTURES AND FORWARD TRADING INVOLVES A HIGH DEGREE OF RISK. AN INVESTMENT IN THE FUND IS SPECULATIVE, AND SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTOR'S PORTFOLIO. THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS OBJECTIVES OR AVOID SUBSTANTIAL LOSSES.

INVESTMENT FACTORS

     - The Fund is a leveraged investment fund managed by an experienced, professional trading manager.

     - The Fund trades in a wide range of markets, including primarily financial instrument contracts, as well as metals, energy, and agricultural markets.

     - Campbell & Company utilizes several independent and different trading systems for the Fund.


     - If profitable, the Fund has the potential to provide a valuable component of diversification to traditional securities portfolios. According to modern portfolio theory, diversification of a portfolio over various non-correlated asset classes can increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. "Non-correlation" means that there is no statistically valid relationship on a historical basis between the returns generated from managed futures and those generated by investments in stocks or bonds. This term is often confused with "negative correlation," which means that the returns generated are in direct opposition to each other, i.e., when one investment class performs poorly, the other investment class tends to perform well, and vice versa. As a zero-sum risk transfer activity, futures and forward trading has no inherent correlation with any other investments. The Fund can provide diversification benefits only if it is profitable and other sectors of the portfolio are under-performing. The Fund may or may not be profitable when other sectors of the portfolio are under-performing. If the Fund were to be highly correlated with other investments in a Limited Partner's portfolio, the Fund would not provide additional diversification to such portfolio. Historically the returns of Campbell & Company's portfolios have been non-correlated with the returns of traditional stock and bond investments. However, no assurance can be given that this non-correlation will continue in the future, or that the Fund will be profitable. The Fund's profitability depends on the success of the trading techniques. Of course, an investment in the Fund may not necessarily have a positive rate of return, and if unprofitable the Fund will not increase the return on an investor's portfolio or achieve its diversification objectives.


     - An investment in the Units offers the advantage of limited liability in highly leveraged trading.


     - The Fund meets its margin requirements by depositing U.S. government securities with the Commodity Broker and the dealers. In this way, substantially all (i.e., 95% or more) of the Fund's assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities and time deposits with U.S. banks. The Fund receives all interest earned on its assets. (Maintenance of the Fund's assets in U.S. government securities and banks does not reduce the risk of loss from trading futures contracts.)

CAMPBELL & COMPANY, INC.


     - Description -- The office of Campbell & Company, Inc. and the Fund is located at 210 West Pennsylvania Avenue, Baltimore, Maryland 21204 (telephone: (410) 296-3301). The books and records of the Fund are kept at this office. Campbell & Company, the general partner and trading advisor, is a Maryland corporation organized in April 1978. It administers the Fund as well as directs its trading, and its principals have over 26 years of experience trading in the futures markets. As of February 28, 1998, Campbell & Company was managing approximately $950 million in the futures markets, including approximately $800 million in its Financial, Metal & Energy Large Portfolio (the "FME Large Portfolio"). The FME Large Portfolio, to which approximately 75% of the Fund's Assets are currently allocated, is concentrated in the financial markets (in interest rates, stock indices and foreign exchange), as well as metals and energy products. The remaining 25% of the Fund's assets is traded in the Global Diversified Large Portfolio, which includes many of the same markets as the FME Large Portfolio, as well as agricultural markets such as grains, meats, rubber, orange juice, coffee, and fibers. Campbell & Company currently allocates the Fund's assets as follows: approximately 83% to financial markets, 4% to metals, 11% to energy products, and 2% to agricultural markets. These percentages will fluctuate as market conditions, such as a given market's profitability and/or viability, change, and Campbell & Company reserves the right to respond to these changes by rebalancing the portfolio traded by changing allocations and adding or deleting markets traded within the given sectors. Campbell & Company has sole authority and responsibility for directing investment and reinvestment of the Fund's assets.



     - Trading Systems -- Campbell & Company employs a computerized, technical, trend-following approach combined with quantitative portfolio management analysis and seeks to identify and profit from sustained price trends. Two main trading systems (each utilizing two parameter sets) are utilized in most markets traded. Each system is used in the analysis of market movements and internal market and price configurations. A third trading system is also used for certain markets which appear to respond well to both trend-following and contra-trend following techniques. Campbell & Company utilizes a proprietary, volatility-based model for allocating capital to a portfolio's constituent markets. Each market is assigned a dollar risk value based on contract size and volatility, which forms the basis for structuring a risk-balanced portfolio.


CHARGES TO THE FUND

     - The Fund's charges, as set forth below, are substantial and must be offset by trading gains to avoid depletion of the Fund's assets.


    Campbell & Company.............  Brokerage Fee equal up to 8% of Net Assets per annum, of which portions are remitted to other entities as set forth below.

                                     20% of quarterly appreciation in the Fund's Net Assets,
                                     excluding interest income (and as adjusted for subscriptions and redemptions).

                                     Reimbursement of offering expenses over a 30-month period, estimated at and not to exceed 2.5% of the aggregate
                                     subscriptions accepted by Campbell & Company.

    Dealers........................  "Bid-ask" spread in off-exchange contracts.

    Others.........................  Operating expenses such as legal, auditing, printing and postage (up to a maximum of 0.5 of 1% of Net Assets per
                                     annum).



     - The Brokerage Fee is paid to Campbell & Company, which, in turn, remits up to 1% to the Commodity Broker, 4% to the Selling Agents and retains the remaining 3%.

     Estimate of Break-Even Level

     - In order for an investor to "break-even" on his investment in the first year of trading (i.e. for ending Net Asset Value to equal the initial amount invested), assuming an initial investment of $1,000, the Fund must earn $45 per Unit, or 4.50%. See "Charges to the Fund."


Assumed Initial Selling Price Per Unit......................   $1,000.00
                                                               ---------
Brokerage Fee (8%)..........................................   $   80.00
Organization & Offering Expense Reimbursement (1%)..........       10.00
Operating Expenses (0.5%)...................................        5.00
Less: Interest Income (5%)..................................      (50.00)
                                                               ---------
Amount of Trading Income Required for the Fund's Net Asset
  Value per Unit at the End of One Year to Equal the Initial
  Selling Price per Unit....................................   $   45.00
                                                               =========
Percentage of Assumed Initial Selling Price per Unit........        4.50%
                                                               =========


     - No upfront sales commissions are paid by investors.

     - All offering expenses will be advanced by Campbell & Company throughout the Continuing Offering and will be reimbursed, without interest, by the Fund in 30 equal monthly installments following the incurrence of the expense. This reimbursement obligation is subject to a maximum of 2.5% of the subscriptions accepted by Campbell & Company.

DISTRIBUTIONS AND REDEMPTIONS

     - The Fund is intended to be a medium - to long-term investment (3 to 5 years).

     - Units are transferable, but no market exists for their sale and none will develop. Monthly redemptions are permitted upon ten business days' written notice to Campbell & Company. Redemption fees apply through the first twelve month-ends following purchase (from and including the Closing Date on which the Unit is purchased) as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end, and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply.

     - Campbell & Company does not intend to make distributions, choosing instead to retain the Fund's capital for trading purposes.

FEDERAL INCOME TAX ASPECTS

     - In the opinion of counsel, the Fund will be classified as a partnership (and not be considered a publicly-traded partnership taxable as a corporation) for federal income tax purposes. As such, whether or not Campbell & Company has distributed any cash to the Partners, each Limited Partner will be required to report his or her allocable share of items of taxable gain, loss, income and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of (i) ordinary income or loss and
       (ii) 60% long-term capital gain or loss and 40% short-term capital gain or loss. Trading losses of the Fund, which may constitute ordinary or capital loss, depending on the contracts traded, may only be available to offset a limited amount of interest income allocated to the Limited Partners. Although Campbell & Company treats the Brokerage Fees and performance fees paid to Campbell & Company as ordinary expenses, such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible costs by the IRS. See "Federal Income Tax Aspects."

                              SECTION 2. RISK FACTORS

     THE FOLLOWING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL THE RISKS INVOLVED IN PURCHASING UNITS. POTENTIAL INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS BEFORE DETERMINING TO INVEST IN THE UNITS.

A.  MARKET RISKS

     (i) Futures and Forward Trading Is Volatile. Futures and forward contracts have a high degree of price variability. Futures and forward prices are subject to occasional rapid and substantial changes. Significant amounts can, therefore, be lost in a brief period of time, including all, or substantially all, of an investment.

     (ii) Futures and Forward Trading Is Highly Leveraged. The amount of margin funds necessary to be deposited with a futures broker in order to enter into a futures or forward contract position is typically about 2%-10% of the total value of the contract but can be more or less. Accordingly, a relatively small movement in the price of a contract can produce a loss that is equal to or substantially greater than the margin deposit. Combined with the volatility of futures and forward markets, the leveraged nature of the trading can cause the Fund to sustain large and sudden losses of its capital.

     (iii) Futures and Forward Markets Can Be Illiquid or Disrupted. Futures and forward positions cannot always be liquidated at the desired price; this illiquidity can occur when the market is thinly traded (relatively small volume of buy and sell orders). Futures trading also is subject to daily price fluctuation limits. These limits are restrictions imposed by futures exchanges for many futures contracts on the maximum price fluctuation that may occur in a contract on any one trading day. For example, if the price of a futures contract rises to its daily limit, no trades may take place that day above the limit price. Futures prices have moved to the daily limit for several consecutive days with little or no trading, and such situations could recur. Therefore, Campbell & Company may be unable for some time to liquidate certain unprofitable positions, thereby increasing the loss to the Fund from one or more trades. Disruptions may occur in any market due to political events. For example, foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports such as energy products or metals. These actions could result in losses to the Fund.

     (iv) Forward Transactions Are Not Regulated and Are Subject to Credit
Risk. The Fund trades forward contracts in foreign currencies and may do so in energy products and metals. Forward contracts are traded through a dealer market which is dominated by major money center banks and are not regulated by the CFTC. Thus, investors do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Fund. The Fund is subject to the risk of the inability or refusal on the part of the principals or agents with or through which the Fund trades to perform with respect to such contracts.

     (v) Limited Ability to Liquidate Investment in Units. There is no market for the Units. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. Furthermore, redemption fees apply to Units redeemed on or prior to the twelfth month-end following their purchase. If a large number of redemption requests were to be received at one time, the Fund might have to liquidate positions to generate cash to satisfy the requests. Such a forced liquidation could adversely affect the Fund.

     (vi) Futures Trading is Highly Speculative. Futures and forward trading is a "zero-sum" game in that for every gain there is an equal and offsetting loss. Such trading also has no inherent value or participation in economic growth. Unlike typical securities investments, there is no consistency of yield (as in the case of debt) or growth (as in the case of equity). Any increase in Unit value is entirely speculative.

     (vii) Non-Correlated, Not Negatively Correlated, Performance
Objective. Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and stocks or bonds (as opposed to negative correlation, where the performance would be exactly opposite between two asset classes). Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures markets are fundamentally different from the securities markets in a number of respects, and any comparison between them is subject to certain inherent and material limitations. If the Fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in the Units.


B.  TRADING RISKS


     (i) Trading Methods Based Upon Technical Criteria Are Dependent on the Occurrence and Recognition of Price Trends. The trading systems used by Campbell & Company for the Fund are technical, trend-following methods. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends (sustained movements, up or down, in futures prices). Such trends may not develop; there have been periods in the past without price trends. The profitability of Campbell & Company's systems also depends on its ability to recognize trends if and when they occur. There can be no assurance that Campbell & Company will be successful in that regard. No assurance can be given that Campbell & Company's methods will be successful or that investment results of the Fund will be similar to those achieved by Campbell & Company in the past.


     (ii) Other Trend-Following Programs May Reduce the Effectiveness of Trend-Following Techniques. The increase in the number of trading advisors using technical, trend-following systems could operate to the detriment of the Fund. It may become more difficult for the Fund to implement its trading strategy if other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures or forward positions or otherwise alter trading patterns.

     (iii) Speculative Position Limits May Alter Trading Decisions for the Fund. The CFTC has established limits ("speculative position limits") on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by Campbell & Company, including the account of the Fund, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Campbell & Company's trading decisions for the Fund or force liquidation of certain futures positions.

     (iv) Increase in Assets Under Management May Affect Trading
Decisions. Campbell & Company's current equity under management is at or near its all-time high. Campbell & Company has not agreed to limit the amount of additional equity which it may manage, and is actively engaged in seeking major new accounts. Future increases in equity under management may require Campbell & Company to modify its trading decisions for the Fund. It is not possible to predict the effect of any such modifications on Campbell & Company's future performance.

     (v) Trading Methods Involve Proprietary Methods. Investors will be committing funds to trading under Campbell & Company's trading methods, and the specific elements of these methods are proprietary to Campbell & Company. Therefore, a Limited Partner will not be able to determine the full details of the methods or whether the methods are being followed.

C.  TAX RISKS


     (i) Limited Partners' Tax Liability May Exceed
Distributions. Distributions to Limited Partners of the Fund's profits (if any) are at the discretion of Campbell & Company. If the Fund generates taxable income or gain for a taxable year, that income or gain will be taxable to the Limited Partners whether or not any cash has been distributed to the Partners.


     (ii) Taxation of Interest Income Irrespective of Trading Losses. The Net Asset Value of the Units reflects the trading profits and losses as well as the interest income earned and expenses incurred by the Fund. However, losses on the Fund's trading will be almost exclusively capital losses, and for non-corporate Limited Partners, net capital losses are deductible against ordinary income only to the extent of $3,000 per year.

Consequently, if a non-corporate Limited Partner had, for example, an allocable trading (e.g., capital) loss of $10,000 in a given fiscal year and allocable interest (after reduction for expenses) of $5,000, the Limited Partner would have incurred a net loss in the Net Asset Value of his Units equal to $5,000 but would recognize taxable income of $2,000. (The non-deductible $7,000 of capital loss would carry forward and could be used to offset gains and, subject to the $3,000 limitation, interest income in subsequent years.)


     (iii) Deductibility of Certain Expenses. Although Campbell & Company treats the Brokerage Fees and performance fees paid to Campbell & Company as ordinary and necessary business expenses, upon audit, the Fund may be required to treat such fees as "investment advisory fees," which are subject to substantial restrictions on deductibility for federal income tax purposes, and such treatment may create or increase the liability of non-corporate Limited Partners for the alternative minimum tax. In addition, it is possible that the IRS may require the Fund to treat a portion of the Brokerage Fee as a non-deductible syndication cost or require the Fund to capitalize the Brokerage Fees.


D.  OTHER RISKS

     (i) Fees and Commissions Are Charged Regardless of Profitability. The Fund is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on the Fund's profitability. Included in these charges are Brokerage Fees and operating expenses. See "Charges to the Fund." On the Fund's forward trading, "bid-ask" spreads are incorporated into the pricing of the Fund's forward contracts by the counterparties in addition to the Brokerage Fees paid by the Fund. It is not possible to quantify the "bid-ask" spreads paid by the Fund because the Fund cannot determine what, if any, profit its counterparty is making on the forward trades into which it enters. These spreads may represent a material execution cost to the Fund.

     (ii) Failure of Brokerage Firms; Disciplinary History of Commodity
Broker. The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If the Commodity Broker were not, in fact, to do so to the full extent required by law, the assets of the Fund might not be fully protected in the event of the bankruptcy of the Commodity Broker. Furthermore, in the event of the Commodity Broker's bankruptcy, the Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Commodity Broker's combined customer accounts, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with the Commodity Broker as margin) was held by the Commodity Broker. Dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets.

     The Commodity Broker has been the subject of certain regulatory and private causes of action. The material actions are described in "The Commodity Broker."


     (iii) Past Performance Is Not Necessarily Indicative of Future Results. No assurance can be given that the Fund will perform successfully in the future. Past performance is not necessarily indicative of future results.


     (iv) Conflicts of Interest. Campbell & Company has a conflict of interest because it acts as the general partner and sole trading advisor for the Fund. The fees payable to Campbell & Company were established by it and were not the subject of arm's length negotiation. Since Campbell & Company acts as both trading advisor and general partner, it is very unlikely that its advisory contract will be terminated by the Fund. Other conflicts are also present. See "Conflicts of Interest."

     (v) Reliance on Campbell & Company. Limited Partners are not entitled to participate in the management of the Fund or the conduct of its business. Rather, the Fund is wholly dependent upon the services of Campbell & Company. There can be no assurance that such services will be available for any length of time following the term of the Advisory Agreement. Furthermore, the incapacity of Campbell & Company's principals could have a material and adverse effect on Campbell & Company's ability to discharge its obligations under the Advisory Agreement.

     (vi) Possibility of Termination of the Fund Before Expiration of its Stated Term. As general partner, Campbell & Company may withdraw from the Fund upon 120 days' notice, which would cause the Fund to terminate unless a substitute general partner were obtained. Certain other events could also cause the Fund to terminate before the expiration of its stated term. See "Agreement of Limited Partnership."

     (vii) Lack of Statutory Regulation. If the registrations with the CFTC or memberships in the National Futures Association ("NFA") of Campbell & Company or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund. Although the Fund and Campbell & Company are subject to regulation by the CFTC, Campbell & Company is not registered as an investment adviser under the Investment Advisers Act of 1940 and the Fund is not subject to the Investment Company Act of 1940. Accordingly, investors do not have the protection of those statutes.

     (viii) Proposed Regulatory Change Is Impossible to Predict. The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

     (ix) Swaps, Hybrids and Other Derivatives Are Not Subject to CFTC Regulation. In the future, the Fund may trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearinghouse for these contracts and they are not regulated by the CFTC. Investors will not receive the protections which are provided by the CFTC's regulatory scheme.


     (x) Foreign Futures Contracts Are Not Subject to U.S. Regulation. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on or subject to the rules of a foreign board of trade. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. See the last paragraph of the "Commodity Futures Trading
Commission -- Risk Disclosure Statement" on page 5 of this Prospectus. The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised.


     (xi) Restrictions on Transferability. Limited Partners may transfer or assign Units owned by them only upon 30 days' prior written notice to Campbell & Company and if Campbell & Company is satisfied that the transfer complies with applicable laws and would not result in the termination of the Fund for federal income tax purposes. A transferee shall not become a substituted Limited Partner without the written consent of Campbell & Company. See "Agreement of Limited Partnership."

     (xii) Restrictions on Investment by ERISA Accounts. ERISA Account means a pension, profit-sharing, stock bonus or other retirement plan qualified(under
Section 401(a) of the Internal Revenue Code. When considering an investment in the Fund of the assets of an ERISA Account, a fiduciary with respect to such plan should consider among other things: (i) the definition of "plan assets" under the Employee Retirement Income Security Act ("ERISA") and regulations issued by the Department of Labor ("DOL") regarding the definition of plan assets and the potential retroactive application of such plan asset regulations issued by the DOL; (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1) of ERISA; (iii) whether the investment satisfies the prudence requirements of Section 404(a)(1) of ERISA; and (iv) that there will be no secondary market in which such fiduciary can sell or otherwise dispose of the Units. See "Federal Income Tax Aspects" and "Investments by ERISA Accounts."

     (xiii) A Single Advisor Fund May Be More Volatile Than a Multi-Advisor Fund. The Fund is a single-advisor managed futures fund. Potential investors should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, it is expected that the Fund will have a greater profit potential than investment vehicles employing multiple advisors, but will also have increased performance volatility and a higher risk of loss.

     (xiv) Broad Indices May Perform Quite Differently From Individual Investments. In the following discussion under "Investment Factors," the concepts of overall portfolio diversification and non-correlation of asset classes are discussed and illustrated by the use of a generally accepted index that represents each asset category. Stocks are represented by the S&P 500 Index, bonds by the Lehman Brothers Government Bond Index, and futures funds by the MAR Fund/Pool Qualified Universe Index. Because each index is a dollar weighted average of the returns of multiple underlying investments, the overall index return may be quite different from the return of any individual investment. For example, the "MAR Fund/Pool Qualified Universe," is a dollar weighted index of 420 managed futures funds. Accordingly, such index reflects the volatility and risk of loss characteristics of a very broadly diversified universe of advisors and not of a single fund or advisor. Therefore, the Fund's performance will be different than that of the MAR Fund/Pool Qualified Universe.


     THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF RISKS INVOLVED IN THIS CONTINUING OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE FUND.


                         SECTION 3. SELECTED FINANCIAL DATA

                 DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS


                                                    YEAR ENDED DECEMBER 31,
                                                 -----------------------------     PERIOD ENDED
                                                   1997       1996      1995     DECEMBER 31, 1994
                                                 --------   --------   -------   -----------------
Total Assets...................................  $220,404   $111,367   $46,492       $ 21,066
Total Partners' Capital........................   212,710    107,737    45,074         20,599
Total Income (Loss)............................    40,234     26,624     6,201         (1,215)
Net Income (Loss)..............................    24,011     19,058     3,509         (2,236)
Net Income (Loss) Per General and Limited
  Partner Unit.................................    208.78     327.00    103.74        (133.42)
Increase (Decrease) in Net Asset Value per
  General and Limited Partner Unit.............    181.48     296.12     88.27        (116.23)


     NOTE: The Fund commenced trading in April 1994; financial information is provided since that inception date.

                           SECTION 4. INVESTMENT FACTORS

     A. Value of Diversifying into Managed Futures. The following discussion and charts, which include the MAR Fund/Pool Qualified Universe Index, are intended to explain managed futures as an asset category, and to demonstrate the potential value of allocating a small portion of a portfolio to a managed futures investment, such as the Fund. The MAR index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The MAR index is not the same as an investment in the Fund, and the Fund may perform quite differently than the index, just as an individual stock may perform quite differently from the S&P 500 Index.


     The grey area of the chart below shows the benefit of adding 10% managed futures to a hypothetical portfolio made up of 60% stocks and 30% bonds, assuming an initial investment of $10,000. The combined portfolio showed improved returns over the last eighteen years, and lower volatility (a common measure of risk) than a portfolio made up of stocks and bonds alone.


                       VALUE OF INITIAL $10,000 PORTFOLIO
         WITH A 10% ALLOCATION TO THE MAR FUND/POOL QUALIFIED UNIVERSE
                        VS. A STOCKS AND BONDS PORTFOLIO

                         January 1980 -- December 1997


                                                   60% Stocks
                       60% Stocks                  30% Bonds
                       40% Bonds                   10% MAR
                       Annual                      Annual
       Month           Std. Dev. 9.80%             Std. Dev. 9.50%

                          10000                    10000
       Jan-80             9934.4                   10153.6
       Feb-80             9730.55                  10000.38
       Mar-80             9517.64                   9818.58
       Apr-80             9882.36                  10102.82
       May-80            10042.85                  10249.11
       Jun-80            10913.56                  11152.06
       Jul-80            10865.54                  11250.09
       Aug-80            10729.51                  11132.63
       Sep-80            11420.49                  11870.28
       Oct-80            11374.8                   11870.4
       Nov-80            11370.71                  11867.32
       Dec-80            12145.51                  12587.19
       Jan-81            12147.94                  12670.89
       Feb-81            12087.2                   12667.6
       Mar-81            12304.28                  12772.61
       Apr-81            12194.04                  12734.55
       May-81            12320.86                  12906.21
       Jun-81            12166.85                  12874.85
       Jul-81            12092.38                  12863
       Aug-81            12031.92                  12823
       Sep-81            11330.22                  12022.2
       Oct-81            11568.61                  12164.91
       Nov-81            11884.2                   12513.55
       Dec-81            12262.59                  12846.04
       Jan-82            12293.99                  12915.79
       Feb-82            12369.72                  13051.54
       Mar-82            11882.6                   12630.1
       Apr-82            11994.77                  12702.35
       May-82            12064.34                  12768.02
       Jun-82            11967.34                  12788.06
       Jul-82            12159.3                   12836.4
       Aug-82            12368.92                  13054.11
       Sep-82            13389.61                  14178.07
       Oct-82            13631.16                  14316.73
       Nov-82            13678.05                  14301.12
       Dec-82            15281.93                  15974.64
       Jan-83            15284.38                  16133.91
       Feb-83            15426.83                  16126.97
       Mar-83            16346.89                  17038.95
       Apr-83            16488.78                  17137.61
       May-83            16424.8                   17126.64
       Jun-83            17536.43                  18147.21
       Jul-83            17427                     18045.05
       Aug-83            17467.43                  18250.04
       Sep-83            17675.55                  18395.96
       Oct-83            17752.61                  18370.58
       Nov-83            17813.68                  18385.09
       Dec-83            17933.39                  18500.36
       Jan-84            17907.57                  18465.77
       Feb-84            17598.12                  18180.29
       Mar-84            17601.64                  18145.2
       Apr-84            17443.23                  18123.61
       May-84            17248.56                  17781.25
       Jun-84            17510.05                  18313.62
       Jul-84            17614.41                  18255.57
       Aug-84            18781.54                  19481.79
       Sep-84            19068.52                  19642.32
       Oct-84            19200.48                  19551.58
       Nov-84            19529.96                  20016.71
       Dec-84            19683.07                  20229.49
       Jan-85            19548.44                  20233.33
       Feb-85            20777.25                  21397.15
       Mar-85            20942.64                  21568.97
       Apr-85            21328.82                  21879.35
       May-85            22357.3                   22833.94
       Jun-85            22331.36                  23071.42
       Jul-85            22476.97                  23161.86
       Aug-85            21982.47                  22395.2
       Sep-85            22147.78                  22694.4
       Oct-85            22341.79                  23009.4
       Nov-85            24919.59                  25722.44
       Dec-85            24973.42                  25810.92
       Jan-86            25373.99                  26466
       Feb-86            27919                     29193.85
       Mar-86            27965.91                  29003.8
       Apr-86            27710.86                  28615.44
       May-86            29050.4                   29762.63
       Jun-86            29134.07                  29922.46
       Jul-86            29463.86                  30325.81
       Aug-86            28047.83                  28601.79
       Sep-86            28202.65                  28551.45
       Oct-86            28332.39                  28559.16
       Nov-86            29299.65                  29505.32
       Dec-86            31795.4                   32314.53
       Jan-87            32635.43                  33186.37
       Feb-87            33124.31                  33796.67
       Mar-87            32621.48                  33807.48
       Apr-87            32735.66                  33869.35
       May-87            33880.75                  34993.81
       Jun-87            34882.95                  36159.81
       Jul-87            35585.49                  36819.36
       Aug-87            34841.75                  36053.52
       Sep-87            30880.94                  31883.93
       Oct-87            29414.71                  30600.6
       Nov-87            30897.8                   32293.12
       Dec-87            32082.43                  33254.17
       Jan-88            33116.76                  34337.25
       Feb-88            32366.34                  33529.99
       Mar-88            32513.28                  33612.47
       Apr-88            32590.66                  33913.64
       May-88            33776.31                  35583.54
       Jun-88            33607.43                  35583.54
       Jul-88            32948.72                  34625.23
       Aug-88            34078.21                  35745.36
       Sep-88            34886.54                  36581.8
       Oct-88            34422.55                  36161.84
       Nov-88            34836.31                  36501.04
       Dec-88            36543.29                  38412.6
       Jan-89            35675.02                  37357.02
       Feb-89            36260.8                   38048.5
       Mar-89            37700.36                  39426.23
       Apr-89            38972.37                  41065.57
       May-89            39359.75                  41343.18
       Jun-89            41824.46                  44028.83
       Jul-89            42035.25                  44128.34
       Aug-89            42004.15                  43976.53
       Sep-89            41854.61                  43531.93
       Oct-89            42529.31                  44271.54
       Nov-89            43170.65                  45078.61
       Dec-89            41189.12                  43156.91
       Jan-90            41540.87                  43597.11
       Feb-90            42198.05                  44353.95
       Mar-90            41416.54                  43736.99
       Apr-90            44301.62                  46457.43
       May-90            44400.86                  46542.91
       Jun-90            44542.94                  46827.29
       Jul-90            41879.27                  44326.25
       Aug-90            40816.37                  43237.59
       Sep-90            40977.19                  43444.7
       Oct-90            42929.34                  45440.55
       Nov-90            43914.14                  46361.18
       Dec-90            45250.89                  47558.22
       Jan-91            47295.33                  49648.88
       Feb-91            48078.54                  50676.12
       Mar-91            48359.31                  50906.19
       Apr-91            49685.33                  52226.69
       May-91            48292.15                  50810.3
       Jun-91            49872.27                  52238.58
       Jul-91            51044.27                  53182.53
       Aug-91            50961.58                  53228.8
       Sep-91            51550.69                  53717.44
       Oct-91            50510.4                   52557.15
       Nov-91            54666.39                  57472.82
       Dec-91            53715.2                   56192.9
       Jan-92            54217.97                  56498.59
       Feb-92            53457.84                  55707.61
       Mar-92            54535.55                  56700.31
       Apr-92            55099.45                  57177.73
       May-92            54922.03                  57205.75
       Jun-92            56823.43                  59405.88
       Jul-92            56335.88                  59051.82
       Aug-92            56254.76                  58838.65
       Sep-92            56048.86                  58689.78
       Oct-92            57157.51                  59895.86
       Nov-92            58021.73                  60666.72
       Dec-92            58759.77                  61261.86
       Jan-93            59779.84                  62521.4
       Feb-93            60615.56                  63341.68
       Mar-93            59922.12                  62755.77
       Apr-93            60859.3                   63784.97
       May-93            61505.63                  64405.6
       Jun-93            61507.35                  64618.65
       Jul-93            63456.15                  66504.48
       Aug-93            63260.58                  66223.03
       Sep-93            64142.05                  67093.47
       Oct-93            63493.06                  66492.44
       Nov-93            64052.69                  64052.69
       Dec-93            65971.71                  68968.41
       Jan-94            63815.09                  66815.91
       Feb-94            61022.54                  64296.95
       Mar-94            61201.46                  64472.61
       Apr-94            61635.13                  65080.97
       May-94            60487.49                  64149.01
       Jun-94            62505.35                  65961.22
       Jul-94            63850.47                  67324.64
       Aug-94            62104.79                  65781.56
       Sep-94            62851.29                  66586.07
       Oct-94            61637.01                  65316.94
       Nov-94            62561.56                  66119.68
       Dec-94            64014.12                  67414.5
       Jan-95            66104.94                  69598.19
       Feb-95            67441.98                  71403.99
       Mar-95            69027.54                  73078.41
       Apr-95            71795.69                  75804.38
       May-95            73017.51                  76910.97
       Jun-95            74362.2                   78255.07
       Jul-95            74822.2                   78255.07
       Aug-95            77004.02                  80784.87
       Sep-95            77637.14                  81290.75
       Oct-95            80166.56                  83904.25
       Nov-95            81548.31                  85531.65
       Dec-95            83410.88                  87602.37
       Jan-96            82249.8                   86448.65
       Feb-96            82451.97                  86789.95
       Mar-96            82970.09                  87724.16
       Apr-96            84197.55                  88881.59
       May-96            84824.49                  89421.63
       Jun-96            82660.79                  87077.18
       Jul-96            83446.06                  87997.58
       Aug-96            86817.95                  91664.27
       Sep-96            89018.61                  94284.77
       Oct-96            93675.53                  99456.66
       Nov-96            92179.91                  97840.89
       Dec-96            95326.93                 101595.04
       Jan-97            95776.87                 102275.73
       Feb-97            92480.23                  98963.02
       Mar-97            96658.49                 103058.11
       Apr-97           100631.16                 107134.06
       May-97           104117.02                 110723.05
       Jun-97           111542.64                 118530.13
       Jul-97           106514.3                  113177.31
       Aug-97           111226.5                  117990.74
       Sep-97           110483.5                  116728.24
       Oct-97           114136.09                 120533.58
       Nov-97           116053.57                 122606.76


    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the MAR Fund/Pool Qualified Universe Index, in combination with stocks and bonds. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Bond Index. These are passive indices of equity and debt securities respectively which are generally purchased by investors with an investment objective of capital preservation, growth or income. The MAR Fund/Pool Qualified Universe Index is a dollar weighted index of 420 managed futures funds, including the performance of current as well as retired funds, whose objective is speculative trading profits. The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph, nor the performance tables in this Prospectus should be interpreted to mean that the Fund will obtain similar results or generate any profits whatsoever in the future.


     Modern Portfolio Theory suggests that a portfolio manager should diversify into asset categories that have little or no correlation with the other asset categories in the portfolio. The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even an investor who diversifies into international stocks and bonds may not obtain enough non-correlation. Over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts. The logical question that then arises is: "What investment can add value to a portfolio by enhancing returns and reducing portfolio volatility?"

     Historically, managed futures investments have had very little correlation to the stock and bond markets. Campbell & Company believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the reward/risk profile of a portfolio, as demonstrated in the graphs below. Non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of the portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

 VALUE OF INITIAL $10,000 PORTFOLIO WITH A 10% ALLOCATION TO THE MAR FUND/POOL
                               QUALIFIED UNIVERSE
                        VS. A STOCKS AND BONDS PORTFOLIO

                           January 1980-December 1997


                     Growth of Initial $10,000 Investment
60% Stocks/ 40% Bonds                         60% Stocks/ 30% Bonds/ 10% Futures
$116,054                                      $122,607

           RISK as Measured by Standard Deviation of Annual Returns
60% Stocks/ 40% Bonds                         60% Stocks/ 30% Bonds/ 10% Futures
9.80%                                         9.50%


    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graphs depict the actual performance of the MAR Fund/Pool Qualified Universe, in combination with stocks and bonds. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income. The MAR Fund/Pool Qualified Universe Index is a dollar weighted index of 420 managed futures funds, including the performance of current as well as retired funds, whose objective is speculative trading profits. The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph, nor the performance tables in this Prospectus should be interpreted to mean that the Fund will obtain similar results or generate any profits whatsoever in the future.

     Non-correlated performance is not negatively correlated performance. Campbell & Company has no expectation that the performance of the Fund will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa. Non-correlation means only that the performance of the Fund has, in Campbell & Company's judgment, a substantial likelihood of being unrelated to the performance of equities and debt instruments, reflecting Campbell & Company's belief that certain factors which affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline or increase more or less than equity and debt instruments during both bear and bull markets.

     B. Advantages of Futures Fund Investments. There are many structural advantages offered by the futures markets in general, and a futures fund in particular, that make managed futures an efficient way to trade global markets.

     (i) Profit Potential. The leverage available in trading futures, forward and option contracts offers profit opportunity. Of course, leverage also increases the magnitude of any losses incurred.

     (ii) 100% Interest Credit. Unlike some "alternative investment" funds, the Fund will not be required to borrow money in order to obtain the leverage used in its trading strategy. Accordingly, the Fund will not incur any interest expense. Rather, the Fund's margin deposits will be maintained in cash equivalents, such as U.S. Treasury bills. Interest is earned on 100% of the Fund's available assets (which include unrealized profits credited to the Fund's accounts).

     (iii) Global Diversification Within a Single Investment. Futures and related contracts can be traded in many countries, which makes it possible to spread risk and profit opportunity around the globe. This diversification is available not only geographically, but also across market sectors. For example, an investor can trade interest rates, stock indices, and currencies in several countries around the world, as well as energy, base metals, meats, grains and tropical commodities. While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.

     (iv) Ability to Profit (or Lose) in a Rising or Falling Market Environment. Because there are no prohibitions against short sales in the futures and related markets, it is no more difficult to establish short positions and thereby profit from declining markets, than it is to establish long positions. It is this potential to make money, whether markets are rising or falling, anywhere around the globe, which makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, he will lose money until the short position is exited.

     (v) Professional Trading. The Fund provides access to the trading skills of one of the world's largest and most experienced Commodity Trading
Advisors -- Campbell & Company. Campbell & Company's approach includes the following elements:

        a) Disciplined Money Management. The amount allocated to any single market position ranges typically from 1% to 3% of portfolio equity. However, no guarantee is made that losses will be limited to these percentages.

        b) Balanced Risk. The portfolio is balanced by allocating capital among more than 40 markets around the globe. Among the factors considered for determining the portfolio mix are: market volatility, liquidity and trending characteristics.

        c) Capital Management. When proprietary risk/reward indices reach predetermined levels, commitments may be increased during favorable periods and decreased during less favorable periods in an attempt to reduce performance volatility.

        d) Multiple Systems. While the Fund's approach is to find emerging trends and follow them to conclusion, no one system is right all of the time. The Fund utilizes a multi-system strategy that divides capital among different trading systems in an attempt to reduce performance volatility.

     (vi) Convenience. The Fund provides a convenient means to participate in global markets and opportunities without the time required to master complex trading strategies and monitor multiple international markets.

     (vii) Liquidity. In most cases the underlying markets have excellent liquidity. Some markets trade 24 hours on business days. There can be exceptional cases where there may be no buyer or seller for a particular market. However, one of the selection criteria for a market to be included in the Fund is good liquidity, and "lock limit" situations have not been common. Investors may redeem all or a portion of their Units on a monthly basis, subject to a declining redemption fee during the first year of ownership.


     (viii) Limited Liability. The liability of investors in the Fund is limited to the amount of their investment in the Fund. Limited Partners will never be required to contribute additional capital to the Fund.

                        SECTION 5. CAMPBELL & COMPANY, INC.


     A. Description. Campbell & Company, Inc. ("Campbell & Company") is the general partner and trading advisor of the Fund. It is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January, 1974. Its offices are located at 210 West Pennsylvania Avenue, Baltimore, Maryland 21204, and its telephone number is (410) 296-3301. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. As of February 28, 1998, Campbell & Company had approximately $950 million under management in the futures and forwards markets (including approximately $800 million traded pursuant to the same Financial, Metal & Energy Large Portfolio as primarily traded by the Fund).


     Campbell & Company is a member of the NFA and has been registered as a commodity pool operator since September 10, 1982 and as a commodity trading advisor since May 6, 1978. It was the sole pool operator and general partner of The Capital Fund I for a period of time as well as co-pool operator and co-general partner of other pools with Mr. D. Keith Campbell. Campbell & Company's compensation is discussed in "Charges to the Fund." The principals of Campbell & Company have not purchased and do not intend to purchase Units. Campbell & Company has agreed that its capital account as general partner at all times will equal at least 1% of the net aggregate capital contributions of all Partners. There has never been any material administrative, civil or criminal proceedings brought against Campbell & Company or its principals, whether pending, on appeal or concluded. Additional past performance information for Campbell & Company begins on page APP-II-1.


     Campbell & Company's principals are Richard M. Bell, D. Keith Campbell, William C. Clarke III, Bruce L. Cleland, Xiaohua Hu, Phil Lindner, James M. Little, Theresa D. Livesey, V. Todd Miller, Albert Nigrin, Markus Rutishauser, David M. Salmon, and C. Douglas York. The sole voting stockholder of Campbell & Company is D. Keith Campbell.



     Richard M. Bell, age 45, serves as a Senior Vice President - Trading. Mr. Bell began his employment with Campbell & Company in May, 1990. His duties include managing daily trade execution of the assets under Campbell & Company's management. From 1986 through 1990 Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange (PHLX) and Philadelphia Board of Trade (PBOT). From 1975 through 1986, Mr. Bell was a stockholder and Executive Vice President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell owns a seat on the PHLX and a Philadelphia Currency Participation, which are leased out. Mr. Bell graduated from Lehigh University with a B.S. in Finance.



     D. Keith Campbell, age 55, has served as Chairman of the Board of Directors of Campbell & Company since it began operations, was President until January, 1994 and Chief Executive Officer until January 1998. Mr. Campbell is the sole voting stockholder. From 1971 through June 1978, he was a registered representative of a futures commission merchant. He has acted as a commodity trading advisor since January 1972 when, as general partner of Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of Campbell Fund. Since that time he has applied various technical trading systems to numerous discretionary commodity trading accounts in which Campbell & Company has had discretionary trading authority. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. He is an Associated Person of Campbell & Company.



     William C. Clarke III, age 46, joined Campbell & Company in June, 1977. He is Executive Vice President - Research and a Director of Campbell & Company. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an Associated Person of Campbell & Company.



     Bruce L. Cleland, age 50, joined Campbell & Company in January, 1993. Mr. Cleland serves as President, Chief Executive Officer and a Director. Prior to January, 1994, he was Executive Vice President. From May 1996 through December 1992, Mr. Cleland served in the following principal roles with the following firms; President, F&G Management, Inc., a commodity trading advisor; President, Institutional

Brokerage Corp., a floor broker; Principal, Institutional Advisory Corp., a commodity trading advisor and commodity pool operator; Principal, Hewlett Trading Corporation, a commodity pool operator; Principal of Institutional Energy Corporation, an introducing broker. Prior to this Mr. Cleland was employed by Rudolf Wolff Futures, Inc., a futures clearing merchant, where he served as President until 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell & Company.


     Xiaohua Hu, 34, serves as a Vice President-Research. He has been employed by Campbell & Company since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell & Company's trading systems. From 1992 to 1994 he was employed in Japan by Line System as a software engineer, where he participated in the research and development of computer software, including programs for production systems control and software development. Mr. Hu received his B.A. in Manufacturing Engineering from Changsha University of Technology in China in 1982. He went on to receive an M.A. and Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan, in 1987 and 1992 respectively. During his studies at Toyohashi, Mr. Hu was also a Visiting Researcher in Computer Science and Operations Research and published several research papers.



     Phil Lindner, 43, serves as Vice President-Information Technology. He has been employed by Campbell & Company since October 1994, became the IT Director in March 1996, and Vice President in January 1998. He oversees Campbell & Company's computer and telecommunications systems, including a staff of programmers that program proprietary applications for Campbell & Company's Trading, Fund Administration, and Accounting functions, and provide complete computer systems support to all Campbell & Company employees. Prior to joining Campbell & Company, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.



     James M. Little, age 51, joined Campbell & Company in April 1990 and serves as Executive Vice President-Marketing and as a Director of Campbell & Company. Immediately prior to that, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. For the three years prior to that he was the Chief Executive Officer of James Little & Associates, Inc., a registered commodity pool operator and registered broker-dealer. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. Mr. Little has extensive experience in the futures industry having worked in the areas of hedging, floor trading and managed futures. He is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment publications. Mr. Little is an Associated Person of Campbell & Company.



     Theresa D. Livesey, age 35, serves as the Chief Financial Officer, Treasurer, Secretary and a Director of Campbell & Company. Ms. Livesey joined Campbell & Company in June 1991. In addition to her role as CFO, Ms. Livesey also oversees administration and compliance at Campbell & Company. From December 1987 to June 1991 she was employed by Bank Maryland Corp, a publicly-held company. When she left she was Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Livesey is a C.P.A. and has a B.S. in Accounting from the University of Delaware.



     V. Todd Miller, 36, serves as a Vice President-Research. He has been employed by Campbell & Company since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell & Company's trading systems. From 1993 to 1994, Mr. Miller was an assistant professor in the department of Computer Information Science at the University of Florida, where he taught classes in object oriented programming, numerical analysis, and programming in C, C++ and LISP. Mr. Miller holds a variety of degrees from the University of Florida, beginning with an Associates degree in architecture. He followed that in 1986 with a B.A. in Business with a concentration in computer science. In 1988 he received his M.A. in Engineering with a concentration in artificial intelligence. He completed his education in 1993 with a Ph.D. in Engineering with a concentration in computer simulation.



     Albert Nigrin, 36, serves as a Vice President-Research. He has been employed by Campbell & Company since 1995 in the Research Department, where he has a major role in the ongoing research and development of Campbell & Company's trading systems. From 1991 to 1995 Mr. Nigrin was an assistant professor in the department of Computer Science and Information Systems at American University in Washington D.C., where he taught classes in artificial intelligence, computer programming and algorithms to both graduate and undergraduate students. While teaching, he also wrote and published a book with MIT Press, Neural Networks for Pattern Recognition. Mr. Nigrin received a B.A. in Electrical Engineering in 1984 from Drexel University. He then proceeded directly to a Ph.D. program and received his degree in Computer Science in 1990 from Duke University, where his doctoral studies concentrated in the areas of artificial intelligence and neural networks.



     Markus Rutishauser, 36, serves as Vice President-Trading, and has been employed by Campbell & Company since October 1993, with responsibility for day-to-day foreign exchange trading. Prior to joining Campbell & Company, Mr. Rutishauser worked two years at Maryland National Bank in Baltimore as an Assistant Vice President in Foreign Exchange trading. Prior to that, he was employed by Union Bank of Switzerland, spending four years in their Zurich office and another four years in their New York office, in the Foreign Exchange Department. Mr. Rutishauser graduated from the University of Fairfield with a degree in Finance. He subsequently completed his MBA at the University of Baltimore in January 1996.



     David M. Salmon, age 57, is a Director of Campbell & Company. Since January 1976 Mr. Salmon has participated actively as a consultant in the development and implementation of research and trading software at Campbell & Company. During this time, Mr. Salmon has not been an employee of Campbell & Company, but has worked under a consulting contract with his own computer consulting firm, David Salmon, Inc. Prior to his work with Campbell & Company, Mr. Salmon worked in the field of systems development and optimization with Systems Control, Inc. and Stanford Research Institute. Mr. Salmon holds a B.S.E.E. from the University of Auckland, New Zealand, M.S.E.E. from Northeastern University and Ph.D. in Electrical Engineering from the University of Illinois, Urbana.



     C. Douglas York, 40, has been employed by Campbell & Company since November, 1992. He is a Senior Vice President-Trading for Campbell & Company. His duties include managing daily trade execution for foreign exchange markets and forward contracts on precious metals and energy markets. From January 1991 to November 1992, Mr. York worked for Black & Decker as Global Foreign Exchange Manager. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an Associated Person of Campbell & Company.

             CAMPBELL & COMPANY, INC. -- STAFF AS OF MARCH 1, 1998


                                [ORGANIZATION]
                                   [CHART]


     B. The Advisory Agreement. The Advisory Agreement delegates to Campbell & Company sole authority and responsibility for directing the investment and reinvestment of the Fund's assets. The term of the Advisory Agreement is for successive one year periods subject to each party's right to terminate on 60 days prior written notice. The Advisory Agreement provides that Campbell & Company shall not be liable to the Fund except for conduct constituting negligence, misconduct, a material breach of the Advisory Agreement, or a misleading statement or omission of a material fact relating to Campbell & Company in the Prospectus. Campbell & Company has agreed to indemnify the Fund for liabilities incurred by it, provided that Campbell & Company is liable to the Fund pursuant to the standard set forth earlier in this paragraph. There are conflicts of interest inherent in Campbell & Company acting as a general partner and advisor of the Fund. These include that (i) the selection of itself as advisor was not objective, (ii) it has a disincentive to replace itself as the advisor, and (iii) the fees were not negotiated at arm's length. See "Conflicts of Interest." The Advisory Agreement is not intended to alter any state-law fiduciary duty standards. For so long as Campbell & Company is the trading advisor and the general partner, it is highly unlikely that the Fund will terminate the Advisory Agreement.


     C. The Trading Systems. The Fund's trading decisions will be made by Campbell & Company based on its computerized technical trading systems. These systems are used in the analysis of market movements and internal market and price configurations. Investors are cautioned that the elements of the trading system to be employed are proprietary to Campbell & Company. Thus, it is impossible to determine whether Campbell & Company is following the trading system. There can be no assurance that, even if the trading system were followed, it would produce results similar to those produced in the past.


     Campbell & Company offers seven distinct trading portfolios: the Financial, Metal & Energy Large Portfolio, the Financial, Metal & Energy Small Portfolio, the Foreign Exchange Portfolio, the Global Diversified Large Portfolio, the Global Diversified Small Portfolio, the Interest Rates, Stock Indices and

Commodities ("ISC") Portfolio, and the Ark Portfolio. Approximately 75% of the Fund's assets are currently allocated to trading pursuant to the Financial, Metal & Energy Large Portfolio which trades foreign exchange forward contracts and futures including precious metals, petroleum, stock market indices, interest rate instruments and foreign currencies. The remaining approximately 25% of the Fund's assets are currently allocated to trading pursuant to the Global Diversified Large Portfolio, which trades in a wide range of foreign exchange forward contracts and futures markets, including, but not limited to, petroleum, coffee, rubber, orange juice, precious metals, grains, fibers, meat and livestock, stock market indices, interest rates and foreign currencies. Currently, Campbell & Company allocates the Fund's assets as follows: 83% to financial markets, 4% to metals, 11% to energy products, and 2% to agricultural markets. These percentages will fluctuate as market conditions change. The Foreign Exchange Portfolio includes only the currency markets traded by Campbell & Company in either the forward market or the futures markets including outright and cross-rate positions. The ISC Portfolio trades in all markets traded by the Global Diversified Portfolio except for currencies. The Ark Portfolio is a portfolio designed for smaller accounts with assets of less than $500,000 ($150,000 minimum), which are traded in financial markets.



           PORTFOLIO COMPOSITION OF THE FUND AS OF FEBRUARY 1, 1998:


 (Portfolio composition, including markets traded and percentage allocations to each market, may change at any time if Campbell & Company determines such change to be in the best interests of the Fund).


CROSS RATES                        24%
 SK/DK
 BP/DM
 AD/JY
 BP/JY
 CD/JY
 DM/JY
 SF/JY
 DM/IL
 JY/IL
 DM/PT
 DM/SF

CURRENCIES                         22%
 Australian Dollar
 British Pound
 Deutsche Mark
 ECU
 French Franc
 Japanese Yen
 New Zealand Dollar
 Spanish Peseta
 Swiss Franc

LONG-TERM
INTEREST RATES                     19%
 Australian 10-Yr. Note
 German Bund
 German Bobi
 Italian Bond
 Spanish Bond
 U.S. 10 Year Note

 Australian 3-Yr. Note
 British Bond
 French Bond
 Japanese Bond
 U.S. 30 Year Bond
 U.S. 5 Year Note

STOCK INDICES                      15%
 Australian SPI
 London FT-SE
 German Stock Index
 Nikkei
 S&P 500
 Spanish Stock Index


ENERGY                             11%
 Brent Crude Oil
 New York Crude Oil
 Gas Oil
 Natural Gas

METALS                              4%
 Aluminum
 Copper
 Nickel
 Gold

SHORT-TERM
 INTEREST RATES                     3%
 Australian 90-Day Bill
 Canadian 90-Day Bill
 Eurodollar
 Euroyen
 Short Sterling

AGRICULTURAL                        2%
 Meats
 Soy Products
 & Wheat
 RubberCoffee
 Corn
 Cotton
 Orange Juice


     Campbell & Company renders trading decisions for all its Portfolios based on its proprietary technical trend-following models. These models are designed to follow intermediate to long-term price trends and also utilize quantitative portfolio management analysis. The principal objective of the models is to profit from major and sustained price trends. The basic concepts on which they are built were developed through research efforts in 1976 and 1980. Since that time, Campbell & Company's models have continued to evolve as ongoing research and increased computing power have expanded its ability to analyze price and market parameters.



     Campbell & Company has two main trend-following trading models. The differences between the two models are primarily in their sensitivity to price action. One model, for example, may assume positions relatively quickly and place comparatively close stop-loss orders on market entry while the other model may tend to assume positions less quickly and consolidate profits, where available, more slowly. Furthermore, each model may vary as to the time or price at which the transaction determined by it is signaled. For example, one model may attempt a transaction at any time during the day that a price objective is reached, and the other may attempt a transaction at the opening of the market or at the close of trading on the same day. On occasion one of the models may trigger a long position signal while the other model recommends a short position in the same financial instrument. It is unlikely that both positions would prove profitable, and in retrospect one or both trades will appear to have been unnecessary. On occasion, the models might temporarily recommend opposing positions in the same delivery month of the same financial instrument, in which case the recommendations would cancel each other out, and a neutral position would be assumed. It is Campbell & Company's policy to follow trades signaled by each model independent of what the other model may be recommending. Campbell & Company believes that utilizing more than one trading model on the same account offers diversification, and is most beneficial when numerous contracts of each commodity are traded.



     Over the past several years, Campbell & Company's research has resulted in several changes that have increased the quality of returns (i.e., decreased variability or volatility of performance, while still maintaining attractive returns).


     First, a number of additional markets were added. Most of these were foreign markets with low correlation to the existing markets traded, thus increasing overall diversity of the portfolios. Additional markets may be added in the future. Some markets may also be deleted from time to time if their performance does not meet expectations.


     Second, an additional set of parameters was added to each trading model, as it was found that using several different parameter sets to measure market movement also increased diversity and smoothed the volatility of performance. This improved quality of performance allowed for an increase in leverage.



     Third, a "Risk Reduction" method was added to Campbell & Company's models to analyze market volatility and make adjustments to market positions. Over the course of a long-term trend, there are times when the risk (volatility) of the market is not justified by the potential reward. Risk reduction assesses the risk/reward ratio of the trend, and if this ratio becomes imbalanced, the model is signaled to exit the trade, prior to the end of the trend. While there is some risk to this method (for example, being out of the market during a significant, fast moving trend), research indicates that it has also added to the smoothing of performance.



     A third trading model is now used for certain markets which appear to respond well to both trend-following and contra-trend-following techniques.



     Campbell & Company may, in the future, develop additional trading models and modifications of models currently in use and, in all likelihood, will employ such models for the Fund. The models currently in use by Campbell & Company may be modified or even eliminated from use if, in Campbell & Company's opinion, such action is warranted.



     While Campbell & Company follows a disciplined computerized approach to the markets, on occasion it may, if it deems it advisable, override the signals generated by the models. Such modifications may, or may not, prove beneficial to the results achieved.


     Campbell & Company also employs a quantitative portfolio management strategy the purpose of which is to assess and manage overall portfolio risk. This component of the overall Campbell & Company approach includes several elements, including portfolio balance, capital allocation, and risk limitation. One objective of portfolio management is to determine periods of high and low portfolio risk. When, in the opinion of Campbell & Company, such points are reached, positions may be reduced or increased so that portfolio risk is decreased or increased, respectively. It is possible, however, that during periods of reduction the markets may continue to produce profits before the portfolio cash can be redeployed in market positions. The return that would otherwise have been realized, had the account been more fully invested, would thereby be reduced. Campbell & Company may, from time to time, increase or decrease the number of contracts held based on increases or decreases in the Fund's assets allocated to its management, changes in internal market conditions, perceived changes in portfolio-wide risk factors, or other factors which Campbell & Company deems relevant.

     Campbell & Company utilizes proprietary risk control methods for the purpose of allocating capital to a portfolio's constituent markets. This method seeks to achieve theoretically equal weighting for the individual markets and groups that make up a portfolio. An average of between 1% and 3% of portfolio assets are allocated to any given market position based on this risk assessment. Long and short positions receive equal weight. Stops are placed, monitored and adjusted according to the trading models, in order to minimize losses while maximizing gains.



     Campbell & Company endeavors to achieve a balance in market commitments, based primarily upon number of contracts, contract value, margin requirements, total available capital and market volatility for each futures, forward or option contract traded. From time to time there may be a wide variance in the positions held, based on any of the aforementioned factors. Campbell & Company estimates that based on the margin required to maintain a position, normal commitments to each commodity or financial instrument range between 1% and 3% of the Fund's Net Assets. On an overall basis, aggregate commitments to margin for all contracts traded range between 20% and 40% of the Fund's Net Assets. From time to time, margin commitments may be above or below the foregoing ranges.



     In some instances, due to the lack of volume in a particular future, forward or option contract traded, the Fund's position will be limited to the number of contracts that Campbell & Company believes can be bought or sold without undue adverse price movement at the time of execution. Thus, in certain cases, the Fund's portfolio would be influenced by liquidity factors to the extent that its positions in such commodities might be substantially smaller than its positions in other commodities which appear to offer greater liquidity.


     Campbell & Company monitors the Fund's level of trading commitments as a whole, and in each commodity or financial instrument, with regard to the margins required, market volatility, the likelihood of trends, and other factors as from time to time Campbell & Company deems appropriate. Campbell & Company believes that risk control is a highly important factor in successful portfolio management and that balancing the level of margin committed to each commodity tends to lower risk. However, the Fund may in some instances hold the same or a larger number of contracts in more volatile commodities than in less volatile commodities. While this strategy does not create a completely balanced portfolio, it is Campbell & Company's belief that more volatile commodities tend, over time, to be more profitable because of a greater likelihood of substantial price trends. Therefore, the Fund's portfolio may not necessarily be balanced among all commodities with respect to either margin requirements or volatility.

     Campbell & Company issues its orders to the various brokerage firms through which it executes trades from time to time during the day. Executions for the Fund's account and Campbell & Company's other accounts may be made during the day on a "stop" basis where an order becomes a market order when the specified stop price is reached; "at the market" where the order is executed as soon as possible after being received on the floor of the exchange; on a "limit" basis where an order is placed to buy or sell at a specified price or better than the specified price; and on a "closing price" basis which is a contingent order based on the closing range of the market close. Order placement varies in accordance with the system being used, the type of market encountered, and the type of order that can be used on the exchange where a particular futures contract is traded. In the case of the Fund, it is the responsibility of the Commodity Broker to obtain execution of such orders.

 SECTION 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                            RESULTS OF OPERATIONS


     A. Introduction. The offering of the Fund's Units of Limited Partnership Interest commenced on January 12, 1994, and the initial offering terminated on April 15, 1994 with proceeds of $9,692,439. The continuing offering period commenced immediately after the termination of the initial offering period; additional subscriptions totaling $209,461,733 have been accepted during the continuing offering period as of March 1, 1998. Redemptions over the same time period totaled $31,593,476. The Fund commenced operations on April 18, 1994.


     B. Capital Resources. The Fund will raise additional capital only through the sale of Units offered pursuant to the Continuing Offering, and does not intend to raise any capital through borrowing. Due to the nature of the Fund's business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.


     C. Liquidity. Most United States commodity exchanges limit fluctuations in commodity futures contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses which could exceed the margin initially committed to such trades. In addition, even if commodity futures prices do not move to the daily limit, the Fund may not be able to execute futures trades at favorable prices, if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Fund's commodity futures trading operations, the Fund's assets are expected to be highly liquid.



     D. Results of Operations. The returns for the years ended December 31, 1997 and 1996 were 14.31% and 30.46%, respectively.



     For 1997, the majority of the 14.31% increase occurred in the second half of the year, when approximately 90% of the total trading gains for the year were posted. Unprecedented volatility in global equity markets provided good trading opportunities, particularly in the stock indices and interest rates futures. The long positions maintained in the S&P 500 Index and natural gas futures contracts proved to be the best performing markets for the year. Trading in the currencies sector also provided significant contributions to the positive performance. The Fund continues to benefit from new capital management strategies and more diverse portfolios. The 14.31% increase was the result of an approximate 19.22% increase due to trading gains (before commissions) and an approximate 4.76% increase due to interest income, offset by an approximate 9.67% decrease as a result of brokerage fees, performance fees, and operating costs borne by the Fund.


     For 1996, the majority of the increase occurred in the last quarter of the year, when approximately 70% of the total trading gains for the year were posted. Upward trends in foreign and domestic bonds, coupled with a strong U.S. dollar and British pound were the best performers during this quarter, with bullish trends in natural gas and copper also providing profits on the Fund's long positions. The long position maintained in the S&P 500 also proved profitable in this quarter, although performance in this market was flat for the Fund for the year. Downside volatility was well contained, and the largest draw-down for the year of 5.97% occurred in February 1996, when long U.S. and Australian bond positions were covered and reversed in sharply falling markets. The 30.46% increase was the result of an approximate 37.38% increase in Net Asset Value due to trading gains (before commissions) and an approximate 5.18% increase in Net Asset Value due to interest income, offset by an approximate 12.10% decrease in Net Asset Value as the result of brokerage fees, performance fees and operating costs borne by the Fund.


     The Fund is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on commodity futures contracts. Because the Fund generally uses a small percentage of assets as margin, the Fund does not believe that any increase in margin requirements, if adopted as proposed, will have a material effect on the Fund's operations. Management cannot predict whether the Fund's Net Asset Value per Unit will increase or decrease. Inflation is not a significant factor in the Fund's operations, except to the extent that inflation may affect futures' prices.



     E. Off-Balance Sheet Risk. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Fund (market risk) that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions of the Fund at the same time, and if Campbell & Company were unable to offset positions, the Fund could lose all of its assets and the Limited Partners would realize a 100% loss. Campbell & Company minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. In the case of forward contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions, thus there may be greater counterparty credit risk. Campbell & Company trades for the Fund only with those counterparties which it believes to be creditworthy. All positions of the Fund are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse, or other counterparty will be able to meet its obligations to the Fund.

      SECTION 7. PAST PERFORMANCE OF CAMPBELL STRATEGIC ALLOCATION FUND, L.P.


                   (APRIL 1994 (INCEPTION) -- FEBRUARY, 1998)


TYPE OF POOL: Publicly offered
INCEPTION OF TRADING: April 18, 1994

AGGREGATE GROSS CAPITAL SUBSCRIPTIONS TO THE FUND: $219,154,172


CURRENT NET ASSET VALUE OF THE FUND: $229,142,786

WORST MONTHLY PERCENTAGE DRAW-DOWN(1): November, 1994/6.67%
WORST PEAK-TO-VALLEY DRAW-DOWN(1): June, 1994 - January, 1995/17.99%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



                                 RATE OF RETURN(2)
                     (Computed on a compounded monthly basis)
 MONTH         1998        1997        1996        1995        1994
January        2.74%       4.52%       5.79%      -4.67%
February      -2.81%       2.03%      -5.97%       4.21%
 March                    -2.47%       4.72%       8.77%
 April                    -3.60%       3.59%       1.13%        0.16%
  May                     -2.92%      -2.18%      -0.84%       -2.42%
  June                     2.48%       0.75%      -1.77%        5.15%
  July                     9.12%      -0.78%      -3.82%       -3.94%
 August                   -5.69%       1.84%       5.47%       -3.89%
September                  4.51%       1.77%      -3.93%        5.20%
October                    1.83%      12.44%       0.79%       -0.14%
November                   0.17%      11.00%      -0.15%       -6.67%
December                   4.46%      -4.41%       5.35%       -4.98%
 Total        -0.13%      14.31%      30.46%       9.99%      -11.62%


(1) "Draw-down" means losses experienced by the Fund over a specified period.
(2) The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Rates of Return."

                 Compound Value of Initial $10,000 Investment
                  Annual Returns - Inception (4/94 - 12/97)
                      Campbell Strategic Allocation Fund
Inception 4/94           10,000
12/95                     8,838
12/97                    14,497

                          SECTION 8. CONFLICTS OF INTEREST


     A. Campbell & Company, Inc. A conflict exists between Campbell & Company's interests and its responsibilities to the Fund. The conflicts are inherent in Campbell & Company acting as general partner and trading advisor to the Fund. The conflicts and the potential detriments to the Limited Partners are described below.



     Due to the fact that Campbell & Company is both general partner and trading advisor, the selection of itself as trading advisor was not objective. In addition, it has a disincentive to replace itself as such advisor. The Advisory Agreement between the Fund and Campbell & Company, including the fee arrangement, was not negotiated at arm's length. Investors should note, however, that Campbell & Company believes that the fee arrangements are fair to the Fund and competitive with compensation arrangements in pools involving independent general partners and advisors. Campbell & Company will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and to lower such fees if it concludes, in good faith, that its fees are no longer competitive. Neither Campbell & Company nor any advisor may receive per-trade compensation directly or indirectly from the Fund.


     Campbell & Company earns fees based upon the Fund's Net Asset Value. It is unlikely, therefore, to make distributions to the Limited Partners of Fund assets because it will earn larger fees if the Fund's assets are not reduced through distributions. Limited Partners, however, have certain rights to redeem their Units and receive their capital.

     Campbell & Company (or its principals) acts as general partner to other commodity pools (see Appendix II) and trading advisor to other accounts, which may compete with the Fund for Campbell & Company's services. Thus, Campbell & Company could have a conflict between its responsibilities to the Fund and to those other pools and accounts. Campbell & Company believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner.


     Campbell & Company may receive higher advisory fees from some of those other accounts than it receives from the Fund. Campbell & Company, however, trades all accounts of the Financial, Metals & Energy Large Portfolio (including the Fund's) in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals. In addition, Campbell & Company may find that futures positions established for the benefit of the Fund, when aggregated with positions in other accounts of Campbell & Company, approach the speculative position limits in a particular commodity. Campbell & Company may decide to address this situation either by liquidating the Fund's positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits.



     Any principal of Campbell & Company may trade futures and related contracts for its own accounts. In addition, Campbell & Company manages proprietary accounts for its deferred compensation plan and a principal. There are no written procedures for proprietary trading. Trading records for all proprietary trading are available for review by clients and investors upon reasonable notice. A conflict of interest exists if proprietary trades are in the same markets and at the same time, using the Commodity Broker to be used by the Fund. To the extent executions are bundled and then allocated among accounts held at the Commodity Broker, the Fund may receive less favorable executions than such other accounts. It is Campbell & Company's policy to objectively allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time. A potential conflict also may occur when Campbell & Company or its principals trade their proprietary accounts more aggressively, take positions in proprietary accounts which are opposite, or ahead of, the positions taken by the Fund, or take any other actions that would not constitute a violation of their fiduciary duties.


     B. The Commodity Broker and the Foreign Exchange Dealers. The Commodity Broker and the Foreign Exchange Dealers and their affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This trading could give rise to conflicts of interest with the Fund. The Commodity Broker also may serve as a broker for other commodity pools and the Foreign Exchange Dealers act as dealers for other clients, which could give rise to conflicts of interest between their responsibility to the Fund and to those pools and clients.

     C. The Selling Agents. The Selling Agents (or their assignees) which are registered futures commission merchants or introducing brokers will receive, beginning in the thirteenth month after the sale of the Units, ongoing compensation based on the Net Asset Value of the Units which remain outstanding. Consequently, in advising clients whether they should redeem their Units or purchase additional Units, such Selling Agents will have a conflict of interest between the Selling Agent's interest in maximizing the ongoing compensation which they will receive and their interest in giving their client the financial advice which is in such clients' best interests.


     D. Fiduciary Duty and Remedies. In evaluating the foregoing conflicts of interest, a prospective investor should be aware that Campbell & Company, as general partner, has a responsibility to Limited Partners to exercise good faith and fairness in all dealings affecting the Fund. In the event that a Limited Partner believes that Campbell & Company has violated its fiduciary duty to the Limited Partners, he may seek legal relief individually or on behalf of the Fund under applicable laws, including partnership and commodities laws, to recover damages from or require an accounting by Campbell & Company. The Limited Partnership Agreement is governed by Delaware law and any breach of Campbell & Company's fiduciary duty under the Limited Partnership Agreement will generally be governed by Delaware law. The Limited Partnership Agreement does not limit Campbell & Company's fiduciary obligations under Delaware or common law; however, Campbell & Company may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Campbell & Company have been disclosed herein. Having disclosed such conflicts and fees, Campbell & Company may have obtained the Limited Partners' informed consent. Such informed consent may be a defense asserted by Campbell & Company in an action or claim brought by a Limited Partner alleging breach of fiduciary duty. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring partnership class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Campbell & Company where the losses result from a violation by Campbell & Company of the federal securities laws. State securities laws may also provide certain remedies to Limited Partners. Limited Partners should be aware that performance by Campbell & Company of its fiduciary duty to the Partnership is measured by the terms of the Limited Partnership Agreement as well as applicable law.


     Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Campbell & Company.


     In the case of most public companies, the management is required to make numerous decisions in the course of the day-to-day operations of the company and is protected in doing so by the so-called "business judgment rule." This rule protects management from liability for decisions made in the course of operating a business if the decisions are made on an informed basis and with the honest belief that the decision is in the best interest of the company. Campbell & Company believes that similar principles apply to it with respect to its management of the Fund.


     E. Indemnification and Standard of Liability. Campbell & Company and its controlling persons may not be liable to the Fund or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

     Campbell & Company and its controlling persons shall not have any liability to the Fund or to any Limited Partner for any loss suffered by the Fund which arises out of any action or inaction if Campbell & Company, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of Campbell & Company. The Fund has agreed to indemnify Campbell & Company and its controlling persons against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to the Fund and was done in good faith and in a manner which Campbell & Company, in good faith, determined to be in the best interests of the Fund. Controlling persons of Campbell & Company are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Campbell & Company or for losses incurred in performing the duties of Campbell & Company. See Article 15 of the Limited Partnership Agreement, included as Exhibit A to the Prospectus.



     The Fund will not indemnify Campbell & Company or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units unless Campbell & Company or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 15.2 of the Limited Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.


                           SECTION 9. CHARGES TO THE FUND

     Brokerage Fee


     The Fund pays a single asset-based fee for all brokerage and management services. This fee, which is equal to up to 8% per annum of month-end Net Assets of the Fund (prior to accruals for such Brokerage Fee or performance fees), is paid to Campbell & Company. Campbell & Company, in turn, remits a portion of such Brokerage Fee to third parties as set forth below.



                                                                              -- up to 1% to Commodity Broker
                                                                              -- 4% to Selling Agents
                                                                              -- 2% to Campbell & Company
   Fund          -- up to 8% Brokerage Fee --          Campbell & Company           (as trading advisor)
                                                                              -- 1% to Campbell & Company
                                                                                    (as general partner)



     The above fee is the complete compensation that will be received by Campbell & Company or its affiliates from the Fund (with the exception of redemption fees which will be charged to some Limited Partners, if they redeem prior to one year of ownership).


     Other Fund Expenses

     The Fund also will be subject to the following fees and expenses.


    RECIPIENT                NATURE OF PAYMENT                      AMOUNT OF PAYMENT
------------------  ------------------------------------  --------------------------------------
Campbell & Company  Quarterly Performance Fee.            20% of cumulative appreciation in Net
                                                          Asset Value per Unit, excluding
                                                          interest income, after deduction for
                                                          Brokerage Fees.
                    Reimbursement of offering expenses.   As incurred; to be reimbursed, up to
                                                          2.5% of aggregate subscriptions, in
                                                          30-month payment periods.
Dealers             "Bid-ask" spreads.                    Indeterminable because imbedded in
                                                          price of forward contract.
Others              Legal, accounting, printing, postage  As incurred, up to a maximum of 0.5%
                    and administrative costs.             of average month-end Net Assets per
                                                          annum.



     A. Campbell & Company, Inc. As general partner, Campbell & Company receives Brokerage Fees, payable monthly, equal to up to 8% of the Fund's month-end Net Assets per year, calculated each month prior to accruals for such period's Brokerage Fee and performance fee, if any. From such 8% Brokerage Fee, Campbell & Company remits up to 1% to the Commodity Broker for execution and clearing costs and 4% to the Selling Agents for ongoing services to the Limited Partners. Campbell & Company will retain the remaining 3% as management fees (2% for providing advisory services and 1% for acting as general partner). Campbell & Company also receives a performance fee of 20% of the aggregate cumulative appreciation (if any) in the Net Asset Value per Unit at the end of each calendar quarter, exclusive of appreciation attributable to interest income. See Section 7.4 of the Agreement of Limited Partnership for the definition of Net Assets. Redemption fees apply through the first twelve month-ends following purchase (from and including the Closing Date on which the Unit is purchased) as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end, and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply.



     The performance fee equals 20% of the aggregate cumulative appreciation (if any) in the Net Asset Value of the Units calculated pursuant to the terms of the Advisory Agreement and paid quarterly. "Aggregate cumulative appreciation" means the total increase in Unit value from the commencement of trading, minus the total increase in Unit value for all prior quarters, multiplied by the number of Units outstanding. The performance fee is paid only on profits attributable to Units outstanding, and no fee is paid with respect to interest income. Units which are redeemed other than at the end of the quarter will pay a performance fee, if any would otherwise be due, as of the end of the month in which the redemption occurs.


     In the event of a carryforward loss, redemptions of Units will proportionately reduce such carryforward loss. If any payment is made by the Fund in respect of a performance fee, and the Fund thereafter incurs a net loss, Campbell & Company will retain the amount previously paid. Thus, Campbell & Company may be paid a performance fee during a year in which the Fund overall incurred net losses. Trading losses shall be carried forward and no further performance fees may be paid until the prior losses have been recovered.

     Because aggregate cumulative appreciation is calculated on an overall Fund basis but is allocated equally to each outstanding Unit, the performance fees which reduce the Net Asset Value of a particular investor's Units may not correspond to such investor's investment experience in the Fund. For example, an investor may acquire Units after the Fund's trading has resulted in losses reducing aggregate cumulative appreciation below its prior highest level. If so, that investor's Units will not be subject to having their Net Asset Value reduced by any allocable performance fee until sufficient gains have been achieved to exceed such losses, despite the fact that all gain allocated to such Units from the date of purchase will constitute aggregate cumulative appreciation in respect of such Units. Conversely, the Units which had been outstanding when such losses were incurred may be subject to having their Net Asset Value reduced by allocable performance fees, even though the Net Asset Value per Unit is below the Net Asset Value at which such Units were issued. In addition, when Units are issued at a Net Asset Value reduced by an accrued performance fee and such accrued performance fee is subsequently reversed due to trading losses, the reversal will be allocated equally among all outstanding Units (increasing the Net Asset Value per Unit), including those Units whose purchase price had itself been reduced by the accrued performance fees being reversed.

     Performance fees are not reduced by redemption charges.

     The Brokerage Fee and performance fee may be changed upon sixty days' notice to the Limited Partners, which notice explains their redemption and voting rights. See Section 8.1 (2) of the Amended Agreement of Limited Partnership (attached as Exhibit A).


     Currently, due to a change in the average trading velocity for the Fund, as well as additional allocations to forward contracts which trade on the inter-bank market, the Commodity Broker has agreed to lower its fee from 1% to 0.7% annually, which lowers the Fund's total Brokerage Fee to 7.7%. If trading velocity and/or portfolio allocation change again in the future, the fee may be further reduced, or it may be raised. The Fund's Brokerage and Commodity Broker Fees will not exceed 8% and 1%, respectively.

     B. The Commodity Broker. As described in paragraph A above, in return for executing and clearing the Fund's futures trades, the Commodity Broker receives from Campbell & Company (and not the Fund) a portion of the 8% Brokerage Fee up to 1% per annum of the Net Assets of the Fund. The Commodity Broker is responsible for pit brokerage, exchange and NFA fees, "give-up" and transfer fees. The compensation to the Commodity Broker is competitive with rates paid by other trading funds having assets and structure similar to the Fund. The asset-based compensation to the Commodity Broker is equivalent to approximately $10-$15 per round-turn trade per contract. The compensation to be paid to the Commodity Broker will not exceed the guidelines established by the North American Securities Administrators Association ("NASAA").


     C. Selling Agents. The Selling Agents receive from Campbell & Company (and not the Fund) selling commissions of up to 4% of the subscription amount of each subscription for Units. In addition, commencing thirteen months after the sale of Units and in return for ongoing services to the Limited Partners, Campbell & Company will pay those Selling Agents (or their assignees) which are registered at such time as futures commission merchants or introducing brokers, a portion of the 8% Brokerage Fee of up to 4% per annum of average month-end Net Assets of all Units which remain outstanding.

     Selling Agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the total of such additional selling commissions plus the initial 4% selling commission, salaries, expenses and bonuses of employees of Campbell & Company engaged in wholesaling activities and per Unit organization and offering costs properly deemed to constitute costs allocable to the Selling Agents (such as a selling brochure, seminar costs and travel expenses) do not exceed 10% of such Units' initial sale price. Any such ongoing payments or additional selling commissions will be paid by Campbell & Company and not by the Fund but may be deemed to constitute underwriting compensation.

     D. Foreign Exchange Dealers. The Fund engages in trading currency forward contracts. Such contracts are traded among dealers which act as "principals" or counterparties to each trade. The execution costs are included in the price of the forward contract purchased or sold, and, accordingly, such costs cannot be determined. Campbell & Company believes the bid/ask spreads will be at the prevailing market prices.


     E. Offering Expenses. The offering expenses during the Continuing Offering Period as of December 31, 1997 totaled $4,955,429 and are estimated at $1,800,000 for the nine months following the date of this Prospectus, all of which will be advanced by Campbell & Company. Such expenses include all fees and expenses in connection with the distribution of the Units including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities and marketing expenses of Campbell & Company and the Selling Agents which are paid by the Fund. Subject to the limit described below, Campbell & Company will be reimbursed, without interest, by the Fund in 30-month payment periods throughout the Continuing Offering. In no event shall the reimbursement exceed 2.5% of the total subscriptions accepted by Campbell & Company, which based on the 30-month amortization period, represents a maximum of 1% of month-end Net Assets per annum. Organization and offering expenses equal to $240,961 were incurred during the Initial Offering Period and were advanced by Campbell & Company. Such expenses are being reimbursed in the same manner and are subject to the same 2.5% limit.


     The Fund is required by certain state securities administrators to disclose that the "organization and offering expenses" of the Fund, as defined by the NASAA Guidelines (see Appendix III), will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Fund, shall be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 2.5% of total subscriptions, the NASAA Guidelines limit of 15% of total subscriptions (even when added to the selling commissions) will not be reached.


     F. Other. The Fund bears its operating expenses, including but not limited to, legal and accounting fees, and any taxes or extraordinary expenses payable by the Fund. Such expenses are estimated to be 0.5% of the Fund's Net Assets per annum. Campbell & Company shall be responsible for any such expenses during any year of operations which exceed such percentage estimate. For the years ended December 31, 1997 and 1996, operating expenses were 0.17% and 0.22%, respectively, of the Fund's year-end Net Assets. Indirect expenses in connection with the administration of the Fund, such as salaries, rent, travel and other overhead of Campbell & Company, may not be charged to the Fund.


     G. Estimate of Break-Even Level. In order for an investor to "break-even" on his investment in the first year of trading (i.e. for ending net asset value to equal the initial amount invested), assuming an initial investment of $1,000, the Fund must earn $45 per unit, or 4.50%. No performance fees are included in the break-even analysis because all expenses are deducted from the Fund prior to calculation of the performance fee. Similarly, redemption fees are not included because the analysis assumes the Units are held for one year, and at that point, there is no redemption fee.



Assumed Initial Selling Price Per Unit......................  $1,000.00
                                                              ---------
Brokerage Fee (8%)..........................................  $   80.00
Organization & Offering Expense Reimbursement (1%)..........      10.00
Operating Expenses (0.5%)...................................       5.00
Less: Interest Income (estimated at 5%).....................     (50.00)
                                                              ---------
Amount of Trading Income Required for the Fund's Net Asset
  Value per Unit at the End of One Year to Equal the Initial
  Selling Price per Unit....................................  $   45.00
                                                              =========
Percentage of Assumed Initial Selling Price per Unit........      4.50%
                                                              =========


---------------
The maximum offering expense reimbursement is 2.5% of the total subscription amount over 30 months. This amount represents a maximum during a twelve-month period of 1% of average month-end Net Assets. Operating expenses are subject to a maximum limit of 0.5% of Net Assets per annum. The estimates also do not account for the bid/ask spreads in connection with the Fund's foreign exchange forward contract trading.

                            SECTION 10. USE OF PROCEEDS


     The entire offering proceeds, without deductions, will be credited to the Fund's bank and brokerage accounts to engage in trading activities and as reserves for that trading. The Fund meets its margin requirements by depositing U.S. government securities with the Commodity Broker and the Foreign Exchange Dealers. In this way, substantially all (i.e., 95% or more) of the Fund's assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities and time deposits with U.S. banks. Investors should note that maintenance of the Fund's assets in U.S. government securities and banks does not reduce the risk of loss from trading futures contracts. The Fund receives all interest earned on its assets. No other person shall receive any interest or other economic benefits from the deposit of Fund assets.



     Approximately 15% to 30% of the Fund's assets normally are committed as margin for futures contracts and held by the Commodity Broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the Commodity Broker pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 30% to 40% of the Fund's assets are deposited with Foreign Exchange Dealers in order to initiate and maintain currency forward contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such Foreign Exchange Dealer is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the Foreign Exchange Dealers. See "Risk Factors -- Market Risks; Forward Transactions Are Not Regulated and Are Subject to Credit Risk." The remaining 30% to 55% of the Fund's assets will normally be invested in U.S. Treasury bills. The Fund will receive all interest earned on its assets.



     The Fund's assets are not and will not be, directly or indirectly, commingled with the property of any other person in violation of law or invested with or loaned to Campbell & Company or any affiliated entities.

                          SECTION 11. THE COMMODITY BROKER


     PaineWebber Incorporated, a Delaware corporation (the "Commodity Broker" or "PaineWebber"), is the Fund's commodity broker and one of the Selling Agents. The Commodity Broker's principal office is located at 1000 Harbor Boulevard, Weehawken, New Jersey 07087, telephone: (201) 902-3000. The Commodity Broker is a clearing member of all principal U.S. futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.



     All futures trades made on behalf of the Fund are cleared through the Commodity Broker. The Commodity Broker is not affiliated with Campbell & Company. The Commodity Broker did not sponsor the Fund and is not responsible for the activities of Campbell & Company. It will act only as the commodity broker and one of the Selling Agents.



     Except as set forth below, neither PaineWebber nor any of its principals have been involved in any administrative, civil or criminal proceeding -- whether pending, on appeal or concluded -- within the past years that is material to a decision whether to invest in the Trust in light of all the circumstances.



     PaineWebber is involved in a number of proceedings concerning matters arising in connection with the conduct of its business. Certain actions, in which compensatory damages of $168 million or more appear to be sought, are described below. PaineWebber is also involved in numerous proceedings in which compensatory damages of less than $168 million appear to be sought, or in which punitive or exemplary damages, together with the apparent compensatory damages alleged, appear to exceed $168 million. PaineWebber has denied, or believes it has legitimate defenses and will deny, liability in all significant cases pending against it, including those described below, and intends to defend actively each such case.



     On or about June 10, 1991, PaineWebber was served with a "First Amended Complaint" in an action captioned Rolo v. City Investing Liquidating Trust, et al., Civ. Action 90--4420 (D.N.J.), filed on or about May 13, 1991 naming it and other entities and individuals as defendants. The First Amended Complaint alleges conspiracy and aiding and abetting violations of: (1) one or more provisions of the Racketeer Influenced and Corrupt Organizations Act ("RICO");
(2) one or more provisions of the Interstate Land Sales Full Disclosure Act; and
(3) the common law, on behalf of all persons (excluding defendants) who purchased lots and/or houses from General Development Corporation ("GDC") or one of its affiliates and who are members of an association known as the North Port Out-of-State Lot Owners Association.



     The secondary liability claims in the First Amended Complaint relating to PaineWebber are promised on allegations that PaineWebber served as (1) the co-lead underwriter in connection with the April 8, 1988 offering by GDC of 12-7/8% senior subordinated notes pursuant to a Registration Statement and Prospectus and (2) the underwriter for a 1989 offering of Adjustable Rate General Development Residential Mortgage Pass-Through Certificates, Series 1989-A, which plaintiffs contend enabled GDC to acquire additional financial resources for the perpetuation of (and/or aided and abetted) an alleged scheme to defraud purchasers of GDC lots and/or houses. The First Amended Complaint requests certain declaratory relief, equitable relief, compensatory damages of not less than $500 million, punitive damages of not less than three times compensatory damages, treble damages with respect to the RICO count, pre-judgment and post-judgment interest on all sums awarded, and attorneys' fees, costs disbursement and expert witness fees.



     On December 27, 1993, the District Court entered an order dismissing plaintiffs'. First Amended Complaint against PaineWebber and the majority of the other defendants for failure to state a claim upon which relief can be granted.



     On November 8, 1994, the United States Court of Appeals for the Third Circuit affirmed the District Court's order dismissing this action against PaineWebber. On November 18, 1994, plaintiffs filed a Petition for Rehearing and Suggestion for Rehearing en banc with the Third Circuit.



     On April 4, 1995, the United States Court of Appeals for the Third Circuit entered an order vacating its order of November 8, 1994, and granted plaintiffs' application for rehearing and remanded the case to the Distinct Court for reconsideration. Following the remand by the Third Circuit Court of Appeals, on August 24, 1995, the District Court entered an order dismissing the action as to all defendants. On

February 20 1996, plaintiffs filed a notice of appeal from the District Court's order dismissing the action. On September 16, 1996, the Third Circuit Court of Appeals heard arguments on plaintiffs' appeal. The court has not yet ruled on the appeal.



     In July 1994, PaineWebber, together with numerous unrelated firms, were named as defendants in a series of purported class action complaints that have since been consolidated for pre-trial purposes in the United States District Court for the Southern District of New York under the caption In Re NASDAQ Market-Maker Antitrust and Securities Litigation. MDL Docket No. 1023. The refiled consolidated complaint in these actions alleges that the defendant firms engaged in activities as market makers on the NASDAQ over-the counter market that violated the federal antitrust laws. The plaintiffs seek declaratory and injunctive relief, damages in an amount to be determined and subject to trebling and additional relief. On December 18, 1995, PaineWebber filed its answer to plaintiffs' refiled consolidated complaint. The parties are presently engaged in pre-trial discovery. On November 26, 1996, the Court conditionally certified a class of retail investors who bought or sold certain NASDAQ securities through defendants (and in limited cases through non-defendants) during certain periods of time. The United States District Court for the Southern District of New York granted plaintiffs' motion for certification of a class that includes institutional investors, as well as the retail investors previously certified.



     PaineWebber and two other broker-dealers were named as defendants in litigation brought in November 1994 and subsequently styled In Re Merrill Lynch et. al. Securities Litigation Civ. No. 94-5343 (DRD). The amended complaint, filed in March 1993, alleged that defendants violated federal securities laws in connection with the execution of orders to buy and sell NASDAQ securities. On December 13, 1995, the District Court granted defendants' motion for summary judgment. On January 19, 1996, the plaintiffs filed a notice of appeal to the United States Court of Appeals for the Third Circuit. The appeal was heard on October 24, 1996, and on June 19, 1997, the Court affirmed the District Court's grant of defendants' motions for summary judgement. On July 30, 1997, the Third Circuit Court of Appeals vacated the prior Third Circuit opinion and listed the case for rehearing en banc. On October 29, 1997, the court held an en banc rehearing on the appeal from the District Court's grant of defendants' motions for summary judgment.



     On July 16, 1996, PaineWebber Incorporated entered into a Stipulation and Order resolving a civil complaint filed by the United States Department of Justice, alleging that it and other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices. In entering into the Stipulation and Order, without admitting the allegations, the parties agreed that the defendants would not engage in certain types of market making activities and the defendants undertook specified steps to assure compliance with their agreement. On April 24, 1997, the United States District Court for the Southern District of New York approved the Stipulation and Order, one aspect of which requires the defendants to tape record a certain percentage of their NASDAQ traders' telephone calls. On May 27, 1997, the Court stayed the taping provision pending an appeal by certain private parties who objected to aspects of the taping provision. Notice of Appeal has been filed in the United States Court of Appeals for the Second Circuit; the parties are scheduled to file briefs in July and August, and oral argument on the appeal is scheduled for late September.



     A series of purported class actions concerning PaineWebber Incorporated's sale and sponsorship of various limited partnership investments have been filed against PaineWebber and PaineWebber Group Inc. (together hereinafter, "PaineWebber") among others, by partnership investors since November 1994. Several such actions (the "Federal Court Limited Partnership Actions") were filed in the United States District Court for the Southern District of New York, one was filed in the United States District Court for the Southern District of Florida and one complaint (the "New York Limited Partnership Action") was filed in the Supreme Court of the State of New York. The time to answer or otherwise move with respect to these complaints has not yet expired.



     The complaints in all of these cases make substantially similar allegations that, in connection with the sale of interests in approximately 50 limited partnerships between 1980 and 1992, PaineWebber(1) failed to provide adequate disclosure of the risks involved with each partnership; (2) made false and misleading representations about the safety of the investments and the anticipated performance of the partnerships; and (3) marketed the partnerships to investors for whom such investments were not suitable. The plaintiffs, who are suing on behalf of all persons who invested in limited partnerships sold by PaineWebber between 1980 and 1992, also allege that, following the sale of the partnership units, PaineWebber misrepresented financial information about the partnerships' value and performance.



     The Federal Court Limited Partnership Actions also allege that PaineWebber violated the Racketeer Influenced and Corrupt Organization Act ("RICO"), and certain of them also claim that PaineWebber violated the federal securities laws. The plaintiffs seek unspecified damages, including reimbursement for all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the limited partnerships in the Federal Court Limited Partnership Actions, the plaintiffs also seek treble damages under RICO.



     In addition, PaineWebber and several of its present or former officers were sued in two other purported class actions (the "Geodyne Limited Partnership Actions") filed in the state court in Harris County, Texas. Those cases, and Wolff v. Geodyne Resources, Inc. et.al., are similar to the other Limited Partnership Actions except that the plaintiffs purport to sue only on behalf of those investors who bought interests in the Geodyne Energy Partnerships, which were a series of oil and gas partnerships that PaineWebber sold over several years. The plaintiffs in Geodyne Limited Partnership Actions allege that PaineWebber committed fraud and misrepresentation, breached its fiduciary obligations to its investors and brokerage customers, and breached certain contractual obligations. The complaints seek unspecified damages, including reimbursement of all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the Geodyne partnerships. PaineWebber has filed an answer denying the allegations in plaintiffs' complaints.



     On January 18, 1996, PaineWebber signed and filed with the federal court a memorandum of understanding with the plaintiffs in both the Federal Court Limited Partnership Actions and the Geodyne Limited partnership Actions outlining the terms under which the parties have agreed to settle these actions. Pursuant to that memorandum of understanding, PaineWebber irrevocably deposited $125 million into an escrow fund under the supervision of the United States District Court of the Southern District of New York to be used to resolve the Federal Court and Geodyne Limited Partnership Actions in accordance with the definitive settlement agreement and plan of allocation which the parties subsequently submitted to the court for its consideration and approval. The court held hearings on the fairness of the settlement in October and November 1996. On March 20, 1997, the court issued an order approving the settlement. On July 30, 1997, the United States Court of Appeals for the Second Circuit affirmed the judgment approving the settlement.



     In addition, three actions were filed against PaineWebber in the District Court for Brazoria County, Texas, two captioned Mallia v. PaineWebber, Inc. ("Mallia I" and "Mallia II") and one captioned Billy Hamilton v. PaineWebber ("Hamilton"), relating to PaineWebber's sale and sponsorship of various limited partnership investments. Mallia I was originally filed as a class action, but was later amended to assert claims only on behalf of the named plaintiffs. The complaints in Mallia I, Mallia II, and Hamilton, collectively, make allegations on behalf of approximately 65 named plaintiffs that are substantially similar to those in the Federal Court Limited Partnership Actions except that the plaintiffs purport to bring only state law claims, principally for common law fraud, negligent misrepresentation, beach of fiduciary duty, violation of the Texas Securities Act, and violations of the Texas Deceptive Trade Practices Act, on behalf of those investors who bought interest in Pegasus aircraft leasing partnerships and in unspecified other limited partnerships and investments. The plaintiffs seek unspecified damages. All three actions have been removed to federal court and the two Mallia actions have been transferred to the United States District Court for the Southern District of New York. The Hamilton action has been dismissed with the consent of the parties on the grounds it is duplicative of the two Mallia actions now before the federal court in New York.



     In April 1995, two investors in the Pegasus limited partnership filed a purported class action in the Circuit Court of the State of Illinois for Cook County entitled Jacobson v. PaineWebber, Inc., making allegations substantially similar to the alleged in the Federal Court Limited Partnership Actions, but limited in subject matter to the sale of the Pegasus partnerships, and without a RICO claim. The complaint sought unspecified damages. The plaintiffs in the Jacobson case simultaneously remained as participants in the Federal Court Limited Partnership Actions, and subsequently dismissed the Illinois action but objected to the proposed settlement of the Federal Court Limited Partnership Actions. As noted above, on March 20, 1997, the court approved the fairness of the settlement.



THE FOLLOWING ITEMS RELATE TO MATTERS INVOLVING KIDDER, PEABODY AND CO. INCORPORATED WHICH WAS ACQUIRED BY THE COMPANY IN AUGUST 1997. IN CONNECTION WITH THE ACQUISITION, THE SELLER AND ITS PARENT GENERAL ELECTRIC COMPANY AGREED TO INDEMNIFY THE COMPANY FOR ALL LOSSES RELATING TO THIS MATTER.



     Kidder Peabody & Co. Incorporated ("Kidder, Peabody"), a subsidiary of the Company, together with other unrelated individuals and firms, has been named as a defendant in certain actions pending in the United States District Court of New York for the Southern District of New York brought on behalf of individuals and two purported classes of investors in three funds (the "Funds") managed by Askin Capital Management, L.P. and David J. Askin (collectively, the "Askin Parties"). The actions are Primavera Familienstiftung v. David J. Askin, et al., Docket No. 95 Civ. 8905; ABF Capital Management, et al. v. Askin Capital Management, L.P., Docket No. 96 Civ. 2978; Montpellier Resources, Limited et al.
v. Askin Capital Management, L.P, et al., Docket No. 97 Civ. 1856; Richard Johnston as Trustee for the Demeter Trust, et al. v. Askin Capital Management L.P., et al., Docket No. 97 Civ. 4335. The plaintiffs have alleged, among other things, that Kidder, Peabody and other brokerage firms aided and abetted false state securities bylaws, used the Funds as an outlet for otherwise unmarketable tranches of collateralized mortgage obligations, and violated various rules of the New York Stock Exchange and National Association of Securities Dealers. Collectively in the four lawsuits the plaintiffs claim damages of approximately $650 million, as well as unspecified punitive damages. As a result of various decisions by the District Court, the only claim remaining in these cases again Kidder, Peabody is for aiding and abetting the Askin Parties' fraud on the investors. The parties are presently engaged in pre-trial discovery. No trial date has been set.



     In separate, but related action now pending in the United States Bankruptcy Court for the Southern District of New York captioned ABF Capital Management, et al. v. Kidder, Peabody & Co. Incorporated, a group of investors in the Funds have sought to equitably subordinate, pursuant to Section 510[c] of the Bankruptcy code, certain recoveries received by Kidder, Peabody, amounting to approximately $15.5 million, in connection with the settlement of Kidder, Peabody's claim in the Funds' bankruptcy proceedings. This action is also at an early stage; no trial date has been set.



     Kidder, Peabody is a defendant, along with other unrelated individuals and entities, in Richard A. Lippe et. al. v. Bairnco Corp. et al., 96 Civ. 7600, in the United States District Court for the Southern District of New York brought by the Trustees of the Keene Creditors' Trust ("KCT"). This action originally was filed on June 8, 1995 as Adversary Proceeding No. 95/9393A in the Bankruptcy Court for the Southern District of New York. On April 10, 1997, the District Court ordered the withdrawal of the bankruptcy court. KCT was established pursuant to the Plan of Reorganization approved in connection with the bankruptcy proceedings related to Keene Corporation ("Keene"). The KCT claims against Kidder, Peabody arise from fairness opinions rendered by Kidder, Peabody during the 1980's in connection with the sale of various businesses from Keene. KCT alleges that Kidder Peabody's fairness opinions intentionally or recklessly undervalued the assets being sold. KCT further alleges that such acts constituted aiding and abetting breaches of fiduciary duties and self-dealing by Keene's corporate officers and directors, who are also defendants, in violation of the New York Business Corporation Law and the Racketeer Influenced and Corrupt Organizations Act. KCT seeks damages from Kidder, Peabody and other unrelated individuals and firms in excess of $700 million. On September 15, 1997, Kidder, Peabody filed a motion to dismiss the complaint. KCT has not yet filed its opposition to the motion.



     In addition to the foregoing private litigation, the following administrative and exchange proceedings may be considered material.



     On February 4, 1994, the Alabama Securities commission issued Administrative Order CV-93-0020. PaineWebber consented, without admitting or denying the allegations to findings of violations of the Alabama Securities Act, to place on the branch order ticket or other record of transactions before any order for purchase or sale of securities through a block trading desk is executed, a name or designation of the accounts for which such orders are to be executed and the number of shares or contracts ordered for each account for two years from the date of the Alabama order as to trades placed through its block trading desk by registered representatives in Birmingham, Alabama. The registered representatives are required to deliver a copy of the branch order tick to the branch office manager or to his or her designee prior to the time the order is placed with a block desk. The Alabama Securities commission will be provided with a copy of a consultant's report concerning respondent's policies, practices and procedures prepared pursuant to an SEC order on February 18, 1993 and the affidavit of PaineWebber attesting to the implementation of the recommendations contained in such consultant's report. PaineWebber is required to certify that all supervisory and managerial personnel in its Birmingham office have attended the two day seminar required by the SEC order. PaineWebber was to pay a fine of $87,000 as partial reimbursement for the Alabama Securities Commission's cost for examining the matter.



     On September 27, 1995, in matter number 94-078-S, the State of Vermont Department of Banking, Insurance and Securities entered an Administrative Consent Order alleging that between 1984 and 1988 PaineWebber did not reasonably supervise two former investment executives with respect to certain outside activities and limited partnership investment recommendations. Without admitting or denying the allegations, PaineWebber agreed, among other things to pay an administrative fine of $100,000.



     On or about January 18, 1996, PaineWebber consented, without admitting or denying the findings therein, to the entry of an Order by the SEC which imposed a censure, a cease and desist order, a $5 million civil penalty and various remedial sanctions. The SEC alleged that PaineWebber violated the antifraud and recordkeeping provisions of the federal securities laws in connection with the offer and sale of certain limited partnership interests between 1986 and 1992 and failed reasonably to supervise certain registered representatives and other employees involved in the sale of those interests. PaineWebber must comply with its representations that it had paid and will pay a total of $292.5 million to investors, including a payment of $40 million for a claims fund.



     The Fund has entered into a Customer Agreement with the Commodity Broker pursuant to terms which are standard for such arrangement. The Agreement provides that: the Commodity Broker is authorized to purchase and sell futures and other contracts in accordance with the instructions of Campbell & Company; the Commodity Broker will act as custodian for all assets of the Fund on deposit with it; the Fund shall promptly satisfy all margin requirements and trading losses that may occur; and either party may terminate the Agreement on seven days' notice to the other party. In the event of termination, the Fund would enter into a similar agreement with another commodity broker. Although unlikely, the selection of another commodity broker could result in higher fees to the Fund and a brief delay in trading. The compensation to the Commodity Broker is described in "Charges to the Fund." Other brokers may be used to execute certain orders and then "give-up" such trade to the Commodity Broker to be cleared. In addition, forward contracts and foreign futures contracts may be executed through other brokers, dealers or banks selected by Campbell & Company.


                        SECTION 12. FOREIGN EXCHANGE DEALERS

     The Fund engages in trading foreign exchange and other forward contracts through "dealers" in such contracts. Unlike futures contracts which are traded through brokers such as the Commodity Broker, foreign exchange or currency forward contracts are traded through a network of dealers. Campbell & Company currently executes trades through Goldman, Sachs & Co., Morgan Guaranty Trust Company of New York and Swiss Bank Corporation but may use other dealers in the future (collectively referred to as "Foreign Exchange Dealers"). Campbell & Company is not obligated to continue to use the Foreign Exchange Dealers identified above and may select additional ones in the future provided Campbell & Company believes that their service and pricing are competitive.

                          SECTION 13. CAPITALIZATION


     The Fund was formed on May 11, 1993. The table below shows the capitalization of the Fund as of March 1, 1998 and as adjusted for the sale of the maximum amount of Units registered.



                                                                                  AS ADJUSTED FOR
                                                                                  SALE OF MAXIMUM
                                                              OUTSTANDING AS OF       AMOUNT
                       TITLE OF CLASS                           MARCH 1, 1998         (1)(2)
                       --------------                         -----------------   ---------------
Units of General Partnership Interest.......................       1,609.555          2,757.517
Units of Limited Partnership Interest.......................     156,695.888        272,994.510
Total Partners' Capital.....................................    $229,142,786       $399,142,786


                            (See accompanying notes)


(1) This calculation assumes that the sale of all Units is made during the Continuing Offering at the February 28, 1998 Net Asset Value per Unit of $1,447.47. The maximum amount will vary depending on the Unit value and number of Units sold during the Continuing Offering.



(2) To organize the Fund, the initial limited partner purchased one Unit for $1,000 and Campbell & Company purchased one general partnership unit for $1,000. Campbell & Company has agreed to make capital contributions to the Fund equal to at least 1% of the net aggregate capital contributions of all Partners. As of March 1, 1998, Campbell & Company owned 1,219.105 units of general partnership interest.


                  SECTION 14. DISTRIBUTIONS AND REDEMPTIONS


     A. Distributions. Campbell & Company is not required to distribute any profit or income realized by the Fund. While Campbell & Company has the authority to make such distributions, it does not intend to do so in the foreseeable future. Campbell & Company believes that distributions of Fund assets serve no useful purpose since the Limited Partners may redeem any or all of their Units on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of futures funds, especially in the short-term, the Fund is recommended for those seeking a medium- to long-term investment (i.e. 3-5 years).


     If the Fund realizes profits for any fiscal year, such profits will constitute taxable income to the Partners in accordance with their respective investments in the Fund whether or not such profits have been distributed to Partners. Because the Limited Partnership Agreement grants Campbell & Company discretion in determining the amount and timing of any distributions of profits and income, if any, (1) losses incurred by the Fund after the end of the year may offset undistributed income on which the Partners have been taxed, and (2) any distributions, if made, may be inadequate to cover such taxes payable by the Partners. Subject to the limitations on redemption of Units, a Limited Partner may redeem a portion of his Units if he wishes to realize appreciation, if any, in the value of his interest in the Fund.


     B. Redemptions. A Limited Partner, with the payment of charges below, may request any or all of his Units be redeemed by the Fund at the Net Asset Value of a Unit as of the end of the month. Limited Partners must transmit a written request of such withdrawal to Campbell & Company not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by Campbell & Company). Redemption fees apply through the first twelve month-ends following a Unit's purchase (from and including the Closing Date on which the Unit is purchased) as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end, and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply. For example, if a Unit were purchased on June 30, 1998 (the Closing Date for such Unit), a redemption fee of 4% would apply if the Unit were redeemed on July 31, or August 31, 1998, a redemption fee of 3% would apply if the Unit were redeemed on September 30, October 31, or November 30, 1998, a redemption fee of 2% would apply if the Unit were redeemed on December 31, 1998, January 31, or

February 28, 1999, a redemption fee of 1% would apply if the Unit were redeemed on March 31, April 30, or May 31, 1999 and no redemption fee would apply if the Unit were redeemed on or after June 30, 1999.


     In determining whether redemption fees apply to a particular Limited Partner's Units, Units shall be deemed to be redeemed on a "first-in, first-out" basis.

     The Request for Redemption must specify the number of Units for which redemption is sought. Redemptions will be paid within 20 days after the date of redemption, contingent upon the Fund having assets sufficient to discharge all of its liabilities on the requested date of redemption. In the event that redemptions are requested with respect to more Units than Campbell & Company is able to honor pursuant to the foregoing contingency, Campbell & Company will honor requests for redemption in the order actually received and will hold requests for redemption in such order. Limited Partners will be notified in the event a request for redemption cannot be honored under the terms hereof, and their requests will be honored thereafter at the first available opportunity.

     The Net Asset Value of a Unit as of any date is the Limited Partners' share of the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities valued at market, plus the market value of all open futures, forward and option positions maintained by the Fund, less all liabilities of the Fund and accrued performance fees, determined in accordance with the principles specified in the Limited Partnership Agreement and, where no principle is specified in the Limited Partnership Agreement, in accordance with generally accepted accounting principles under the accrual basis of accounting, divided by the number of Units then outstanding. Thus, if the Net Asset Value of a Unit for purposes of redemption is determined as of a month-end which is not the end of a quarter, any performance fees payable to Campbell & Company will be determined and charged to such Unit as though such month-end were the end of the quarter and such performance fees will be paid to Campbell & Company.

     The federal income tax aspects of redemptions are described under "Federal Income Tax Aspects."

                 SECTION 15. THE FUTURES AND FORWARD MARKETS

     A. Futures Contracts. Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.

     Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges. The Fund concentrates its futures trading in financial instruments such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

     B. Forward Contracts. Currencies and other commodities may be purchased or sold for future delivery through banks or dealers pursuant to forward contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Campbell & Company uses the dealer market in foreign exchange contracts for most of the Fund's trading in currencies. Such dealer acts as "principal" in the transaction and includes its profit in the price it quotes on the contract. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. See "-- Regulation" below. Forward contracts are not "cleared" or guaranteed by a third party. Thus, the Fund is subject to the creditworthiness of the dealers with whom it trades. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges. See "Risk Factors -- Market Risks."

     C. Regulation. The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity brokerage firms (referred to in the futures industry as "futures commission merchants"), commodity pool operators, commodity trading advisors and others. Campbell & Company is licensed by the CFTC as a commodity pool operator and commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Campbell & Company would be unable to act as the Fund's commodity pool operator and commodity trading advisor.


     The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.


     The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation only (i.e., traders may liquidate existing positions but not establish new positions). The exercise of such powers could adversely affect the Fund's trading.


     The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. The SEC has indicated that it may consider foreign exchange contracts to constitute securities for purposes of the Investment Company Act of 1940 (which regulates mutual funds) and the Investment Advisers Act of 1940 (which regulates advisers which render advice with respect to securities). Were the SEC to require the Fund to register under the Investment Company Act of 1940 or the CFTC to prohibit the Fund from trading foreign currency forward contracts, Campbell & Company would likely trade foreign currency futures contracts instead of forward contracts. Trading in foreign currency futures contracts may be less liquid and the Fund's trading results may be adversely affected.


     D. Margin. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, commodity brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts but is not required by any applicable regulation.

     There are two types of margins. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage (typically about 75%) of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

                 SECTION 16. AGREEMENT OF LIMITED PARTNERSHIP

     Set forth below is a description of certain terms and provisions, not previously summarized in this Prospectus, of the Limited Partnership Agreement, a form of which is attached as Exhibit A hereto and is incorporated herein by reference. The following description is a summary only and is qualified in its entirety by this reference.


     A. Organization and Limited Liabilities. The Fund is organized under the Delaware Revised Uniform Limited Partnership Act ("RULPA"). Interests in the Fund, other than those owned by Campbell & Company, are evidenced by Units of Limited Partnership Interest. Each Unit, when issued, is fully paid and non-assessable. In general, a Limited Partner's liability under RULPA is limited to the amount of his capital contribution and his share of any undistributed profits. However, if a Limited Partner receives a return of any part of his capital contribution (without violation of the Limited Partnership Agreement or RULPA), he is liable to the Fund for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge the Fund's liabilities to creditors who extended credit to the Fund during the period the contribution was held by the Fund. Under RULPA, a Limited Partner also is liable to the Fund for the amount of any part of his capital contribution returned to him, for a period of six years, but only if such return was in violation of the Limited Partnership Agreement or RULPA. See Article 7 of the Limited Partnership Agreement. If a Limited Partner exerts management control over the Fund, in contravention of the Limited Partnership Agreement or RULPA, he may become liable as a general partner. Campbell & Company, as general partner, is not personally liable for the return of the capital or profits of any Limited Partner. Such return of capital shall be solely from the assets of the Fund. See Article 14 of the Limited Partnership Agreement.

     B. Management of Partnership Affairs. Under the Limited Partnership Agreement, responsibility for managing the Fund is vested solely in Campbell & Company. Complete trading authority also is in the hands of Campbell & Company. To facilitate the execution of various documents by Campbell & Company on behalf of the Fund and the Limited Partners, the Limited Partners must execute the attached Subscription Agreement and Power of Attorney (Exhibit D), appointing Campbell & Company with power of substitution, as their attorney-in-fact. The Limited Partners will take no part in the management of the Fund. If any Limited Partner takes part in the control of the business of the Fund, the limited liability of such Limited Partner may be jeopardized.

     C. Sharing of Profits and Losses. (i) Fund Accounting. Each Partner has a capital account, with an initial balance equal to the amount he paid for the Units. The Net Assets of the Fund are determined monthly, and any increase or decrease from the end of the preceding month is added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts.

     (ii) Federal Tax Allocation. At the end of each fiscal year, the Fund's realized capital gain or loss, realized ordinary income or loss, and capital gain or loss to be taken into account after marking-to-market at year-end are allocated among the Partners in proportion to their capital accounts and each Partner is required to include in his income tax return his share of such items. See Article 7 of the Limited Partnership Agreement, and "Federal Income Tax Aspects."

     Net capital gain is allocated first to each Partner who has redeemed Units during the year to the extent that the amount he receives on redemption exceeds the tax basis of the Units. Remaining profit is allocated among all Partners in proportion to each Partner's capital account.

     Net capital loss is allocated first to each Partner who has redeemed Units during the year to the extent that the tax basis of the Units redeemed exceeds the amount he receives on redemption. Remaining loss is allocated among all Partners in proportion to each Partner's capital account.

     The allocations described above will be recognized for Federal income tax purposes provided they have "substantial economic effect." For purposes of these allocations, the amount each Partner paid for his or her Units will be deemed to have increased by the amount of taxable income allocated to him and reduced by any distributions he has received and the amount of losses allocated to him.

     Upon liquidation of the Fund, the assets of the Fund will be distributed to each Partner in the ratio that his capital account bears to the accounts of all Partners.

     D. Dispositions. A Limited Partner may, subject to compliance with applicable federal and state securities laws, assign his Units in the Fund upon 30 days' notice to the Fund and Campbell & Company, as described in Article 10 of the Limited Partnership Agreement. Insofar as the Fund tax allocations discussed under "Sharing of Profits and Losses," above, are concerned, assignees receive "carry-over" tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units. Limited Partners who wish to assign their units should contact their broker, who will provide them with the appropriate transfer forms and assist them in the transfer process.

     There are no certificates for the Units. Any transfers of Units will be reflected on the books and records of the Fund. Transferors and transferees of Units will each receive notification from Campbell & Company to the effect that transfers have been duly so reflected. No person who is assigned Units shall become a substituted

Limited Partner without the consent of Campbell & Company. Unless such person shall have been admitted to the Fund as a Limited Partner, he shall not have any of the rights of a Limited Partner except to receive that share of capital and profits and right of redemption possessed by the person who assigned him the Units. Campbell & Company has complete discretion to withhold consent to a transferee becoming a substituted Limited Partner but only intends to do so in order to prevent or minimize potential adverse legal consequences to the Fund. See Article 10 of the Limited Partnership Agreement.

     E. Dissolution and Termination of the Fund. The Fund will be terminated and dissolved promptly thereafter upon the happening of the earlier of: (i) the expiration of the Fund's stated term on December 31, 2023; (ii) an election to dissolve the Fund at any time by Limited Partners owning more than 50% of the Units then outstanding; (iii) the withdrawal of Campbell & Company unless one or more new general partners have been elected or appointed pursuant to the Partnership Agreement; or (iv) any event which shall make unlawful the continued existence of the Fund. The Fund can be dissolved by operation of law under certain circumstances such as the judicial dissolution of Campbell & Company or the Fund. Such dissolution could occur if it were not reasonably practicable to carry on the business of the Fund in conformity with the Limited Partnership Agreement such as the bankruptcy of Campbell & Company. Any distribution to Limited Partners upon termination or liquidation shall be in cash. See Article 4 of the Limited Partnership Agreement.

     F. Amendments and Meetings. The Limited Partnership Agreement may be amended by an instrument signed by Campbell & Company provided that it be approved by the Limited Partners owning more than a majority of the Units then owned by the Limited Partners.

     Any Limited Partner, upon request to Campbell & Company, may obtain from Campbell & Company (subject to confirmation that the information will not be used for commercial purposes) a list of the names and addresses of record of all Limited Partners and the number of Units held by each. Upon receipt of a written request signed by the Limited Partners owning at least 10% of the Units then owned by Limited Partners that a meeting of the Fund be called to consider any matter upon which Limited Partners may vote pursuant to the Limited Partnership Agreement, Campbell & Company shall by written notice to each Limited Partner of record, mailed within 15 days after receipt of such request, call a meeting of the Fund. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable time and place, and the purpose of such meeting.

     At any such meeting, upon the affirmative vote of Limited Partners owning a majority of the Units, the following actions may be taken: (i) the Limited Partnership Agreement may, with certain exceptions, be amended without the consent of Campbell & Company; (ii) the Fund may be dissolved; (iii) contracts with Campbell & Company may be terminated; (iv) Campbell & Company may be removed and replaced as general partner; and (v) the sale of all assets of the Fund may be approved. See Article 16 of the Limited Partnership Agreement.

     Campbell & Company may make certain minor changes to the Limited Partnership Agreement without approval of the Limited Partners. Such changes include (i) clarifying any inconsistencies including between the Agreement and the Prospectus, (ii) amendments which would benefit the Limited Partners and are required by federal or state regulators, and (iii) other amendments which are not materially adverse to the Limited Partners.

     G. Indemnification. The Fund has agreed to indemnify Campbell & Company, as general partner, under certain circumstances. Indemnification by the Fund is permitted only if (i) Campbell & Company's conduct was in the best interests and on behalf of the Fund and (ii) the conduct was not the result of negligence or misconduct on the part of Campbell & Company. Indemnification by the Fund for alleged violation of securities laws is more restricted, i.e., requiring successful adjudication of the underlying claims or affirmative court approval of the indemnification payment. See Article 15 of the Limited Partnership Agreement.

     H. Reports to Limited Partners. The books and records of the Fund are maintained at its principal office and the Limited Partners have the right, at all times during reasonable business hours, to have access to and copy the Fund's books and records in person or by authorized attorney or agent. In addition, a Limited

Partner may obtain from Campbell & Company a list of all Limited Partners together with the number of Units owned by each Limited Partner provided such request is not for commercial purposes. Each month Campbell & Company will report to the Limited Partners an unaudited balance sheet and income statement of the prior month's activities as required by the CFTC. Additionally, audited financial statements will be distributed to the Limited Partners not more than 90 days after the close of the Fund's fiscal year. The annual audited financial statements will be accompanied by a fiscal year-end summary of the information contained in the monthly reports described above and any other information required by the CFTC. Campbell & Company will distribute, not more than 75 days after the close of such fiscal year, tax information necessary for the preparation of the Limited Partners' annual Federal income tax returns. See
Article 9 of the Limited Partnership Agreement.

     In the event Net Asset Value per Unit as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value, Campbell & Company will suspend trading activities, notify all Limited Partners of the relevant facts within seven business days and declare a special redemption period.

                    SECTION 17. FEDERAL INCOME TAX ASPECTS

     Campbell & Company has been advised by its counsel, Sidley & Austin, that, in its opinion, the following Summary correctly describes the material federal income tax consequences, as of the date hereof, to the Fund and the material federal income tax consequences, as of the date hereof, to a United States individual taxpayer who invests in the Fund. This Summary is based on current statutes, regulations and administrative rulings, any of which could be changed at any time. This Summary does not address the income tax consequences to non-individual taxpayers who invest in the Fund, which may vary. Such investors should consult their own tax advisers.


     A. The Fund's Partnership Tax Status. Campbell & Company has been advised by its counsel, Sidley & Austin, that, in its opinion, the Fund is properly classified as a partnership for federal income tax purposes; consequently, the Limited Partners individually, not the Fund itself, are subject to tax. Campbell & Company believes that all of the income expected to be generated in the future by the Fund will constitute interest income and income or gains from commodities or futures, forwards and options with respect to commodities and has so advised Sidley & Austin. As a result, Campbell & Company has been advised by Sidley & Austin that, in its opinion, the Fund is not subject to tax as a corporation under the provisions applicable to "publicly traded partnerships."


     B. Taxation of Limited Partners on Profits and Losses of the Fund. Each Limited Partner is required for federal income tax purposes to take into account, in his taxable year with which or within which a taxable year of the Fund ends, his allocable share of all items of Fund income, gain, loss, deduction and other items for such taxable year of the Fund. A Limited Partner must take such items into account even if the Fund does not make any cash distributions to such Limited Partner.

     A Limited Partner's share of such items for federal income tax purposes generally is determined by the allocations made pursuant to the Limited Partnership Agreement unless such items so allocated do not have "substantial economic effect" or are not in accordance with the Limited Partners' interests in the Fund. Under the Limited Partnership Agreement, allocations are generally made in proportion to Limited Partners' capital accounts (each Unit sharing equally in the Net Assets of the Fund), and therefore such allocations should have substantial economic effect. However, in cases in which a Limited Partner redeems part or all of his or her interest in the Fund, the allocations of capital gain or loss specified in the Limited Partnership Agreement will not be in proportion to capital accounts. Because such allocations are consistent with the economic effect of the Limited Partnership Agreement that bases the amount to be paid to a redeeming Limited Partner upon his share of the realized and unrealized gains and losses at the time his Units are redeemed, Campbell & Company intends to file the Fund's tax returns based upon the allocations specified in the Limited Partnership Agreement. In the opinion of Sidley & Austin, the foregoing allocations should be upheld if audited by the IRS. Nevertheless, a legal opinion is not binding on the IRS, and it is not certain that such allocation would, in fact, be respected upon audit. If such allocations were challenged and not sustained, some or all of a redeeming Limited Partner's capital gain or loss that is the subject of such allocations would be increased (solely for tax purposes).

     C. Limitations on Deductibility of Fund Losses by Limited Partners. The amount of any Fund loss (including capital loss) that a Limited Partner is entitled to include in his personal income tax return is limited to his tax basis for his interest in the Fund as of the end of the Fund's taxable year in which such loss occurred. Generally, a Limited Partner's tax basis for his interest in the Fund is the amount paid for such interest reduced (but not below zero) by his share of any Fund distributions, realized losses and expenses and increased by his share of the Fund's realized income, including gains.

     A Limited Partner that is subject to the "at risk" limitations (generally, non-corporate taxpayers and closely- held corporations) may not deduct losses of the Fund (including capital losses) to the extent that they exceed the amount he has "at risk" with respect to his interest in the Fund at the end of the year. The amount that a Limited Partner has "at risk" is generally the same as his adjusted basis as described above, except that it does not include any amount that he has borrowed on a nonrecourse basis or from a person who has an interest in the Fund or a person related to such person.

     Losses denied under the foregoing basis or "at risk" limitations are suspended and may be deducted in subsequent years, subject to these and other applicable limitations.

     Because of the limitations imposed upon the deductibility of capital losses (see "-- H. Tax on Capital Gains and Losses," below), a Limited Partner's distributive share of any capital losses of the Fund will not materially reduce the federal income tax payable on his ordinary income (including his allocable share of the Fund's interest income).

     D.  Treatment of Income and Loss Under the "Passive Activity Loss
Rules." The Internal Revenue Code of 1986, as amended (the "Code"), contains rules (the "Passive Activity Loss Rules") designed to prevent the deduction of losses from passive activities" against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income"), and salary. The trading activities of the Fund do not constitute a "passive activity," with the result that income derived from the Fund's trading activities constitutes Portfolio Income or other income not from a passive activity. Thus, losses resulting from a Limited Partner's "passive activities" cannot be offset against such income, and net losses from Fund operations are deductible in computing the taxable income of such Limited Partner (subject to other limitations on the deductibility of such losses, in particular the annual limitation applicable to non-corporate investors that no more than $3,000 of capital losses can be deducted against ordinary income).

     E. Cash Distributions and Redemptions of Units. Cash received from the Fund by a Limited Partner as a distribution with respect to his Units or in redemption of less than all of his Units generally is not reportable as taxable income by a Limited Partner, except as described below. Rather, such distribution or withdrawal reduces (but not below zero) the total tax basis of all of the Units held by the Limited Partner after the distribution or withdrawal. Any cash distribution in excess of a Limited Partner's adjusted tax basis for all of his Units is taxable to him as gain from the sale or exchange of such Units and, assuming that the Limited Partner has held his Units for more than one year, constitutes long-term capital gain.

     Redemption for cash of the entire interest held by a Limited Partner results in the recognition of gain or loss for federal income tax purposes. Such gain or loss is equal to the difference, if any, between the amount of the cash distribution and the Limited Partner's adjusted tax basis for his interest. Assuming that the Limited Partner has held his Units for more than one year, any gain or loss on their redemption constitutes long-term capital gain or loss.


     F. Gain or Loss on Section 1256 Contracts. Under the "mark-to-market" system of taxing futures and certain option contracts traded on United States exchanges and certain foreign currency forward contracts ("Section 1256 Contracts"), any unrealized profit or loss on positions in such Section 1256 Contracts which are open as of the end of a taxpayer's fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated as a result of the "mark-to-market" system is treated as long-term capital gain or loss, and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.


     G. Gain or Loss on Non-Section 1256 Contracts. Except as discussed below with respect to certain foreign currency transactions, gain or loss on non-Section 1256 Contracts is generally capital gain or loss and generally is taken into account when realized. Foreign currency transactions ("Section 988 transactions") include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a foreign currency other than the taxpayer's functional currency or if the underlying property to which the contract or instrument ultimately relates is a foreign currency other than the taxpayer's functional currency. In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 Contracts is characterized as capital gain or loss. The General Partner, however, has elected to have the Fund treated as a qualified fund. Pursuant to such election, gain or loss with respect to the Fund's Section 988 transactions (other than foreign currency contracts which are Section 1256 Contracts) is capital gain or loss. If the Fund fails to meet the requirements of electing qualified fund status in a taxable year, (i) a net loss recognized by the Fund in such taxable year with respect to all forward contracts, futures contracts and options with respect to foreign currencies will be characterized as a capital loss, and (ii) a net gain recognized by the Fund in such taxable year with respect to certain of such contracts will be characterized as ordinary income. (See "-- F. Gain or Loss on Section 1256 Contracts," above).



     H. Tax on Capital Gains and Losses. The maximum tax rate for non-corporate taxpayers on adjusted net capital gains (as defined below) is 20%. Capital assets held for more than 18 months (including 60% of gain on Section 1256 Contracts) are eligible for the 20% tax rate. Net gain on capital assets held more than 12 months and not more than 18 months (and certain other assets) is subject to a maximum tax rate of 28% ("28% rate gain"). Net short-term capital gain (i.e., net gain on assets held for 12 months or less, including 40% of gain on Section 1256 Contracts) is subject to tax at the same rates as ordinary income. Adjusted net capital gain is the excess of net long-term capital gain over net short-term capital loss reduced by 28% rate gain and certain other amounts, if any. See "-- L. Limitation on Deductibility of Interest on Investment Indebtedness," below (for a discussion of the reduction in the amount of a non-corporate taxpayer's net capital gain for a taxable year to the extent such gain is taken into account by such taxpayer as investment income.) Net capital income losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. Capital gains are subject to tax at the same rates as ordinary income for corporate taxpayers.


     If a non-corporate taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts. Losses so carried back are deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see "F. Gain or Loss on Section 1256 Contracts," above). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carryback year, they carry forward indefinitely as losses on
Section 1256 Contracts in future years.

     I. Limited Deduction for Certain Expenses. The Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, other expenses of producing income and certain other deductions (collectively, "Aggregate Investment Expenses"), and that the aggregate amount of such expenses is deductible only to the extent that such amount exceeds 2% of a non-corporate taxpayer's adjusted gross income (the "2% floor"). Aggregate Investment Expenses in excess of the 2% floor, when combined with a taxpayer's deductions for certain items, are subject to a reduction equal to, generally, 3% of the taxpayer's adjusted gross income in excess of a certain threshold amount (the "3% phase-out"). Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

     Campbell & Company will -- barring administrative, regulatory or statutory clarification to the contrary -- treat the Brokerage Fee and performance fees, as well as other ordinary expenses of the Fund, as ordinary business deductions not subject to the 2% floor or the 3% phase-out. However, the IRS could contend that some or all of these charges should be characterized as "investment advisory fees" or brokerage commissions incurred by the Fund. To the extent the characterization of these payments as brokerage commissions were to be sustained, the amounts recharacterized would reduce the amount of capital gain (or increase the amount of capital loss) realized with respect to the Fund's trading activities, rather than the Limited Partners' ordinary income. To the extent the characterization of these payments as investment advisory expenses were to be sustained, each non-corporate Limited Partner's pro rata share of the amounts so characterized would be deductible only to the extent that such non-corporate Limited Partner's Aggregate Investment Expenses exceeded the 2% floor and, when combined with certain other itemized deductions, exceeded the 3% phase-out. In addition, each non-corporate Limited Partner's distributive share of income from the Fund would be increased (solely for tax purposes) by such Limited Partner's pro rata share of the amounts so recharacterized.

     J. Interest Income. Interest received by the Fund is taxed as ordinary income.

     The Fund's trading generates both ordinary income (or loss) and capital gain (or loss). Capital losses can be deducted against ordinary income, in the case of non-corporate taxpayers, only to the extent of $3,000 per year. Accordingly, the Fund could incur significant capital losses but an investor, nevertheless, could be required to pay substantial taxes in respect of such investor's allocable share of the Fund's interest income and other ordinary income.


     K. Syndication Fees. Neither the Fund nor any Limited Partner is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Fund or any Limited Partner even though the payment of such expenses reduces Net Asset Value.


     The IRS could take the position that a portion of the Brokerage Fee paid by the Fund to Campbell & Company or part or all of any redemption fees paid by a Limited Partner constitutes non-deductible syndication expenses.


     L.  Limitation on Deductibility of Interest on Investment
Indebtedness. Interest paid or accrued on indebtedness properly allocable to property held for investment constitutes "investment interest." Interest expense incurred by a Limited Partner to acquire or carry his Units (as well as other investments) constitutes "investment interest." Such interest is generally deductible by non-corporate taxpayers only to the extent that it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends, rents and royalties, which would include a Limited Partner's share of the Fund's interest income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. A non-corporate taxpayer's net capital gain from the disposition of investment property is included in clause (ii) of the second preceding sentence only to the extent such taxpayer elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the favorable rates described above. (See "-- H. Tax on Capital Gains and Losses," above.)



     M. "Unrelated Business Taxable Income." In the opinion of Sidley Austin, income earned by the Fund will not constitute "unrelated business taxable income" under Section 511 of the Code to employee benefit plans and other tax-exempt entities which purchase Units, provided that the Units held by such plans and entities are not "debt-financed" within the meaning of Section 514 of the Code. Campbell & Company intends that the Fund will continue to trade so as not to generate "unrelated business taxable income."



     N. Section 754 Elections. The Code provides for optional adjustments to the basis of Fund property upon distributions of Fund property to a Limited Partner (Code sec.734) and transfers of Units, including by reason of death (Code sec.743), provided that an election has been made pursuant to Section 754 of the Code. The general effect of such an election is that transferees of Units are treated as though they had acquired a direct interest in the Fund property and the Fund is treated upon certain distributions to the Limited Partners as thought it had acquired a new cost basis for such property. Any such election, once made, is irrevocable without the consent of the IRS. Because all redemptions are at Net Asset Value per Unit and, for both federal income tax and financial statement purposes, the Fund has adopted the accrual method of accounting and allocates gains, losses and other items (including for federal income tax purposes) to the Limited Partners who economically realize them, it is not clear whether adoption of Section 754 of the Code election significantly changes the tax consequences to the Limited Partners. Accordingly, Campbell & Company has not made such an election and reserves the right not to make such an election, particularly in view of the additional complexity and the administrative costs that would be incurred by the Fund.



     O. IRS Audits of the Fund and Its Limited Partners. The tax treatment of Fund-related items is determined at the Fund level rather than at the Limited Partner level. Campbell & Company acts as "tax matters partner" with the authority to determine the Fund's responses to an audit, except that Campbell & Company does not have the authority to settle tax controversies on behalf of any Limited Partner who files a statement with the IRS stating that Campbell & Company has no authority to settle Fund tax controversies on such Limited Partner's behalf. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is three years after the Fund's return for the taxable year in question is filed, but Campbell & Company has the authority to, and may, extend such period with respect to all Limited Partners.


     If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, plus interest, and, possibly, tax penalties and additions to tax. There can be no assurance that the Fund's or a Limited Partner's tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.


     P. State and Other Taxes. In addition to the federal income tax consequences described above, the Fund and the Limited Partners may be subject to various state and other taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Fund.


     THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE FUND ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.

                   SECTION 18. INVESTMENT BY ERISA ACCOUNTS

     Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on "unrelated business taxable income." See "Federal Income Tax
Consequences -- 'M. Unrelated Business Taxable Income'." In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on their profits (if any) from the Fund.

     A. General. The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

     In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust.

     EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

     B. "Plan Assets." A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and
Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or
Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; (iii) any requirement that not less than a minimum number of units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining units held by an investor; (iv) any administrative procedure which establishes an effective date prior to which a transfer or assignment will not be effective;
(v) any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment; and (vi) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

     Campbell & Company expects that the Publicly Offered Security Exception will apply with respect to the Units. First, the Units are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Units will be registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC after the end of the fiscal year of the Fund in which the offering of Units occurred).

     Second, it appears that the Units are freely transferable because the minimum investment is not more than $10,000 and Limited Partners may assign their economic interests in the Fund by giving written notice to Campbell & Company, provided such assignment would not violate any federal or state securities laws and would not adversely affect the tax status of the Fund. Although the Limited Partnership Agreement states that, generally, no transfer or assignment will be permitted unless the amount of the transfer is at least the minimum subscription amount, Campbell & Company intends to permit a Limited Partner to transfer or assign an amount that is less than the minimum subscription amount if the amount of the transfer or assignment equals the entire capital account of the Limited Partner.

     Third, Campbell & Company expects that the Units will be owned by at least 100 investors independent of the Fund and of each other.

     C. Ineligible Purchasers. In general, Units may not be purchased with the assets of a Plan if Campbell & Company, the Selling Agents, the Commodity Broker, or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, CAMPBELL & COMPANY, THE COMMODITY BROKER, THE SELLING AGENTS OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE UNITS IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

                       SECTION 19. PLAN OF DISTRIBUTION

     A.  Subscription Procedure

     The Fund is offering the Units to the public during the Continuing Offering at the Net Asset Value per Unit as of each Closing Date on which subscriptions are accepted. Subscriptions will be accepted once cleared payments are received, provided that subscriptions must be received at least ten business days prior to the applicable month-end Closing Date. The Continuing Offering Period may be terminated by Campbell & Company at any time.

     Any purchases of Units by Campbell & Company will be for investment purposes only and not with a view toward resale.

     An investor who meets the suitability standards set forth below must complete, execute and deliver to the relevant Selling Agent a copy of the Subscription Agreement and Power of Attorney attached as Exhibit D hereto. Subscription payments may be made by means of a check accompanying the executed signature page and made payable to "Mercantile Safe & Deposit Trust Company, as Escrow Agent for Campbell Strategic Allocation Fund, L. P., Escrow Account No. 66127-09." All subscriptions will be forwarded to the Escrow Agent by noon of the next business day following their receipt. The determination of whether to accept or reject the subscription will be made by Campbell & Company within five business days of receipt of the subscription.

     Subscription payments also may be made by authorizing the subscriber's Selling Agent to debit his customer securities account for the amount of his subscription. The account will be debited on a settlement date specified by the Selling Agent and the amounts so debited will be transmitted directly to the Escrow Agent. The check or wire transfer should be made payable as described in the previous paragraph. The settlement date shall be no later than five business days following notification of acceptance of the subscription and in no event later than the termination of the Continuing Offering Period. All subscriptions are irrevocable once subscription payments have been deposited in escrow.

     Subscribers will earn interest while such subscription funds are held in escrow whether or not the subscription is accepted. Subscribers whose subscriptions are rejected will be refunded their subscription with interest actually earned within five business days. Subscribers whose subscriptions are accepted will be issued fractional Units (to three decimal places) in an amount equal to the interest earned on their subscription. Subscription funds will be invested in short-term United States Treasury bills or comparable authorized instruments while held in escrow pending investment in the Units and, accordingly, will earn interest at the prevailing rates on such instruments. No fees will be charged on any subscriptions while held in escrow.

     B.  Minimum Investment

     The minimum investment in the Fund is $10,000 except for trustees or custodians of eligible employee benefit plans and individual retirement accounts, for which the minimum investment is $5,000 (these minimums are reduced to $5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers). Limited Partners may increase their investment in the Fund with a minimum investment of $1,000.

     C.  Investor Suitability

     There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. An investment in the Fund is suitable only for a limited segment of the risk portion of an investor's portfolio and no one should invest more in the Fund than he can afford to lose. The subscriber's Selling Agent is responsible for determining if the Units are a suitable investment for the investor.

     At an absolute minimum, investors contemplating even a $10,000 investment in the Fund must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund.

     THE FOREGOING STANDARDS (AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH UNDER "EXHIBIT C -- SUBSCRIPTION REQUIREMENTS" HEREIN) ARE REGULATORY MINIMUMS ONLY. QUALIFICATION UNDER SUCH STANDARDS BY NO MEANS NECESSARILY IMPLIES THAT AN INVESTMENT IN THE FUND IS SUITABLE FOR A PARTICULAR INVESTOR. PROSPECTIVE SUBSCRIBERS SHOULD REVIEW EXHIBIT C AND CONSIDER THE HIGHLY SPECULATIVE AND ILLIQUID NATURE OF AN INVESTMENT IN THE FUND AS WELL AS THE HIGH RISK AND HIGHLY LEVERAGED NATURE OF THE FINANCIAL INSTRUMENT MARKETS IN DETERMINING WHETHER AN INVESTMENT IN THE FUND IS CONSISTENT WITH THEIR OVER-

ALL PORTFOLIO OBJECTIVES AND BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.

D. The Selling Agents

     The Units are offered for sale through broker-dealers, referred to herein as Selling Agents, on a best efforts basis without any firm underwriting commitment. The offering is made in accordance with the Selling Agreements between the Fund and each Selling Agent. Certain foreign dealers may elect to participate in the offering as Selling Agents. Campbell & Company may terminate the offering at any time.

     Selling commissions will not be paid from the proceeds of this offering. Rather, the Selling Agents will receive from Campbell & Company, as general partner, an amount up to 4% of the subscription amount as to any Units sold. Campbell & Company also will pay ongoing payments to the Selling Agents (or their assignees) which are registered as "futures commission merchants" or "introducing brokers" (or obtain such registration prior to commencement of such ongoing payments) in return for continuing services to the Limited Partners of up to 4% per annum of the month-end Net Asset Value of Units which remain outstanding beginning at the end of the thirteenth full month after the Units were sold. Such Selling Agents may pay all or a portion of such ongoing payments to account executives who are also registered with the CFTC and have passed all applicable proficiency requirements.

     Selling Agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the total of such additional selling commissions plus the initial 4% selling commission, salaries, expenses and bonuses of employees of Campbell & Company engaged in wholesaling activities and per Unit offering costs properly deemed to constitute costs allocable to the Selling Agents (such as a selling brochure, seminar costs and travel expenses) do not exceed 10% of such Units' initial sale price. Such ongoing payments, salaries and bonuses and additional selling commissions may be deemed to constitute underwriting compensation.


     H. Beck, Inc., a registered broker-dealer, solicits other broker-dealers to become Selling Agents of the Fund, i.e., it acts as a wholesaler. As such, H. Beck, Inc. does not act as an "underwriter" or "promoter" as defined in the Securities Act of 1933 and the regulations thereunder. The Selling Agents, and not H. Beck, Inc., have responsibility with respect to the solicitation of prospective investors, including determination of suitability of such investors. As compensation for its activities, H. Beck, Inc. receives up to one-fourth of the selling commissions otherwise payable to the Selling Agents. In the future, other broker-dealers may be engaged by the Fund to conduct wholesaling activities. Certain employees of Campbell & Company will provide wholesaling services as well and will receive compensation therefor. The maximum annual aggregate amount of such compensation is estimated at $1,800,000.


     Certain of the offering expenses paid by Campbell & Company might be deemed to constitute costs properly allocated to the accounts of the Selling Agents. Such costs will, for example, cover the expenses of producing a selling brochure, organizing certain seminars and related travel expenses. Such costs are estimated at approximately $50,000, and in no event shall the aggregate amount of (i) such costs and (ii) the selling commission exceed 10% of the gross proceeds of the offering of the Units, plus an additional 0.5% of such proceeds in respect of reimbursement of bona fide due diligence expenses.

     Other than as described above, no person is paid or will be paid any commissions or other fees by the Fund, Campbell & Company or any affiliate of the foregoing in connection with the solicitation of purchases for Units.

     Campbell & Company will pay the Fund's offering expenses related to the Continuing Offering and will be reimbursed, without interest, by the Fund in 30-month installment periods throughout the Continuing Offering Period. Such reimbursement, however, will not exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company as general partner. Organization and offering expenses related to the Initial Offering are being reimbursed in the same manner. See "Charges to the Fund -- Offering Expenses."

     In the Selling Agreement with each Selling Agent, Campbell & Company has agreed to indemnify the Selling Agents against certain liabilities that the Selling Agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933, as amended.

                      SECTION 20. CERTAIN LEGAL MATTERS

     Legal matters in connection with the Units being offered hereby will be passed upon for Campbell & Company by Sidley & Austin, New York, New York and Chicago, Illinois. In the future, Sidley & Austin may advise Campbell & Company (and its affiliates) with respect to its responsibilities as general partner and trading advisor of, and with respect to, matters relating to the Fund. The statements under "Federal Income Tax Aspects" have been reviewed by Sidley & Austin. Sidley & Austin has not represented, nor will it represent, either the Fund or the Limited Partners in matters relating to the Fund.

                             SECTION 21. EXPERTS


     The financial statements of the Fund as of and for the years ended December 31, 1997, 1996 and 1995, included in this Prospectus, have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their report appearing herein. Such audited statements have been so included in reliance upon such report, given upon the authority of that firm as experts in auditing and accounting.

                      SECTION 22. MOST RECENT MONTHLY REPORTS


                           [FEBRUARY MONTHLY REPORT]



               MONTHLY REPORT -- FEBRUARY, 1998 FOR PARTNER #XXXX


                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.


NAV per unit on 28-Feb-1998.................................  $   1,447.47
NAV per unit on 31-Jan-1998.................................  $   1,489.30
Unit Value Monthly Gain (Loss)..............................         (2.81)%
Fund 1998 YTD Gain (Loss)...................................          (.15)%
Number of units you own.....................................          XXXX
Total value of units you own................................  $      XXXXX

                 STATEMENT OF CHANGES IN NET ASSET VALUE

Net Asset Value (151,815.100 units) at January 31, 1998.....  $226,098,837
Additions of 7,008.487 units on February 28, 1998...........    10,144,600
Redemptions of 518.144 units on February 28, 1998...........      (749,997)
Offering Costs..............................................      (137,686)
Net Income (Loss) -- February, 1998.........................    (6,212,968)
Net Asset Value (158,305.443 units) at February 28, 1998....  $229,142,786
                                                              ============
Net Asset Value per Unit at February 28, 1998...............  $   1,447.47
                                                              ============

                        STATEMENT OF INCOME (LOSS)

Income:
     Gains (losses) on futures contracts:
          Realized..........................................  $  6,374,050
          Change in unrealized..............................    (5,441,729)
     Gains (losses) on forward contracts:
          Realized..........................................             0
          Change in unrealized..............................    (7,793,258)
     Interest income........................................       904,313
                                                              ------------
                                                                (5,956,624)
Expenses:
     Brokerage fee..........................................     1,419,157
     Performance fee........................................    (1,199,782)
     Operating expenses.....................................        36,969
                                                              ------------
                                                                   256,344
Net Income (Loss) -- February, 1998.........................  $ (6,212,968)
                                                              ============


     To the best of my knowledge and belief, the information contained herein is accurate and complete.

                                        Theresa D. Livesey, Chief Financial
                                        Officer
                                        Campbell & Company, Inc.
                                        General Partner
                                        Campbell Strategic Allocation Fund, L.P.

                             Prepared without audit

Campbell & Company, Inc.        210 W Pennsylvania Ave       Baltimore, Maryland  21204          Phone: (410) 296-3301

               MONTHLY REPORT -- JANUARY, 1998 FOR PARTNER #XXXX

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NAV per unit on 31-Jan-1998.................................  $   1,489.30
NAV per unit on 31-Dec-1997.................................  $   1,449.64
Unit Value Monthly Gain (Loss)..............................          2.74%
Fund 1997 YTD Gain (Loss)...................................          2.74%
Number of units you own.....................................          XXXX
Total value of units you own................................  $      XXXXX

                    STATEMENT OF CHANGES IN NET ASSET VALUE

Net Asset Value (146,732.843 units) at December 31, 1997....  $212,709,719
Additions of 5,678.465 units on January 31, 1998............     8,456,929
Redemptions of 596.208 units on January 31, 1998............      (887,932)
Offering Costs..............................................      (137,686)
Net Income (Loss) -- January, 1998..........................     5,957,807
Net Asset Value (151,815.100 units) at January 31, 1998.....  $226,098,837
                                                              ============
Net Asset Value per Unit at January 31, 1998................  $   1,489.30
                                                              ============

                           STATEMENT OF INCOME (LOSS)

Income:
     Gains (losses) on futures contracts:
          Realized..........................................  $  6,122,925
          Change in unrealized..............................     6,508,493
     Gains (losses) on forward contracts:
          Realized..........................................             0
          Change in unrealized..............................    (4,987,035)
     Interest income........................................       977,818
                                                              ------------
                                                                 8,622,201
Expenses:
     Brokerage fee..........................................     1,419,069
     Performance fee........................................     1,204,677
     Operating expenses.....................................        40,648
                                                              ------------
                                                                 2,664,394
Net Income (Loss) -- January, 1998..........................  $  5,957,807
                                                              ============

     To the best of my knowledge and belief, the information contained herein is accurate and complete.

                                     Theresa D. Livesey, Chief Financial Officer
                                     Campbell & Company, Inc.
                                     General Partner
                                     Campbell Strategic Allocation Fund, L.P.

                         Prepared without audit

Campbell & Company, Inc.        210 W Pennsylvania Ave          Baltimore, Maryland  21204          Phone: (410) 296-3301

                     SECTION 23. INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
INDEPENDENT AUDITOR'S REPORT................................   62
STATEMENTS OF FINANCIAL CONDITION
  December 31, 1997 and 1996................................   63
STATEMENTS OF OPERATIONS
  For the Years Ended December 31, 1997, 1996 and 1995......   64
STATEMENTS OF CASH FLOWS
  For the Years Ended December 31, 1997, 1996 and 1995......   65
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
  For the Years Ended December 31, 1997, 1996 and 1995......   66
NOTES TO FINANCIAL STATEMENTS...............................   67
CAMPBELL & COMPANY, INC.
BALANCE SHEET December 31, 1997.............................   71
NOTES TO FINANCIAL STATEMENT................................   72



     Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                          INDEPENDENT AUDITOR'S REPORT

To the Partners
Campbell Strategic Allocation Fund, L.P.

     We have audited the accompanying statements of financial condition of Campbell Strategic Allocation Fund, L.P. as of December 31, 1997 and 1996, and the related statements of operations, cash flows and changes in partners' capital (net asset value) for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Campbell Strategic Allocation Fund, L.P. as of December 31, 1997 and 1996, and the results of its operations, cash flows and the changes in its net asset values for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

                                        ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Lutherville, Maryland
February 13, 1998

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                           December 31, 1997 and 1996


                                                                  1997           1996
                                                              ------------   ------------
ASSETS
  Equity in broker trading accounts
     Cash...................................................  $ 17,401,415   $ 15,907,914
     United States government securities....................    37,851,369     10,583,946
     Unrealized gain on open futures contracts..............     8,567,066        304,907
                                                              ------------   ------------
       Deposits with broker.................................    63,819,850     26,796,767
  Cash and cash equivalents.................................    27,976,771     46,977,151
     United States government and agency securities.........   127,278,890     35,925,168
     Unrealized gain on open forward contracts..............     1,328,130      1,667,873
                                                              ------------   ------------
       Total assets.........................................  $220,403,641   $111,366,959
                                                              ============   ============
LIABILITIES
  Accounts payable..........................................  $    165,183   $    117,865
  Brokerage fee.............................................     1,354,551        662,993
  Performance fee...........................................     2,537,134      2,082,519
  Offering costs payable....................................       122,785         56,627
  Redemptions payable.......................................     2,629,164        577,116
  Subscription deposits.....................................       885,105        133,036
                                                              ------------   ------------
       Total liabilities....................................     7,693,922      3,630,156
                                                              ------------   ------------
PARTNERS' CAPITAL (NET ASSET VALUE)
  General Partner -- 1,473.323 and 885.938 units outstanding
     at December 31, 1997 and 1996..........................     2,135,788      1,123,514
  Limited Partners -- 145,259.520 and 84,069.060 units
     outstanding at December 31, 1997 and 1996..............   210,573,931    106,613,289
                                                              ------------   ------------
       Total partners' capital (Net Asset Value)............   212,709,719    107,736,803
                                                              ------------   ------------
                                                              $220,403,641   $111,366,959
                                                              ============   ============


                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            STATEMENTS OF OPERATIONS

              For the Years Ended December 31, 1997, 1996 and 1995

                                                              1997          1996          1995
                                                           -----------   -----------   ----------
INCOME
  Trading gains (losses)
     Realized............................................  $24,334,181   $23,984,026   $1,760,402
     Change in unrealized................................    7,922,416      (598,661)   2,654,113
                                                           -----------   -----------   ----------
       Gain from trading.................................   32,256,597    23,385,365    4,414,515
  Interest income........................................    7,977,840     3,238,486    1,786,353
                                                           -----------   -----------   ----------
       Total income......................................   40,234,437    26,623,851    6,200,868
                                                           -----------   -----------   ----------
EXPENSES
  Brokerage fee..........................................   12,288,681     5,209,726    2,536,004
  Performance fee........................................    3,565,668     2,121,981            0
  Operating expenses.....................................      368,925       234,090      155,631
                                                           -----------   -----------   ----------
       Total expenses....................................   16,223,274     7,565,797    2,691,635
                                                           -----------   -----------   ----------
       NET INCOME........................................  $24,011,163   $19,058,054   $3,509,233
                                                           ===========   ===========   ==========
NET INCOME PER GENERAL AND LIMITED PARTNER UNIT
  (based on weighted average number of units outstanding
  during the year).......................................  $    208.78   $    327.00   $   103.74
                                                           ===========   ===========   ==========
INCREASE IN NET ASSET VALUE PER GENERAL AND LIMITED
  PARTNER UNIT...........................................  $    181.48   $    296.12   $    88.27
                                                           ===========   ===========   ==========

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1997, 1996 and 1995

                                                        1997            1996           1995
                                                    -------------   ------------   ------------
CASH FLOWS FROM (FOR) OPERATING ACTIVITIES
     Net income...................................  $  24,011,163   $ 19,058,054   $  3,509,233
     Adjustments to reconcile net income to net
       cash from operating activities
          Net change in unrealized................     (7,922,416)       598,661     (2,654,113)
          Increase in accounts payable and accrued
            expenses..............................      1,193,491      2,530,672        190,151
                                                    -------------   ------------   ------------
               Net cash from operating
                 activities.......................     17,282,238     22,187,387      1,045,271
                                                    -------------   ------------   ------------
CASH FLOWS FROM (FOR) INVESTING ACTIVITIES
     Net (purchases) maturities of investments in
       United States government and agency
       securities.................................   (118,621,145)   (36,318,412)     8,112,415
                                                    -------------   ------------   ------------
               Net cash from (for) investing
                 activities.......................   (118,621,145)   (36,318,412)     8,112,415
                                                    -------------   ------------   ------------
CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
     Addition of units............................     96,000,283     52,969,550     27,182,425
     Increase (decrease) in subscription
       deposits...................................        752,069        102,882       (222,071)
     Redemption of units..........................    (13,866,080)    (8,743,067)    (5,885,426)
     Increase (decrease) in redemptions payable...      2,052,048       (440,891)       963,172
     Offering costs charged.......................     (1,172,450)      (621,268)      (332,094)
     Increase in offering costs payable...........         66,158         19,440         20,557
                                                    -------------   ------------   ------------
               Net cash from financing
                 activities.......................     83,832,028     43,286,646     21,726,563
                                                    -------------   ------------   ------------
Net increase (decrease) in cash and cash
  equivalents.....................................    (17,506,879)    29,155,621     30,884,249
CASH AND CASH EQUIVALENTS
     Beginning of year............................     62,885,065     33,729,444      2,845,195
                                                    -------------   ------------   ------------
     End of year..................................  $  45,378,186   $ 62,885,065   $ 33,729,444
                                                    =============   ============   ============
End of year cash and cash equivalents consists of:
     Cash in broker trading accounts..............  $  17,401,415   $ 15,907,914   $  1,238,207
     Cash and cash equivalents....................     27,976,771     46,977,151     32,491,237
                                                    -------------   ------------   ------------
               Total end of year cash and cash
                 equivalents......................  $  45,378,186   $ 62,885,065   $ 33,729,444
                                                    =============   ============   ============

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

          STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)

              For the Years Ended December 31, 1997, 1996 and 1995

                                                         PARTNERS' CAPITAL
                          --------------------------------------------------------------------------------
                                 GENERAL                    LIMITED                       TOTAL
                          ----------------------   --------------------------   --------------------------
                            UNITS       AMOUNT        UNITS         AMOUNT         UNITS         AMOUNT
                          ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1994..................    253.300   $  223,859    23,055.320   $ 20,375,537    23,308.620   $ 20,599,396
Net income for the year
  ended December 31,
  1995..................                  33,569                    3,475,664                    3,509,233
Additions...............    218.922      205,000    29,148.037     26,977,425    29,366.959     27,182,425
Redemptions.............      0.000            0    (6,305.463)    (5,885,426)   (6,305.463)    (5,885,426)
Offering costs..........                  (3,410)                    (328,684)                    (332,094)
                          ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1995..................    472.222      459,018    45,897.894     44,614,516    46,370.116     45,073,534
Net income for the year
  ended December 31,
  1996..................                 190,771                   18,867,283                   19,058,054
Additions...............    413.716      480,000    46,205.096     52,489,550    46,618.812     52,969,550
Redemptions.............      0.000            0    (8,033.930)    (8,743,067)   (8,033.930)    (8,743,067)
Offering costs..........                  (6,275)                    (614,993)                    (621,268)
                          ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1996..................    885.938    1,123,514    84,069.060    106,613,289    84,954.998    107,736,803
Net income for the year
  ended December 31,
  1997..................                 244,185                   23,766,978                   24,011,163
Additions...............    587.385      780,007    71,325.080     95,220,276    71,912.465     96,000,283
Redemptions.............      0.000            0   (10,134.620)   (13,866,080)  (10,134.620)   (13,866,080)
Offering costs..........                 (11,918)                  (1,160,532)                  (1,172,450)
                          ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1997..................  1,473.323   $2,135,788   145,259.520   $210,573,931   146,732.843   $212,709,719
                          =========   ==========   ===========   ============   ===========   ============

                         NET ASSET VALUE PER
                   GENERAL AND LIMITED PARTNER UNIT
       --------------------------------------------------------
                             DECEMBER 31,
       --------------------------------------------------------
         1997                    1996                    1995
       ---------               ---------               --------
       $1,449.64               $1,268.16               $972.04
       =========               =========               =======

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.  General Description of the Partnership

         Campbell Strategic Allocation Fund, L.P. (the Partnership) is a Delaware limited partnership which operates as a commodity investment pool.

     B.  Regulation

         As a registrant with the Securities and Exchange Commission, the Partnership is subject to the regulatory requirements under the Securities Acts of 1933 and 1934. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry, rules of the National Futures Association, an industry self-regulatory organization, and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of Futures Commission Merchants (brokers) and interbank market makers through which the Partnership trades.

     C.  Method of Reporting

         The Partnership's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Partnership's management. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract purchase price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. United States government and agency securities are stated at market value.

     D.  Cash and Cash Equivalents

         Cash and cash equivalents includes cash, other demand deposits and short-term time deposits held at financial institutions.

     E.  Income Taxes

         The Partnership prepares calendar year U.S. and state information tax returns and reports to the partners their allocable shares of the Partnership's income, expenses and trading gains or losses.

     F.  Offering Costs

         The General Partner has incurred total costs in connection with the initial and continuous offering of Units of the Partnership (offering costs) of $5,196,390 through December 31, 1997, $2,107,405 of which has already been reimbursed to the General Partner by the Partnership. At December 31, 1997, the Partnership reflects a liability in the statement of financial condition for offering costs payable to the General Partner of $122,785. The Partnership's liability for offering costs is limited to the maximum of total offering costs incurred by the General Partner or 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings; this maximum is further limited by 30 month pay-out schedules. The Partnership is only liable for payment of offering costs on a monthly basis as calculated based on the limitations stated above. If the Partnership terminates prior to completion of payment of the calculated amounts to the General Partner, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner.

         The amount of monthly reimbursement due to the General Partner is charged directly to partners' capital.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --
         (CONTINUED)

     G.  Foreign Currency Transactions

         The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

NOTE 2.  GENERAL PARTNER AND COMMODITY TRADING ADVISOR

     The General Partner of the Partnership is Campbell & Company, Inc., which conducts and manages the business of the Partnership. The General Partner is also the commodity trading advisor of the Partnership. The Amended Agreement of Limited Partnership provides that the General Partner may make withdrawals of its Units, provided that such withdrawals do not reduce the General Partner's aggregate percentage interest in the Partnership to less than 1% of the net aggregate contributions.

     The General Partner is required by the Amended Agreement of Limited Partnership to maintain a net worth equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     Commencing September 1, 1997, the Partnership pays a monthly brokerage fee equal to 1/12 of 7.7% (7.7% annualized) of month-end net assets. The General Partner receives 7% of this 7.7% fee, a portion (4%) of which is used to compensate selling agents for ongoing services rendered and a portion (3%) of which is retained by the General Partner for trading and management services rendered. The remainder of the brokerage fee (0.7%) is paid directly to the broker. Prior to September 1, 1997, the monthly brokerage fee was equal to 1/12 of 8% (8% annualized) of month-end net assets, with the amount paid directly to the broker equal to 1/12 of 1% (1% annualized) of month-end net assets. During 1997, 1996 and 1995, the amounts paid directly to the broker amounted to $1,366,757, $651,216 and $317,000, respectively.

     The General Partner is also paid a quarterly performance fee of 20% of the Partnership's aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of appreciation attributable to interest income.

NOTE 3. DEPOSITS WITH BROKER

     The Partnership deposits funds with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Partnership earns interest income on its assets deposited with the broker.

NOTE 4. OPERATING EXPENSES

     Operating expenses of the Partnership are limited by the Amended Agreement of Limited Partnership to 0.5% per year of the average month-end Net Asset Value of the Partnership. Actual operating expenses were less than 0.5% of average month-end Net Asset Value for the years ended December 31, 1997, 1996 and 1995.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTE 5. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

     Investments in the Partnership are made by subscription agreement, subject to acceptance by the General Partner. As of December 31, 1997 and 1996, amounts received by the Partnership by prospective limited partners who have not yet been admitted to the Partnership by the General Partner total $885,105 and $133,036, respectively.

     The Partnership is not required to make distributions, but may do so at the sole discretion of the General Partner. A Limited Partner may request and receive redemption of Units owned, subject to restrictions in the Amended Agreement of Limited Partnership. Redemption fees apply through the first twelve month-ends following purchase as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply.

NOTE 6. TRADING ACTIVITIES AND RELATED RISKS

     The Partnership engages in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

     Purchase and sale of futures contracts requires margin deposits with the broker. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

     The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at December 31, 1997 and 1996 was $110,574,485 and $13,763,550, respectively, which equals 52%
and 13% of Net Asset Value, respectively.

     The Partnership trades forward contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward contracts typically involves delayed cash settlement.

     The Partnership has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Partnership assets on deposit may be limited to account insurance or other protection afforded such deposits. In the normal course of business, the Partnership requires collateral for repurchase agreements.

     For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

     The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts. The average fair value of derivatives during 1997, 1996 and 1995 was approximately $4,180,000, $4,850,000 and $830,000, respectively, and the related fair values as of December 31, 1997 and 1996 are approximately $9,895,000 and $1,973,000, respectively.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTE 6.  TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED)

     Net trading results from derivatives are reflected in the statement of operations and equal gain from trading less the portion of the brokerage fee paid directly to the broker. Such trading results reflect the net gain arising from the Partnership's speculative trading of futures and forward contracts.

     Open contracts generally mature within three months; the latest maturity date for open contracts as of December 31, 1997 is March 1998. However, the Partnership intends to close all contracts prior to maturity. At December 31, 1997 and 1996, the notional amount of open contracts is as follows:

                                          1997                            1996
                             -------------------------------   ---------------------------
                              CONTRACTS TO     CONTRACTS TO    CONTRACTS TO   CONTRACTS TO
                                PURCHASE           SELL          PURCHASE         SELL
                             --------------   --------------   ------------   ------------
Futures contracts:
  - Long-term interest
     rates.................  $  759,600,000   $            0   $154,000,000   $118,100,000
  - Short-term interest
     rates.................     485,700,000      437,100,000    134,200,000              0
  - Currencies.............               0                0     11,400,000     21,200,000
  - Stock indices..........      21,000,000       13,000,000        600,000     12,200,000
  - Softs/Fibers...........       2,500,000        1,000,000      1,000,000              0
  - Grains.................               0        2,200,000              0              0
  - Meats..................               0          400,000        400,000              0
  - Metals.................       2,800,000       32,400,000     16,500,000      9,300,000
  - Energy.................               0       49,600,000     18,300,000              0

Forward contracts:
  - Currencies.............     284,900,000      472,800,000    119,900,000    155,700,000
                             --------------   --------------   ------------   ------------
                             $1,556,500,000   $1,008,500,000   $456,300,000   $316,500,000
                             ==============   ==============   ============   ============

     The above amounts do not represent the Partnership's risk of loss due to market and credit risk, but rather represent the Partnership's extent of involvement in derivatives at the date of the statement of financial condition.

     The General Partner has established procedures to actively monitor and minimize market and credit risk. The Limited Partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

                            CAMPBELL & COMPANY, INC.



                                 BALANCE SHEET



                               December 31, 1997




ASSETS
  Current assets
     Cash and cash equivalents..............................  $ 6,638,947
     Accounts receivable
       Advisory and performance fees........................   11,390,843
       Receivable from Campbell Strategic
          Allocation Fund, L.P..............................      826,413
       Other receivables....................................      226,953
                                                              -----------
          Total current assets..............................   19,083,156
                                                              -----------
  Property and equipment
     Furniture and office equipment.........................    1,117,474
     Leasehold improvements.................................       85,434
                                                              -----------
                                                                1,202,908
     Less accumulated depreciation and amortization.........     (805,881)
                                                              -----------
          Total property and equipment......................      397,027
                                                              -----------
  Other assets
     Cash surrender value of life insurance, net of policy
      loans of $149,678.....................................       56,624
     Investments in commodity pools.........................    3,860,745
     Other..................................................    4,915,964
                                                              -----------
          Total assets......................................  $28,313,516
                                                              ===========
LIABILITIES
  Current liabilities
     Accounts payable and accrued expenses..................  $ 7,304,311
  Subordinated debt.........................................    3,315,232
                                                              -----------
          Total liabilities.................................   10,619,543
                                                              -----------
STOCKHOLDERS' EQUITY
  Capital stock
     Class A voting, no par, $100 stated value; 2,500 shares
      authorized; 105 shares outstanding....................       10,500
     Additional paid-in capital.............................       46,668
     Retained earnings......................................   17,636,805
                                                              -----------
                                                               17,693,973
                                                              -----------
          Total liabilities and stockholders' equity........  $28,313,516
                                                              ===========



           THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY



                            See accompanying notes.

                            CAMPBELL & COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENT



NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     A.  General



         Campbell and Company, Inc. (the Company) earns fees as a Commodity Trading Advisor registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization.



         The Company's balance sheet is presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Company's management.



     B.  Revenue Recognition



         Advisory fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees, if any, are accrued when the conditions of the performance fee agreement are satisfied.



     C.  Cash and Cash Equivalents



         Cash and cash equivalents consist of cash and investments readily convertible into cash.



     D.  Property and Equipment



         Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.



     E.  Investments in Commodity Pools



         Investments in commodity pools are carried at their reported net asset values at the balance sheet date.



     F.  Income Taxes



         The Company has elected S corporation status, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the balance sheet. The Company's taxable income is taxable to the stockholders on an individual basis.



NOTE 2.  INVESTMENTS IN COMMODITY POOLS



     Investments in commodity pools consist of the following as of December 31, 1997:



                                                                 1997
                                                                 ----
Campbell Strategic Allocation Fund, L.P.....................  $2,135,788
SB Campbell Financial, Metals & Energy Fund plc.............   1,140,790
Campbell Global Investment Fund Limited.....................     368,939
Campbell Financial Futures Fund Limited Partnership.........     192,411
The Campbell Fund Trust.....................................      22,817
                                                              ----------
     Total..................................................  $3,860,745
                                                              ==========



     In addition to its investment in the funds, the Company has additional responsibilities with regards to the following funds:



     Campbell Strategic Allocation Fund, L.P.



     The Company is the General Partner and trading manager of Campbell Strategic Allocation Fund, L.P. (Strategic).

                            CAMPBELL & COMPANY, INC.

NOTE 2.  INVESTMENTS IN COMMODITY POOLS -- (CONTINUED)


     Campbell Strategic Allocation Fund, L.P. -- (Continued)


     Summarized financial information with respect to Strategic as of and for the year ended December 31, 1997 is as follows:



                                                            1997
                                                            ----
Balance Sheet Data
  Assets..............................................  $220,403,641
  Liabilities.........................................    (7,693,922)
                                                        ------------
     Net Asset Value..................................  $212,709,719
                                                        ============
Operating Data
  Total income........................................  $ 40,234,437
  Total expense.......................................   (16,223,274)
                                                        ------------
     Net income.......................................  $ 24,011,163
                                                        ============
General Partner income allocation.....................  $    232,267
                                                        ============



     The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The extent of this commitment is dependent on the subscriptions Strategic receives during the continuing offering period provided for in Strategic's prospectus. The Company, as General Partner, has contributed capital of $1,717,000 to Strategic. The Company is further bound by Strategic's Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.



     As General Partner, the Company has incurred costs in connection with Strategic's initial and continuous offerings. The Company reflects a receivable as of December 31, 1997 of $122,785 from Strategic for offering costs due to be reimbursed as of said date. Such amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the balance sheet. The remaining offering costs of $2,966,200 as of December 31, 1997 is included in Other assets in the balance sheet. It is carried on the Company's books as an asset, because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive out of the asset over time.



     The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. As of December 31, 1997, $2,542,114 in selling agent commissions is subject to future reimbursement, of which $703,628 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $1,838,486 is included in Other assets in the balance sheet.



     In the event Strategic terminates prior to the completion of any reimbursement of the above costs, the Company will not be entitled to any additional reimbursement from Strategic.



     Campbell Financial Futures Fund Limited Partnership



     The Company has a General Partner interest in Campbell Financial Futures Fund Limited Partnership (Financial Futures).

                            CAMPBELL & COMPANY, INC.

NOTE 2.  INVESTMENTS IN COMMODITY POOLS -- (CONTINUED)


    Campbell Financial Futures Fund Limited Partnership -- (Continued)


     Summarized financial information with respect to Financial Futures as of and for the year ended December 31, 1997 is as follows:



                                                             1997
                                                             ----
Balance Sheet Data
  Assets................................................  $7,363,044
  Liabilities...........................................    (183,480)
                                                          ----------
     Net Asset Value....................................  $7,179,564
                                                          ==========
Operating Data
  Total income..........................................  $1,488,175
  Total expense.........................................    (430,713)
                                                          ----------
     Net income.........................................  $1,057,462
                                                          ==========
General Partner income allocation.......................  $   28,441
                                                          ==========



     The Campbell Fund Trust



     Effective January 2, 1996, the Company became the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust.



NOTE 3.  TRADING ACTIVITIES AND RELATED RISKS



     The Limited Partnerships and the Trust for which the Company is either the sole General Partner, Co-General Partner or Managing Operator engage in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The partnerships and the trust are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.



     Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited. The partnerships and the trust also trade forward contracts in unregulated markets between principals and assume the risk of loss from counterparty nonperformance.



     For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the partnerships, the trust and the Company, as General Partner or Managing Operator, are exposed to a market risk equal to the value of derivatives purchased and unlimited liability on derivatives sold short.



     The average fair value of derivatives held by the partnerships and the trust during 1997 was approximately $4,520,000 and the related year end fair value was approximately $10,442,000.



     At December 31, 1997, the notional amount of contracts acquired by the partnerships and the trust to purchase totaled approximately $1,624,600,000 and the notional amount of such contracts to sell totaled approximately $1,048,000,000. These amounts do not represent the partnership and the trust's risk of loss due

                            CAMPBELL & COMPANY, INC.

NOTE 3.  TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED)


to market and credit risk but rather represent the extent of their involvement in derivatives at the balance sheet date.



     The Company has established procedures to actively monitor and minimize market and credit risks.



NOTE 4.  SUBORDINATED DEBT



     The Company has entered into a working capital agreement with the stockholders of the Company in February, 1997. The agreement provides for the issuance of unsecured notes to the Company which allows for their subordination to any future borrowings of the Company. Interest on any notes issued in accordance with the agreement is payable annually at a rate of 8.0%. Any unpaid principal balance is due on the tenth anniversary date of the commencement date of each note, or five years after a stockholder (a noteholder) ceases to be in the employ of the Company, whichever pay period is less. At December 31, 1997, $3,315,232, including accrued interest, was outstanding under this agreement.



NOTE 5.  LEASE OBLIGATION



     The Company leases office facilities under an agreement which provides for minimum base annual rentals plus a proportionate share of operating expenses. The lease expires September 30, 2008. The Company has the option to renew the lease for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:



                YEAR ENDING DECEMBER 31
                -----------------------
1998....................................................  $  248,551
1999....................................................     254,566
2000....................................................     259,664
2001....................................................     264,888
2002....................................................     270,208
Thereafter..............................................   1,660,857
                                                          ----------
Total base annual rentals...............................  $2,936,528
                                                          ==========



     The Company advanced $23,000 as a security deposit relating to this lease.



NOTE 6.  PROFIT SHARING PLAN



     The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 3.75% of the employees' compensation. The Company may also make optional additional contributions to the Plan.



NOTE 7.  SUBSEQUENT EVENT



     In January and February 1998, the Company made distributions to its stockholders aggregating approximately $15,600,000. Additionally, the Stockholders made advances to the Company in accordance with the working capital agreement aggregating approximately $6,900,000, to provide for additional working capital.

                 (This page has been left blank intentionally.)

                                   APPENDIX I

                                    GLOSSARY

     The following glossary may assist prospective investors in understanding the terms used in this Prospectus.

     Commodity. Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities include: grains, such as wheat, corn, oats and rice; oilseed products, such as soybeans and soybean products (meal and oil); foods, such as livestock and meat, sugar, cocoa and coffee; fibers, such as cotton, lumber and plywood; metals, such as copper, silver, gold, palladium and platinum; financial instruments, such as U.S. Treasury bonds, Eurodollars, German Bund, Euromark deposit rates, and Short Sterling rates; foreign currencies, such as British pounds, Canadian dollars, Deutsche marks, Japanese yen and Swiss francs; energy supplies, such as petroleum and petroleum products (heating oil); and stock indices, such as the Standard & Poor's Composite Index, the New York Stock Exchange Composite Index and the Nikkei Stock Index Average. Traded commodities are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

     Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission.

     Commodity exchanges. Centralized market facilities, sometimes referred to as contract markets, for trading in futures contracts relating to specified commodities. Principal exchanges in the United States include the Board of Trade of the City of Chicago, the Chicago Mercantile Exchange (including the International Monetary Market), and the Commodity Exchange, Inc.

     Commodity Futures Trading Commission ("CFTC"). An independent regulatory commission of the United States government empowered to regulate commodity futures transactions and other commodity transactions under the Commodity Exchange Act.

     Commodity Pool Operator. A person engaged in the business of operating an organization that raises capital through the sale of interests in an investment trust, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in commodity contracts.

     Commodity Trading Advisor. A person who renders advice about commodities or about the trading of commodities, as part of a regular business, for profit.

     Daily price fluctuation limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange (with CFTC approval).

     Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.

     Forward contract. A cash market transaction in which buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

     Futures Commission Merchant. The person or organization that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders.

     Futures contract. A contract providing for (i) the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or (ii) cash settlement of the

                                     APP-I-1
change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity." Trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

     Limit order. A trading order which sets a limit on price of execution. Limit orders (as contrasted with stop orders) do not become market orders.

     Long contract. A commodity futures contract to accept delivery of (buy) a specified amount and grade of a commodity at a future date at a specified price.

     Market order. A trading order to execute a trade at the most favorable price as soon as possible.

     Margin. A good faith deposit with a broker to assure fulfillment of the terms of a commodity futures contract. Commodity margins do not usually involve the payment of interest.

     Margin call. A demand for additional monies after depletion of the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

     Open position. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

     Option contract. An option contract gives the purchaser of the option contract the right (as opposed to the obligation) to acquire (call) or sell
(put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price.

     Position limit. The maximum number of speculative futures contracts in any one commodity (on one contract market) imposed by the CFTC or an exchange that can be held or controlled at one time, by one person or a group of persons acting together.

     Round-turn trade. The initial purchase or sale of a commodity futures contract and the subsequent offsetting sale or purchase of a contract.

     Short contract. A futures contract to make delivery of (sell) a specified amount and trade of a commodity at a future date at a specified price.

     Spot contract. A cash market transaction in which buyer and seller agree to the purchase and sale of a specified commodity lot for immediate delivery.

     Spreads. A commodity futures trading transaction involving the simultaneous holding of commodity futures contracts dealing with the same commodity but involving different delivery dates or delivery markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different commodity futures contracts.

     Stop order. An order given to a broker to execute a trade in a futures contract when the market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or losses on open positions. Stop orders become market orders when the stop order price is reached.

     Unrealized profit or loss. The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

                                     APP-I-2

                               BLUE SKY GLOSSARY

     The following definitions are included in this Appendix I in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the "Guidelines for the Registration of Commodity Pool Programs" Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Fund.

     Definitions -- As used in the Guidelines, the following terms have the following meanings:

     Administrator -- The official or agency administering the security laws of a state.

     Advisor -- Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

     Affiliate -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

     Capital Contributions -- The total investment in a Program by a Participant or by all Participants, as the case may be.

     Commodity Broker -- Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

     Commodity Contract -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

     Cross Reference Sheet -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

     Net Assets -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

     Net Asset Value Per Program Interest -- The Net Assets divided by the number of Program Interests outstanding.

     Net Worth -- The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

     New Trading Profits -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

     Organizational and Offering Expenses -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

     Participant -- The holder of a Program Interest.

                                     APP-I-3

     Person -- Any natural Person, partnership, corporation, association or other legal entity.

     Pit Brokerage Fee -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

     Program -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

     Program Broker -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

     Program Interest -- A limited partnership interest or other security representing ownership in a program.

     Pyramiding -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

     Sponsor -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

     Valuation Date -- The date as of which the Net Assets of the Program are determined.

     Valuation Period -- A regular period of time between Valuation.

                                     APP-I-4

                                  APPENDIX II

                     SUPPLEMENTARY PERFORMANCE INFORMATION

     The following tables include a graphic presentation of the performance of the Fund and the two portfolios in which the Fund trades.

     Table 1 presents the actual performance of the Fund since inception, compared to several investment indices. Tables 2 and 3 present the overall performance of Campbell & Company's management and trading systems within the portfolios in which the Fund trades. Campbell & Company is a highly systematic trader, which uses essentially the same systematic approach in each market traded, and the basic trading principles and policies have remained constant since the inception of trading in the Portfolios. Investors should note that both individual accounts within each Portfolio and other funds managed by Campbell & Company have at times incurred significant losses, greater than any losses sustained to date by the Fund. The Portfolio tables do not represent the actual performance of the Fund and are not representative of how the Fund has or will perform.

     THE FOLLOWING TABLES INCLUDE THE PERFORMANCE OF PROGRAMS AND ACCOUNTS WHICH HAVE TRADED PURSUANT TO THE SAME SYSTEMS AS THE FUND, BUT WHICH HAVE MATERIAL DIFFERENCES FROM THE FUND. THE FUND WILL NOT EXPERIENCE IN THE FUTURE THE RESULTS SHOWN IN THE PORTFOLIO TABLES BECAUSE OF DIFFERENCES IN BROKERAGE FEES, ADVISORY AND PERFORMANCE FEES AND TREATMENT OF INTEREST INCOME BETWEEN THE FUND AND ACCOUNTS INCLUDED IN SUCH TABLES. THE SIZE OF THE FUND'S ASSETS ALSO MAY AFFECT PARTICULAR TRADING DECISIONS, SUCH AS THE RELATIVE SIZE OF POSITIONS TAKEN, DEGREE OF DIVERSIFICATION AND PARTICULAR COMMODITIES TRADED AND MAY AFFECT GENERALLY THE DESIGN AND EXECUTION OF CAMPBELL & COMPANY'S TRADING METHODS. IN ANY EVENT, PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

           FUTURES TRADING IS SPECULATIVE. INVESTORS MAY LOSE ALL OR
                     SUBSTANTIALLY ALL OF THEIR INVESTMENT.

                                    APP-II-1

                                    TABLE 1

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.


WORST MONTHLY PERCENTAGE DRAW-DOWN*: November, 1994/6.67%
WORST PEAK-TO-VALLEY DRAW-DOWN*: June, 1994 - January, 1995/17.99%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                             RATE OF RETURN(1)
                         (Computed on a compounded
                               monthly basis)

      MONTH        1998    1997    1996    1995     1994
     January       2.74%   4.52%   5.79%   -4.67%
    February      -2.81%   2.03%  -5.97%    4.21%
      March               -2.47%   4.72%    8.77%
      April               -3.60%   3.59%    1.13%    0.16%
       May                -2.92%  -2.18%   -0.84%   -2.42%
      June                 2.48%   0.75%   -1.77%    5.15%
      July                 9.12%  -0.78%   -3.82%   -3.94%
     August               -5.69%   1.84%    5.47%   -3.89%
    September              4.51%   1.77%   -3.93%    5.20%
     October               1.83%  12.44%    0.79%   -0.14%
    November               0.17%  11.00%   -0.15%   -6.67%
    December               4.46%  -4.41%    5.35%   -4.98%
      Total       -0.13%  14.31%  30.46%    9.99%  -11.62%



          COMPOUND ANNUAL RATES OF RETURN
             April 1994 - December 1997
 12-month                                  14.31%
 24-month                                  22.13%
 36-month                                  17.94%
 Since Inception                           10.41%


               CAMPBELL STRATEGIC ALLOCATION FUND
1994 (Beg. April)                                     -11.62%
1995                                                    9.99%
1996                                                   30.46%
1997                                                   14.31%
1998 (through February)                                -0.15%


            MAR FUND/POOL QUALIFIED UNIVERSE INDEX
1994 (Beg. April)                                       0.97%
1995                                                    9.66%
1996                                                   11.89%
1997                                                    9.49%
1998 (through February)                                 1.11%

                         S&P 500 INDEX
1994 (Beg. April)                                       1.31%
1995                                                   38.56%
1996                                                   22.92%
1997                                                   33.37%
1998 (through February)                                 8.41%


               LEHMAN BROTHERS GOVERNMENT BOND INDEX
1994 (Beg. April)                                      -7.73%
1995                                                   18.77%
1996                                                   -0.72%
1997                                                   14.88%
1998 (through February)                                 1.30%



     The first chart is a graphic presentation of the table at the left, which presents the actual performance of Campbell Strategic Allocation Fund, L.P. since inception, net of all fees and commissions paid. The MAR Fund/Pool Qualified Universe Index is a dollar weighted index of 420 managed futures funds, including the performance of current as well as retired funds. Both of these charts represent actively managed futures accounts whose objective is speculative trading profits. Stocks are represented by the S&P 500 Index and Bonds by the Lehman Brothers Government Bond Index. These are passive indices of equity and debt securities which generally are purchased by investors with an investment objective of capital preservation, growth or income. There is generally no correlation between the returns of stocks, bonds, and futures investments (see the discussions on non-correlation in Risk Factors sec.2.A.vii and Investment Factors sec.4.D). The bars in each chart represent annual returns (calculated on a compounded monthly basis).



   *"Draw-down" means losses experienced by the Fund over a specified period.


                                    APP-II-2


                                                                      STATISTICS
                                                                     4/94 - 12/97

                               Compounded Monthly Annual ROR:           14.31%
                               Average Monthly ROR:                      0.93%
                               Standard Deviation of Monthly
                                 Returns:                                4.62%
                               Annualized Standard Deviation:           16.00
                               Sharpe Ratio:                             0.57
                               Average Monthly Gain:                     4.29%
                               Average Monthly Loss:                    (3.26)%
                               Number of Profitable Months:                25
                               Number of Unprofitable Months:              20
                               Average Duration of Decline
                                 (Months):                                2.3
                               Average Recovery Period (Months):          3.3



                    THE EFFECT OF INCREASING ALLOCATIONS OF
                         MANAGED FUTURES IN A PORTFOLIO



     Beginning with a 60% Stock/40% Bond allocation, futures were added in 5% increments while the bond allocation was decreased by the same percentage. As the allocation of futures increased up to approximately 15%, returns increased and standard deviation (one measure of risk) was reduced. If more than 15% futures were introduced, returns continued to increase, but risk increased also.



     This is not a recommendation that anyone invest more than 10%, which is the maximum allocation allowed by the prospectus, in the Fund. The Efficient Frontier only works during periods in which managed futures out-perform stocks or bonds.



     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                   [CHART]

                                    APP-II-3

                                    TABLE 2
                  FINANCIAL, METAL & ENERGY LARGE PORTFOLIO(4)

WORST MONTHLY PERCENTAGE DRAW-DOWN(2): June, 1986/17.68%
WORST PEAK-TO-VALLEY DRAW-DOWN(3): March - November, 1986/41.94%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

    FINANCIAL, METAL & ENERGY LARGE PORTFOLIO

1983 (beg. April)                             -10.34%
1984                                           26.96%
1985                                           33.05%
1986                                          -30.45%
1987                                           64.38%
1988                                            7.96%
1989                                           42.23%
1990                                           35.24%
1991                                           31.12%
1992                                           13.47%
1993                                            4.68%
1994                                          -16.73%
1995                                           19.46%
1996                                           35.96%
1997                                           18.75%
1998 (through February)                         0.46%

     The Financial, Metal & Energy Large Portfolio is the composite performance of all accounts traded in the Portfolio since its inception, net of all fees and commissions. This is not the Fund's performance, and individual accounts within the Portfolio may have had returns that differ from the Portfolio composite. The bars represent annual returns (calculated on a compounded monthly basis).

        SEE TABLE 1 ON PAGE APP-II-2 FOR ACTUAL PERFORMANCE OF THE FUND.


           COMPOUND ANNUAL RATES OF RETURN
             April 1983 - December 1997

 12-month                                  18.75%
 24-month                                  27.07%
 36-month                                  24.48%
 Since Inception                           16.06%



                                        STATISTICS
                                       4/83 - 12/97

 Compounded Monthly Annual ROR:           16.06%
 Average Monthly ROR:                      1.47%
 Standard Deviation of Monthly
   Returns:                                6.69%
 Annualized Standard Deviation:           23.19%
 Sharpe Ratio:                             0.47
 Average Monthly Gain:                     5.59%
 Average Monthly Loss:                    (4.14)%
 Number of Profitable Months:               102
 Number of Unprofitable Months:              75
 Average Duration of Decline
   (Months):                                2.6
 Average Recovery Period (Months):          2.7


                                    APP-II-4


                                                      RATE OF RETURN(1)
                                          (Computed on a compounded monthly basis)

     MONTH          1998      1997      1996      1995      1994      1993      1992      1991      1990
    January          3.25%     5.26%     5.46%    -4.53%    -4.67%    -0.71%    -5.54%    -7.89%     3.00%
    February        -2.70%     2.26%    -5.63%     5.85%    -6.81%    13.74%    -3.58%    -1.59%     0.59%
     March                    -2.08%     5.62%     9.58%     7.00%    -5.79%     1.05%    20.41%     3.37%
     April                    -3.84%     3.49%     2.08%    -1.77%     2.99%    -2.78%    -1.87%     4.62%
      May                     -1.84%    -1.71%     0.88%    -2.78%     2.81%     1.14%     2.81%   -11.50%
      June                     2.23%     1.29%    -0.90%     5.25%     2.55%    10.66%     1.49%     8.29%
      July                     9.27%     0.01%    -4.05%    -4.36%     5.55%    10.40%    -7.96%    10.04%
     August                   -5.14%     1.78%     5.83%    -3.79%    -4.33%     4.99%     3.79%    12.30%
   September                   4.23%     2.47%    -3.47%     6.91%    -4.83%    -2.17%     6.07%     2.59%
    October                    2.39%    12.06%     1.20%     0.36%    -6.19%    -4.67%     0.63%     1.25%
    November                   0.57%    12.22%    -0.24%    -7.02%     0.59%     6.26%    -2.03%    -1.35%
    December                   4.95%    -4.29%     6.82%    -5.07%    -0.08%    -1.36%    17.45%    -0.54%
      Year           0.46%    18.75%    35.96%    19.46%   -16.74%     4.68%    13.47%    31.12%    35.24%


                                            RATE OF RETURN(1)
                                (Computed on a compounded monthly basis)

     MONTH          1989      1988      1987      1986      1985      1984      1983
    January          7.90%    -0.08%    33.71%    -6.28%     3.63%     1.27%
    February        -1.99%     2.39%     3.23%    17.84%    11.59%     2.12%
     March          10.74%    -1.88%    13.51%     6.48%     0.74%     2.44%
     April           1.94%    -5.12%    15.39%    -7.87%     5.97%     0.09%    -0.40%
      May           13.72%     1.63%    -4.17%     5.01%     2.92%     9.78%     0.18%
      June           1.88%     8.29%    -3.21%   -17.68%    -2.18%    -5.50%    -3.71%
      July           0.55%    -0.68%     9.80%     5.21%     5.48%     6.86%     3.27%
     August         -0.81%    -0.22%    -1.12%     7.61%    -3.63%    -1.34%    -1.47%
   September        -4.27%     4.80%     2.71%   -17.22%   -11.29%     8.32%     0.83%
    October         -6.88%    -0.06%   -13.45%   -11.74%     3.95%     2.79%    -4.18%
    November         2.46%    -0.35%    -0.53%   -11.84%    10.45%    -3.12%    -1.93%
    December        12.88%    -0.42%     2.11%     1.84%     3.40%     1.49%    -3.21%
      Year          42.23%     7.96%    64.38%   -30.45%    33.05%    26.96%   -10.34%

       *SEE TABLE 1 ON PAGE APP-II-2 FOR ACTUAL PERFORMANCE OF THE FUND.

  See the notes on page APP-II-7 which are an integral part of the performance presentation.

                                    APP-II-5

                                    TABLE 3
                     GLOBAL DIVERSIFIED LARGE PORTFOLIO(5)


WORST MONTHLY PERCENTAGE DRAW-DOWN(2): April, 1986/14.41%
WORST PEAK-TO-VALLEY DRAW-DOWN(3): March - November, 1986/29.71%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


        GLOBAL DIVERSIFIED LARGE PORTFOLIO
1986                                          -26.55%
1987                                           33.08%
1988                                           19.18%
1989                                           26.16%
1990                                           32.18%
1991                                           14.86%
1992                                            7.68%
1993                                            2.39%
1994                                            9.61%
1995                                            6.52%
1996                                           26.78%
1997                                           14.95%
1998 (through February)                        -0.48%


     The Global Diversified Large Portfolio is the composite performance of all accounts traded in the Portfolio since its inception, net of all fees and commissions. This is not the Fund's performance, and individual accounts within the Portfolio may have had returns that differ from the Portfolio composite. The bars represent annual returns (calculated on a compounded monthly basis).


        SEE TABLE 1 ON PAGE APP-II-2 FOR ACTUAL PERFORMANCE OF THE FUND.


          COMPOUND ANNUAL RATES OF RETURN
             April 1983 - December 1997

 12-month                                  14.95%
 24-month                                  20.72%
 36-month                                  15.79%
 Since Inception                           12.78%



                                        STATISTICS
                                       2/86 - 12/97

 Compounded Monthly Annual ROR:           12.78%
 Average Monthly ROR:                      1.19%
 Standard Deviation of Monthly
   Returns:                                6.12%
 Annualized Standard Deviation:           21.19%
 Sharpe Ratio:                             0.35
 Average Monthly Gain:                     5.29%
 Average Monthly Loss:                     3.88%
 Number of Profitable Months:                79
 Number of Unprofitable Months:              64
 Average Duration of Decline
   (Months):                                2.7
 Average Recovery Period (Months):          3.4


                                    APP-II-6


                                             RATE OF RETURN(1)
                                 (Computed on a compounded monthly basis)

     MONTH          1998     1997     1996     1995     1994     1993     1992     1991
    January         2.81%    3.68%    3.77%   -2.87%   -3.77%    0.31%   -5.55%   -7.59%
    February       -3.20%    1.77%   -7.22%    4.85%   -8.45%   12.43%   -5.04%   -2.58%
     March                  -2.08%    3.41%    4.02%    6.35%   -3.09%   -2.61%   16.04%
     April                  -2.56%    5.15%    1.40%   -3.74%   -0.01%   -2.22%   -1.66%
      May                   -1.74%   -2.67%   -1.30%    3.49%    2.79%   -2.26%    2.66%
      June                   3.19%    0.91%    0.08%   14.90%    3.81%   10.64%    5.43%
      July                   6.89%   -1.13%   -5.49%    2.53%    4.60%   11.14%   -8.54%
     August                 -5.11%    2.09%    2.57%   -3.35%   -6.12%    4.53%   -2.92%
   September                 3.87%    1.73%   -2.75%    3.48%   -7.07%   -0.43%    2.11%
    October                  1.80%   13.36%   -0.75%    0.50%   -5.45%   -3.21%    0.31%
    November                 0.39%   10.38%    0.77%    2.84%   -2.31%    4.24%   -2.09%
    December                 4.59%   -4.03%    6.47%   -3.56%    4.17%   -0.11%   16.01%
      Year         -0.48%   14.95%   26.78%    6.52%    9.61%    2.39%    7.68%   14.86%


                                 RATE OF RETURN(1)
                     (Computed on a compounded monthly basis)

     MONTH          1990      1989     1988     1987      1986
    January          5.63%   -3.86%   -5.70%    12.05%
    February         2.45%   -1.28%    1.69%    -1.09%    -0.11%
     March           5.68%   10.69%   -3.03%     3.24%     4.14%
     April           8.34%   -1.01%   -5.83%    16.56%   -14.41%
      May          -12.09%   11.35%    9.86%    -1.28%     3.56%
      June           4.55%    0.72%   25.99%    -1.53%    -5.68%
      July           4.32%    4.64%   -2.01%     5.25%     6.53%
     August          8.98%   -4.47%    0.65%    -3.88%     5.08%
   September         0.72%   -2.68%    0.28%    -1.72%    -9.92%
    October          2.13%   -3.08%   -0.10%   -10.16%   -10.93%
    November         0.07%    4.07%    1.05%     8.18%    -6.41%
    December        -0.82%   10.24%   -1.51%     6.23%     0.47%
      Year          32.18%   26.16%   19.18%    33.08%   -26.55%

       *SEE TABLE 1 ON PAGE APP-II-2 FOR ACTUAL PERFORMANCE OF THE FUND.

  See the notes on page APP-II-7 which are an integral part of the performance presentation.

                                    APP-II-7

                         NOTES TO SUPPLEMENTARY TABLES

1. The "RATE OF RETURN" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Rates of Return", except for accounts which close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January, 1987, "Rate of Return" is calculated using the Only Accounts Traded (OAT) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The records of many of the accounts in the tables prior to 1987 do not document the exact dates of capital additions and withdrawals. Accordingly, there is insufficient data to calculate rate of return during such periods using the OAT method. Campbell & Company has no reason to believe that the pre-1987 annual rates of return would be materially different if the OAT method were used to calculate such returns. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.

2. "WORST MONTHLY PERCENTAGE DRAW-DOWN" is the largest monthly loss experienced by the Portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the Portfolio and includes the month and year of such drawdown. A small number of accounts in the Portfolio composites have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

3. "WORST PEAK-TO-VALLEY DRAW-DOWN" is the largest cumulative loss experienced by the Portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such drawdown. A small number of accounts in the Portfolio composites have experienced peak-to-valley drawdowns which are materially larger than the largest composite peak-to-valley drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.


4. Table 2 contains the composite performance of accounts traded pursuant to the Financial, Metal & Energy Large Portfolio, which is the portfolio primarily utilized for the Fund. The data presented reflects the composite performance of 367 accounts traded according to the Financial, Metal & Energy Large Portfolio. The data below is as of January 31, 1998. From inception of Campbell & Company's Financial, Metal & Energy Large Portfolio in April 1983, 362 accounts have been closed; 96 of the accounts closed transferred to the Financial, Metal & Energy Small Portfolio. Of the remaining 266 closed accounts, 79 closed with a profit and 187 closed with a loss. 5 accounts remained open, all of which were profitable. The open accounts ranged in size from $27,000,000 to in excess of $100,000,000, with an average account size of approximately $158,400,000. The average composite monthly return for the period from January, 1993 through January, 1998 was 0.93% compared to the average of average monthly returns for all accounts of 0.43% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate. The "Net Performance" figures in the tables are net of management and incentive fees; these fees range from 0% to 6% for management fees and 15% to 25% for incentive fees. Prior to January 1988, most of the client equity traded pursuant to the Financial, Metal & Energy Portfolio consisted of one large account. Due to client-imposed restrictions on this account and the small amount of equity in other accounts, certain markets were not traded, including stock indices, precious metals and energies. These differences affected performance during this period.


                                    APP-II-8

5. Table 3 reflects the composite performance of all accounts (a total of 20 accounts) traded according to the Global Diversified Large Portfolio. From inception of the Portfolio in February 1986, 19 accounts have been closed; 10 of the accounts closed transferred to the Global Diversified Small Portfolio. Of the remaining 9 closed accounts, 7 closed with a profit and 2 closed with a loss. The 1 open account is profitable. The average composite monthly return for the period from January 1993 through January 1998 is 0.99% compared to the average of average monthly returns for all accounts of 0.96% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.


                                    APP-II-9

                                                                       EXHIBIT A

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                    AMENDED AGREEMENT OF LIMITED PARTNERSHIP

                                   ARTICLE 1.
                               FORMATION AND NAME

     The parties to this Amended Agreement of Limited Partnership (the "Agreement") dated as of August 1, 1997 have formed Campbell Strategic Allocation Fund, L.P. (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act in effect on the date thereof (the "Act") and do hereby continue the Partnership pursuant to the terms herein as of September 23, 1993. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney which may be filed with this Agreement and any amendment hereto and such additional information as is required from him to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents at the request of the General Partner.

                                   ARTICLE 2.
                     PRINCIPAL OFFICE AND REGISTERED AGENT

     The principal office of the Partnership shall be 210 West Pennsylvania Avenue, Baltimore, Maryland 21204, or such other place as the General Partner may designate from time to time. The Registered Agent for the Limited Partnership is D. Keith Campbell, 210 West Pennsylvania Avenue, Baltimore, Maryland 21204. The Tax Matters Partner for the Limited Partnership is Campbell & Company, Inc.

                                   ARTICLE 3.
                    BUSINESS AND PURPOSE OF THE PARTNERSHIP

     The Partnership's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of futures and other related investment interests and any activities incidental or related thereto. The objective of the Partnership business is appreciation of its assets through speculative trading.

                                   ARTICLE 4.
                       TERM, DISSOLUTION AND FISCAL YEAR

     4.1 Term. The term of the Partnership commenced upon the execution and filing of the Certificate of Limited Partnership, as amended, and shall end upon the first to occur of the following: (i) December 31, 2023; (ii) an election to dissolve the Partnership in accordance with the provisions of Article 4.2 by Limited Partners owning more than 50% of the Units then outstanding; (iii) the withdrawal of the General Partner, as defined in, and subject to the limitations of Article 13; (iv) a determination by the General Partner that the purpose of the Partnership cannot be fulfilled; or (v) any event which constitutes a dissolution of a limited partnership under the Act or otherwise makes it unlawful for the existence of the Partnership to be continued.

     4.2 Dissolution. Upon the occurrence of an event causing the dissolution of the Partnership, the Partnership shall be wound up and terminated. Upon dissolution and termination of the Partnership, the General Partner shall contribute to the Partnership an amount equal in the aggregate to the lesser of
(a) the deficit balance in their capital accounts, or (b) the excess of 1.01% of the total capital contributions paid in by the Limited Partners over any capital previously contributed by the General Partner. Payment of creditors, and distribution of the Partnership's assets shall be effected as soon as practicable in accordance with the Act, and the General Partner and each Limited Partner (and any assignee) shall share in the assets of the

Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership.

     4.3 Fiscal Year. The fiscal year of the Partnership shall end on December 31, unless the General Partner elects, with the approval of the Internal Revenue Service and the CFTC, a different fiscal year.

                                   ARTICLE 5.
                                GENERAL PARTNER

     The General Partner is Campbell & Company, Inc., a Maryland corporation, 210 West Pennsylvania Avenue, Baltimore, Maryland 21204.

                                   ARTICLE 6.
                           CAPITAL CONTRIBUTIONS AND
                     UNITS OF LIMITED PARTNERSHIP INTEREST

     6.1 Units and Capital Contributions of Limited Partners. Interests in the Partnership other than the General Partner's interests, shall be evidenced by Units (individually a "Unit").

     6.2 Capital Contributions by General Partner; Net Worth. The General Partner has contributed cash to the capital of the Partnership in an amount equal to at least 1% of the net aggregate contributions of all Partners including the General Partner. The General Partner's contribution shall be evidenced by Units of General Partnership Interest. The General Partner may make withdrawals of its Units provided that such withdrawals do not reduce the General Partner's aggregate percentage interest in the Partnership to less than 1% of the net aggregate contributions. If additional Limited Partners are admitted during any Continuing Offering pursuant to the provisions of Article 11 herein, the General Partner shall make such additional capital contributions as may be required to maintain its interest at the required level in the Partnership at all times during the term of the Partnership. The General Partner shall maintain a net worth so long as it acts as general partner equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum required net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     6.3 Availability of Contributions. The aggregate of all Partnership contributions shall be available to the Partnership to carry on its business and purpose, and no interest shall be paid to any Partner on any such contributions.

                                   ARTICLE 7.
                        ALLOCATION OF PROFITS AND LOSSES

     7.1 Capital Accounts. A capital account shall be established for each Partner, including the General Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

     7.2 Monthly Allocations. As of the close of business (as determined by the General Partner) of the last day of each month, the following determinations and allocations shall be made:

     (1) The Net Assets of the Partnership (as defined in Article 7.4) before the General Partner's Brokerage Fee, the direct administrative expenses and the General Partner's performance fees payable shall be determined.

     (2) Brokerage Fees payable by the Partnership and the direct administrative expenses shall then be charged against the Net Assets.

     (3) Accrued performance fees, if any, shall then be charged against the Net Assets.

     (4) Any increase or decrease in the Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3)) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

     (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units, and any amount paid to the General Partner by way of distribution or redemption of Units of General Partnership Interest, shall be charged to such Partner's capital account.

     7.3 Allocation of Profit and Loss for Federal Income Tax Purposes. At the end of each taxable year, each item of Partnership taxable income, gain, loss, deduction, or credit will be allocated among the Partners in accordance with the following provisions:

     (1) Capital gain shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner received on redemption exceeds the amount paid for the redeemed Units (as set forth in subparagraph
(5));

     (2) Capital gain remaining after the allocation in subparagraph (1) shall be allocated among all Partners in the ratio that each Partner's capital account bears to all Partner's capital accounts;

     (3) Capital losses shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner paid for the redeemed Units (as set forth in subparagraph (5)) exceeds the amount the Partner received on redemption;

     (4) Capital losses remaining after the allocation in subparagraph (3) shall be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts;


     (5) For the purpose of the allocations of capital gain and loss in subparagraphs (1) and (3), the amount each Partner paid for each of his Units shall be deemed to have increased by the amount of capital gain allocated to him with respect to such Unit pursuant to subparagraph (2) or ordinary income pursuant to subparagraph 6; decreased by the amount of any capital loss allocated to him with respect to such Unit pursuant to subparagraph (4) or ordinary expense pursuant to subparagraph 6; and decreased by the amount of any distributions to him with respect to such Unit pursuant to Article 7.8;



     (6) Items of ordinary income and expense will be allocated pro rata among the Partners based upon their respective capital accounts as of the end of each month in which the items of ordinary income or expense accrue; provided that any performance fee paid to the General Partner shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's net performance fee (the excess, if any, of the aggregate of all performance fees allocated to the capital account relating to such Unit over the aggregate of all reversals of performance fees allocated to such Unit) bears to the net performance fee of all Units.


     (7) Notwithstanding subparagraphs (4) and (6), if the allocation of such loss would cause a Limited Partner to have a capital account deficit, then such loss shall be allocated to the General Partner, according to its capital account, to the extent of such losses; and


     (8) For purposes of this Paragraph 7.3, "capital gain" and "capital loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to gain or loss required to be taken into account pursuant to Section 1256 thereof and any income, gain or loss determined under Section 988 of the Code.



     (9) Allocations of capital gain or loss will be made pro rata from each category of capital gain or loss determined under Section 1(h) of the Code and income or loss determined under Section 988 of the Code.


     7.4  Definitions; Accounting.

     (1) Net Assets. "Net Assets" of the Partnership shall mean the total assets of the Partnership, including all cash and cash equivalents (valued at cost), plus accrued interest thereon, and the market value of

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

all open commodity positions and other assets of the Partnership, less all liabilities of the Partnership, including accrued performance fees determined in accordance with the principles specified in this subparagraph and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity or commodity futures contract traded on an exchange, or through a clearing firm or through a bank, shall mean the most recent available settlement price or closing quotation, as appropriate on the exchange, or of the clearing firm or bank on or through which the commodity or contract is traded by the Partnership on the day with respect to which Net Assets are being determined. If such contract cannot be liquidated, due to the operation of daily limits or otherwise, on a day as of which Net Assets are determined, the liquidating value on the first subsequent day on which the contract would be liquidated may be used or such other value as the General Partner may deem fair and reasonable. The market value of a commodity forward contract or a commodity futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied.

     (2) Net Asset Value. The "Net Asset Value" of the Partnership shall mean the total capital accounts of all Partners. The "Net Asset Value" of a Unit shall be the total capital accounts of all Partners, divided by the number of Units owned by all Partners.

     (3) Blue Sky Glossary. The definitions in the Blue Sky Glossary in Appendix III to the Partnerships Prospectus are hereby incorporated herein by reference.

     7.5  Expenses.

     (1) The General Partner shall advance the organization and offering expenses of the initial and continuous offerings of the Units, and no such expenses shall be deducted from the proceeds of the offerings. Subject to the limitation described below, the General Partner shall be reimbursed such advanced amounts by the Partnership in approximately 30 equal installments commencing after the closing of the initial offering and monthly during the continuous offering. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event shall the General Partner be entitled to receive reimbursement in an amount greater than 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings, as the case may be. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive additional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the General Partner or the Partnership in organizing the Partnership and offering the Units, including legal and accounting fees incurred, bank account charges, all blue sky filing fees, filing fees payable upon formation and activation of the Partnership, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Article 8 herein or guidelines imposed by appropriate regulatory bodies.

     (2) The Partnership shall be obligated to pay all liabilities incurred by it, including without limitation, (i) Brokerage Fees; (ii) operating expenses and performance fees; (iii) legal and accounting fees; and (iv) taxes and other extraordinary expenses incurred by the Partnership. During any year of operations, the General Partner shall be responsible for payment of operating expenses in excess of 0.5% of the Partnership's month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as salaries, rent and other overhead expenses, shall not be liabilities of the Partnership. The Partnership shall receive all interest earned on its assets.

     (3) Compensation to any party, including the General Partner (or any advisor which may be retained in the future), shall not exceed the limitations imposed as of the date hereof by the North American Securities Administrators Association ("NASAA"). In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse the Partnership for such excess. NASAA limitations on fees are as follows: Management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of net asset value. The aggregate incentive fees shall not exceed 15% of new trading profits. The sponsor or advisor will be entitled to an additional 2% incentive fee for each 1% by which the net asset value fee is reduced below 6%. Commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus pit brokerage fees or 14% annually of average net assets, including pit brokerage fees. The Partnership will pay an 8% per annum Brokerage Fee, of which 3% will be for management services, allowing the incentive fee to be 20%, as discussed above. The remaining 5% from the Brokerage Fee will be paid for brokerage services (including the initial distribution of the Units, execution of commodity transactions, and ongoing services to the Limited Partners), which is less than the 14% limit imposed by NASAA.

     (4) The Partnership shall also be obligated to pay any costs of indemnification to the extent permitted under Article 15 of this Agreement.

     7.6 Limited Liability of Limited Partners. Each Unit purchased by a Limited Partner is fully paid and non-assessable. A Limited Partner shall be liable for the Partnership's obligations to the extent of the capital contributed by him plus his share of profits remaining in the Partnership, if any.

     In addition, if a Limited Partner receives a return of any part of his capital contribution, he shall be liable to the Partnership for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership.

     A Limited Partner shall also be liable to the Partnership for return of any part of his capital contribution returned to him, for a period of six years, if such return was in violation of this Agreement or the Act.

     7.7 Return of Limited Partner's Capital Contribution. Except to the extent that a Limited Partner shall have the right to redeem Units, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution and termination of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash.

     7.8 Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units or dissolution), if any, the Partnership will make to its Partners (or any assignee thereof). Distributions shall be made pro rata in accordance with the respective capital accounts of the Partners.

                                   ARTICLE 8.
                                   MANAGEMENT

     8.1  General.

     (1) The General Partner, to the exclusion of the Limited Partners, shall conduct and manage the business of the Partnership including, without limitation, all functions necessary for administration of the Partnership. The General Partner shall have the fiduciary responsibility for the safekeeping and use of all assets of the Partnership, whether or not in its immediate possession or control, shall not contract away such duty and shall not employ or permit another to employ such assets in any manner except for the exclusive benefit of the Partnership. The General Partner, on behalf of the Partnership, shall make all investment decisions regarding the Partnership and shall have complete trading discretion. The General Partner shall seek the best price and services available in its futures brokerage transactions, and all brokerage transactions for the Partnership's futures trades will be effected at competitive rates.

     (2) The General Partner shall receive from the Partnership: (i) Brokerage Fees of 8% per annum of the month-end Net Assets; and (ii) a quarterly "performance fee" of 20% of the Partnership's aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of interest income. The performance fee is paid on the cumulative increase, if any, in the Net Asset Value per Unit over the highest previous cumulative Unit value or Unit value as of the commencement of trading, whichever is higher. In determining the fees in this paragraph, adjustments shall be made for capital additions and withdrawals and Net Assets shall not be reduced by the fees being calculated for such current period. Such fees may be changed upon sixty days' notice to the Limited Partners, provided that prior to the imposition of the revised fees, Limited Partners have an opportunity to redeem (and there are no delays in receiving payment therefor) and the notice explains their redemption and voting rights. Further, any new contract with any advisor, including the General Partner, shall carryforward all losses attributable to such advisor or General Partner, as the case may be.

     (3) The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: entering into commercially reasonable contracts, opening bank accounts, paying or authorizing the payment of distributions to the Partners and expenses of the Partnership including fees to the General Partner, taxes and other fees of governmental agencies.

     (4) The General Partner shall keep and retain for at least six years, at the principal office of the Partnership, such books and records relating to the business of the Partnership as it deems necessary to substantiate that Units were sold only to purchasers for whom such securities were suitable and which are required by the Commodity Exchange Act, and the rules and regulations thereunder. Such books and records shall be available to any Limited Partner or his authorized attorney or agent for inspection and copying during normal business hours of the Partnership.

     (5) The General Partner may engage in other business activities and shall not refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures or forward contracts or otherwise. Subject to the terms and conditions set forth in this Agreement, the General Partner may engage and compensate on behalf of the Partnership, from funds of the Partnership, such persons, firms or corporations, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership. The General Partner may develop and implement a cash management facility. In such event, the General Partner may cause the Partnership to participate in such facility if doing so would be in the best interests of the Partnership. Competitive management fees may be paid to the General Partner or an affiliate thereof.

     (6) No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of such authority.

     (7) Except as provided by Article 13, the General Partner may not sell, assign, or otherwise dispose of all or substantially all of its General Partnership Interest in the Partnership except for a sale or transfer of all Partnership interests of all Partners or a sale of all or substantially all of its interest to a corporation controlled by such General Partner. The foregoing restriction shall not be applicable to the General Partner mortgaging, pledging, hypothecating or granting a security interest in its General Partnership Interest as collateral for a loan or loans and any such assignment of all or any portion of the General Partner's Interest shall not cause an event of withdrawal with respect to the General Partner pursuant to Article 13 of this Agreement.

     (8) The maximum period covered by any contract entered into by the Partnership, except for certain provisions which survive the stated term, shall be one year. Agreements between the Partnership and the General Partner or any affiliate shall be terminable by the Partnership without penalty on 60 days' written notice. All sales of Units in the United States shall be made by registered brokers. No sales will be made by the General Partner or an affiliate.

     8.2  Prohibitions.  The Partnership shall not: (i) engage in pyramiding;
(ii) commingle its assets with the assets of any other person, except as permitted by law; (iii) make loans to the General Partner or any affiliate thereof or to any person; (iv) pay per-trade compensation to the General Partner or any advisor or any affiliate thereof or to any person who receives any other form of compensation from the Partnership; or (v) permit rebates or give-ups to be received by the General Partner or affiliates thereof nor shall the General Partner participate in any reciprocal business arrangements which would circumvent the foregoing or any other provision of this Agreement; or (vi) borrow cash or other assets from the General Partner.

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

                                   ARTICLE 9.
                          REPORTS TO LIMITED PARTNERS

     The books and records of the Partnership shall be audited annually by an independent certified public accountant. Net Assets and Net Asset Value per Unit shall be determined daily and will be supplied in writing to any Limited Partner who requests such information. The General Partner will cause each Partner to receive (i) within ninety (90) days after the close of each fiscal year an annual report with audited financial statements (including a balance sheet and income statement) for the fiscal year then ended, and (ii) within seventy-five
(75) days after the close of each fiscal year such tax information as is necessary for the Partner to complete his federal income tax return. In addition, the General Partner will report within 30 days after the end of each month to the Limited Partners the information required by the CFTC to be reported, which information currently includes the following: the total amount of realized net gain or loss on commodity interest positions liquidated during the month; the change in unrealized net gain or loss on commodity interest positions during the month; the total amount of net gain or loss from all other transactions engaged in by the Partnership during the month, including interest earned; the total amount of all Brokerage Fees and performance fees, and all other expenses incurred or accrued by the Partnership during the month; the Net Asset Value of a Unit as of the end of the month and as of the end of the previous month; the total amount of additions to the Net Assets of the Partnership made during the month; the total amount of withdrawals from and redemptions of Units for the month; and the total net income or loss of the Partnership during the month. In the event either Net Asset Value per Unit as of the end of any business day declines by more than 50% of the previous year-end or month-end Net Asset Value per Unit, or there is a material change in the advisory agreement with the General Partner or otherwise affecting the compensation to any party, including the General Partner, the General Partner will notify each Limited Partner of such information, their redemption and voting rights and any material effect on the Units within seven business days. In the event of the 50% decline in Net Asset Value per Unit referred to in the previous sentence, the General Partner will declare a special redemption period and temporarily suspend the Partnership's trading during such period.

                                  ARTICLE 10.
               DISPOSITIONS AND REDEMPTIONS OF PARTNERSHIP UNITS

     10.1 Permissible Dispositions. A Limited Partner may transfer, assign, pledge, or encumber his Units only as provided in this Article 10.1. No such transferee, pledgee, assignee, or secured creditor shall become a substituted Limited Partner unless the General Partner consents in writing to such substitution. The General Partner has complete discretion to withhold consent but only intends to do in order to prevent or minimize potential adverse legal or tax consequences to the Partnership. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the beginning of the month following the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer, assignment, or pledge until it has received at least 30 days' prior written notice thereof from the transferor, assignor, or pledgor, which notice shall include (i) the name, signature, address and social security or taxpayer identification number of the transferee, assignee, or pledgee, (ii) the number of Units transferred, assigned or pledged, and (iii) the signature of the transferor, assignor, or pledgor. The General Partner may, in its discretion, waive receipt of the above described written notice or waive any defect therein. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act; (ii) the amount of the transfer is at least the minimum subscription amount except for transfers by gift, inheritance, or to affiliates, including family members of the person transferring the Units; and (iii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as a corporation or an association under the Internal Revenue Code, as amended. No transfer or assignment of Units shall be effective or recognized by the Partnership if following such transfer or assignment there would result a termination of the Partnership for federal income tax purposes as provided in Code 708(b) and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that the assignee shall receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. The transfer or assignment of Units shall be subject to all applicable securities laws. The transferor or assignor shall bear all costs (including any attorneys' fees) related to such transfer or assignment.

     10.2  Redemptions.

     (1) A Limited Partner (or any assignee thereof) may withdraw all or part of his capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value per Unit, reduced as hereinafter described (such withdrawal being herein referred to as a "Redemption").

     (2) Redemptions shall be effective as of the end of any month ending after a Request for Redemption in proper form has been timely received by the General Partner (the "Redemption Date"). Redemption fees apply through the first twelve month-ends following purchase (from and including the Closing Date on which the Unit is purchased) as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end, and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply. As used herein, "Request for Redemption" shall mean a written request of such withdrawal transmitted by the Limited Partner (or any assignee thereof) to the General Partner not less than ten business days prior to the end of the month or such shorter period as established by the General Partner. Upon Redemption, a Limited Partner (or any assignee thereof) shall receive, per Unit redeemed, an amount equal to the Net Asset Value per Unit as of the Redemption Date, less any amount owing by such Limited Partner (and his assignee, if any) to the Partnership pursuant to Article 15.3, and less any applicable redemption fees due to the General Partner. If redemption is requested by an assignee, all amounts owed to the Partnership under Article 15.3 by the Partner to whom such Unit was sold, as well as all amounts owed by the assignees of such Unit, shall be deducted from the amount payable upon Redemption by any assignee. All Requests for Redemption in proper form shall be honored and payment will be made within twenty (20) business days following the Redemption Date, except that under special circumstances, including, but not limited to, the inability on the part of the Partnership to liquidate commodity positions or the default or delay in payments due the Partnership from commodity brokers, banks, or other persons, the Partnership may delay payment to Partners requesting Redemption of Units. In the event that Redemptions are requested for more Units than the General Partner is able to honor due to the foregoing contingencies, the General Partner will honor Requests for Redemption in the order actually received and will hold Requests for Redemption in such order. Limited Partners will be notified within 10 days after month-end if any Redemption cannot be honored under the terms hereof and their Requests thereafter will be honored at the first available opportunity. The Partnership shall not be obligated to redeem Units that are subject to a pledge or otherwise encumbered in any fashion.

     (3) Subparagraph (2) notwithstanding, if the Net Asset Value per Unit is determined for purposes of Redemption as of a month-end which is not the end of a quarter, any performance fees payable and applicable to such Unit, will be determined and charged to such Unit as though such month-end were the end of a quarter and such performance fees were payable and such performance fees will be paid.

                                  ARTICLE 11.
          OFFERING OF UNITS; ADMISSION OF ADDITIONAL LIMITED PARTNERS

     The General Partner shall, from time to time, (i) cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and public offering of the Units; (ii) seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and (iii) take such other actions as the General Partner deems advisable.

     The General Partner, at its option, may admit additional Limited Partners to the Partnership without the consent of the Limited Partners at any time. Such additional Limited Partners shall contribute capital to the

Partnership, and shall be admitted as Limited Partners as of the first business day of the month immediately following the month-end as of which their subscriptions were accepted by the General Partner at no less than the Net Asset Value per Unit as of such month-end.

                                  ARTICLE 12.
                           SPECIAL POWER OF ATTORNEY

     By execution of this Agreement, each Limited Partner irrevocably constitutes and appoints the General Partner with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and any amendments thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or Certificate of Limited Partnership in accordance with the terms of this Agreement; and (iii) Certificates of Fictitious or Assumed Name. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney.

                                  ARTICLE 13.
                            WITHDRAWAL OF A PARTNER

     The Partnership shall terminate and be dissolved upon the withdrawal, or insolvency of the General Partner (unless in the case of the withdrawal of the General Partner, the actions necessary to continue the Partnership are taken pursuant to Article 16). The General Partner shall cease to be a general partner of the Partnership upon the occurrence of any of the following events of withdrawal: (i) the General Partner's bankruptcy or insolvency; (ii) any event prescribed in the Act that is not encompassed in this Article 13; or (iii) 120 days' prior written notice to the Limited Partners of the General Partner's intent to withdraw as a General Partner. If the General Partner withdraws as general partner, it can redeem its interests in the Partnership at Net Asset Value as of the next month-end in which it is calculated. If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal. The death, incompetency, incapacity, withdrawal, insolvency, or dissolution of a Limited Partner shall not dissolve or terminate the Partnership, and said Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's Units except as provided in
Article 10 hereof. Each Limited Partner (and any assignee of such Limited Partner) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to a special audit of the books and records of the Partnership, provided that the waiver shall not relieve the General Partner from its reporting obligations set forth in Article 9.

                                  ARTICLE 14.
                  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL

     Subject to the provisions of Article 15 below, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

                                  ARTICLE 15.
                     STANDARD OF LIABILITY; INDEMNIFICATION

     15.1 Standard of Liability. The General Partner and its controlling persons shall have no liability to the Partnership or any Limited Partner for any loss suffered by the Partnership which arises out of any action of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner.

     15.2 Indemnification by the Partnership. The Partnership shall indemnify, defend, and hold harmless the General Partner (including controlling persons and a former General Partner who has withdrawn from the Partnership) from and against any loss, liability, damage, cost or expense (including attorneys' fees, and expenses incurred in defense of any demands, claims or lawsuit) arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Partnership, from any source only if all of the following conditions are satisfied: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, (ii) the General Partner was acting on behalf of or performing services for the Partnership, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Partnership's assets and not from the Limited Partners. In no event shall the General Partner or any of the selling agents receive indemnification from the Partnership arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied; (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (d) in the case of subparagraph (c), the court considering the request has been advised of the position of the Securities and Exchange Commission and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units. The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified herein.

     15.3 Advance Payment. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the General Partner may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, if and to the extent that (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the legal action is initiated by a party who is not a Limited Partner, or if by a Limited Partner, then a court of competent jurisdiction specifically approves such advancement, and (iii) the General Partner shall agree to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event indemnification is not permitted under this Article 15 upon final disposition.

                                  ARTICLE 16.
                              AMENDMENTS; MEETINGS

     16.1 Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument signed by the General Partner and by the holders of more than fifty percent (50%) of the Units then owned by the Limited Partners. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Limited Partnership Agreement, provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Limited Partners, change or alter this Section 16, extend the term of the Partnership, reduce the capital account of any Partner or modify the percentage of profits, losses or distributions to which any Partner is entitled. In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such assignee's written consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein (including, without limitation, allocating capital gain and capital loss on a net rather than a gross basis) to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes, (iv) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (v) to change the name of the Partnership and to make any modifications to this Limited Partnership Agreement to reflect the admission of an additional or substitute general partner, (vi) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners and does not alter the basic investment policies or structure of the Partnership, or that is required by law, or (vii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or their respective directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended, or "plan asset" regulations adopted under ERISA as a result of their association with the Partnership.

     16.2 Meetings. The General Partner will maintain at the office a list of the names and addresses of all Limited Partners and the Units owned by them. Upon request of any Limited Partner or his representative, the General Partner shall make such list available for review by any Limited Partner or his representative, and upon request, either in person or by mail, the General Partner shall furnish a copy of such list by mail to any Limited Partner or his representative, for the cost of duplication and postage. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within 15 days after such receipt, call a meeting of the Partnership. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     16.3 Amendments and Actions Without Consent of the General Partner. At any meeting called pursuant to Article 16.2, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than a majority of the Units then owned by the Limited Partners (any Units held by the General Partner or it affiliates, shall be disregarded in calculating the percentage of outstanding Units and the General Partner shall be prohibited from voting as a Limited Partner) the following actions may be taken: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Act, provided, however, that consent of all Limited Partners shall be required in the case of amendments requiring the consent of all Limited Partners under the Act;
(ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) any contracts with the General Partner may be terminated on 60 days written notice; and (vi) the sale of all the assets of the Partnership may be approved; provided, however, that none of the said actions may be taken unless the action is permitted under the Act. In the event of the occurrence of an event described in (iii) or (iv) above, the interest of the General Partner shall be redeemed and paid to the General Partner on the basis of the Net Assets allocable thereto on the date of such event.

                                  ARTICLE 17.
                                 GOVERNING LAW

     The General Partner and Limited Partners expressly agree that all the terms and provisions hereof shall be construed under the Delaware Revised Uniform Limited Partnership Act as now adopted or as may be hereafter amended and shall govern the partnership aspects of this Agreement absent contrary terms contained in this Agreement.

                                  ARTICLE 18.
                                 MISCELLANEOUS

     18.1 Priority Among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

     18.2 Notices. All notices under this Agreement, other than Requests for Redemption of Units, notices of assignment, transfer or pledge of Units, and reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, then, upon the deposit of such notice in the United States mails. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner. Requests for Redemption and notices of assignment, transfer, or pledge of Units shall be effective upon receipt by the Partnership.

     18.3 Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound hereby, including all rights which they may have under Article 16 hereof.

     18.4 Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     18.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first appearing above.

                                          CAMPBELL & COMPANY, INC.


                                          By: /s/ BRUCE L. CLELAND
                                              --------------------



                                            Name: Bruce L. Cleland

                                            Title: President

                                          LIMITED PARTNERS


                                          Bruce L. Cleland as attorney-in-fact
                                          for the Limited Partners who have
                                          agreed by separate instrument to be a
                                          party hereto.



                                          /s/ BRUCE L. CLELAND
                                              --------------------


                                          Bruce L. Cleland

                                                                       EXHIBIT B

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                             REQUEST FOR REDEMPTION

Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Baltimore, Maryland 21204
                                         ---------------------------------------
                                                     Social Security Numbers/
                                                        Taxpayer ID Number

Dear Sirs:

     The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Limited Partnership Agreement of CAMPBELL STRATEGIC ALLOCATION FUND, L.P. ("Fund"), of __________ (insert number of Units to be redeemed; IF NO NUMBER OF UNITS IS ENTERED HERE, IT WILL BE ASSUMED THAT THE LIMITED PARTNER WISHES TO REDEEM ALL UNITS) of the undersigned's Limited Partnership Units ("Units") in the Fund at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this Request for Redemption, provided that this Request for Redemption is received ten (10) business days prior to the end of such month. Redemption fees apply through the first twelve month ends following purchase (from and including the Closing Date on which the Unit is purchased) as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end, and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply.

     The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

UNITED STATES TAXABLE LIMITED PARTNERS ONLY

     Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

NON-UNITED STATES LIMITED PARTNERS ONLY

     Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

                   SIGNATURE(S) MUST BE IDENTICAL TO NAME(S)
                         IN WHICH UNITS ARE REGISTERED

         Please forward redemption funds by mail to the undersigned at:

--------------------------------------------------------------------------------
Name                       Street                       City, State and Zip Code

              Entity Limited Partner

------------------------------------------------------
                (Name of Entity)

By:
   ---------------------------------------------------
   (Authorized corporate officer, partner,
   custodian or trustee)

------------------------------------------------------
                     Title


          Individual Limited Partners(s)

------------------------------------------------------
          (Signature of Limited Partner)

------------------------------------------------------
          (Signature of Limited Partner)

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT C

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                          ---------------------------

                           SUBSCRIPTION REQUIREMENTS


     By executing the Subscription Agreement and Power of Attorney for Campbell Strategic Allocation Fund, L.P. (the "Partnership"), each purchaser ("Purchaser") of Limited Partnership Units in the Partnership ("Units") irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted provided such subscription is received at least ten business days prior to such month end, as described in the Partnership's Prospectus dated May 1, 1998 (the "Prospectus"). The minimum subscription is $10,000; $5,000 for eligible employee benefit plans and individual retirement accounts ($5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers); additional Units may be purchased with a minimum investment of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Campbell Strategic Allocation Fund, L.P." Purchaser is also delivering to the Selling Agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the Prospectus). If Purchaser's Subscription Agreement and Power of Attorney is accepted, Purchaser agrees to contribute Purchaser's subscription to the Partnership and to be bound by the terms of the Partnership's Limited Partnership Agreement, attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse the Partnership and Campbell & Company, Inc. (the "General Partner") for any expense or loss incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, Purchaser shall be deemed to have executed the Limited Partnership Agreement.


     As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the Commodity Broker and the Selling Agent who solicited Purchaser's subscription and the Fund, as follows:

     (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Limited Partnership Agreement,.

     (b) All information that Purchaser has furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

     (c) Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

     (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

     (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

     (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

     (g) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Partnership.

     1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

     2. California -- Net worth of at least $100,000 and an annual income of at least $50,000.

     3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     4. Maine -- Net worth of at least $200,000, or net worth of $50,000 and an annual income of $50,000. Net worth is calculated exclusive of home, home furnishings, and automobiles.

     5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and a taxable income during the preceding year of at least $60,000 and the expectation of a taxable income during the current year of at least $60,000.

     7. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

     8. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

     9. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

     10. New Hampshire -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     11. Oklahoma -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

     12. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

     13. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of $50,000.

     14. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income during the past two years and anticipated taxable income in the current year of at least $60,000.

     15. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                                                                       EXHIBIT D

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                           LIMITED PARTNERSHIP UNITS
                                  ------------

                           SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

Campbell Strategic Allocation Fund, L.P.
c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Baltimore, Maryland 21204

Dear Sirs:


     1. Subscription for Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Campbell Strategic Allocation Fund, L.P. (the "Partnership") set forth below (minimum $10,000; $5,000 in the case of trustees or custodians of employee benefit plans or individual retirement accounts) in the Subscription Agreement and Power of Attorney Signature Page, at Net Asset Value per Unit as set forth in the Prospectus of the Partnership dated May 1, 1998 (the "Prospectus"). The undersigned's check payable to "Campbell Strategic Allocation Fund, L.P." in the full amount of the undersigned's subscription (additional investments in excess of the required minimum investment may be made in increments of $1,000, as described in the Prospectus), accompanies the Subscription Agreement and Power of Attorney Signature Page. If this subscription is rejected, or if no Units are sold, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. If this subscription is accepted, subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription while held in escrow. The General Partner may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. All subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.


     2. Representations and Warranties of Subscriber. I have received the Prospectus. By submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit
C -- Subscription Requirements" contained in the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

     3. Power of Attorney. In connection with my acceptance of an interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

     4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the Fund. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.
                         READ AND COMPLETE REVERSE SIDE

                                                                       EXHIBIT D
                                                                  SIGNATURE PAGE
                             SUBSCRIPTION AGREEMENT
                  IMPORTANT: READ REVERSE SIDE BEFORE SIGNING


The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Units in Campbell Strategic Allocation Fund, L.P. and by either (i) enclosing a check payable to "CAMPBELL STRATEGIC ALLOCATION FUND, L.P.," or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at Net Asset Value per Unit.



The named investor further acknowledges receipt of the Prospectus of the Fund dated May 1, 1998, including the Fund's Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.


1) Total $ Amount ________________________
   (minimum of $10,000, except $5,000 minimum for IRA's and other qualified accounts; $1,000 increments)

2) Account # _____________________________ (must be completed)
   [ ] if payment is made by debit to investor's securities account, check box

--------------------------------------------------------------------------------

3) Social Security # _____________ - _____________ - _____________
   OR Taxpayer ID #  _____________ - _____________ - _____________
   Taxable Investors (check one):

  [ ] Individual Ownership
  [ ] Joint Tenants with Right of Survivorship
  [ ] Tenants in Common                        [ ] Community Property
  [ ] Grantor or Other Revocable Trust
  [ ] Trust other than a Grantor or Revocable Trust
  [ ] Estate                                   [ ] UGMA/UTMA (Minor)
  [ ] Partnership                              [ ] Corporation

   Non-Taxable Investors (check one):

     [ ] IRA                    [ ] Profit Sharing
     [ ] IRA Rollover           [ ] Defined Benefit
     [ ] Pension                [ ] Other (specify)
     [ ] SEP

--------------------------------------------------------------------------------

4)   LIMITED PARTNER NAME
5)   ---------------------------------------------------------------------------------------------------------------------------
     ADDITIONAL INFORMATION (FOR ESTATES, PARTNERSHIPS, TRUSTS AND CORPORATIONS)
6)
     RESIDENT ADDRESS
     OF LIMITED PARTNER
                          ------------------------------------------------------------------------------------------------------
                          STREET (P.O. BOX NOT ACCEPTABLE)                   CITY                  STATE                  ZIP CODE
7)
     MAILING ADDRESS
     (IF DIFFERENT)
                          ------------------------------------------------------------------------------------------------------
                          STREET                                             CITY                  STATE                  ZIP CODE
8)
     CUSTODIAN NAME
     AND MAILING ADDRESS
                          ------------------------------------------------------------------------------------------------------
                          NAME                 STREET                        CITY                  STATE                  ZIP CODE

--------------------------------------------------------------------------------
9)                            INVESTOR(S) MUST SIGN

X
  ------------------------------------------------------------------------------
  SIGNATURE OF INVESTOR                    DATE                    TELEPHONE NO.
X
  ------------------------------------------------------------------------------
  SIGNATURE OF JOINT INVESTOR (IF ANY)                                      DATE

EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES EXCHANGE ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                          UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [ ]. Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.
--------------------------------------------------------------------------------
10)                        ACCOUNT EXECUTIVE MUST SIGN


I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the Units, as set forth in the Prospectus dated May 1, 1998. I have also informed the investor of the unlikelihood of a public trading market developing of the Units.


I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Account Executive MUST sign below in order to substantiate compliance with
Article III, Section 34 of the NASD's Rules of Fair Practice.

X
  ------------------------------------------------------------------------------
  ACCOUNT EXECUTIVE SIGNATURE                                           DATE
X
  ------------------------------------------------------------------------------
  OFFICE MANAGER SIGNATURE                                              DATE
  (if required by Selling Agent, as the case may be, procedures)

--------------------------------------------------------------------------------

11)  SELLING FIRM
                                -------------------------------------------------------------------------------------------------
     ACCOUNT EXECUTIVE NAME
     (PLEASE PRINT)             -------------------------------------------------------------------------------------------------
                                FIRST           M.I.           LAST                     FAX AND PHONE NUMBERS         A.E. NUMBER

     ACCOUNT EXECUTIVE ADDRESS
     (FOR CONFIRMATIONS)        -------------------------------------------------------------------------------------------------
                                STREET (P.O. BOX NOT ACCEPTABLE)                  CITY               STATE               ZIP CODE


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Campbell & Company will continue to advance certain of the offering expenses, as described in the Prospectus, for which it shall be reimbursed by the Registrant in monthly installments throughout the offering period up to the lesser of the actual amount of offering expenses advanced by Campbell & Company, Inc. or 2.5% of the aggregate subscriptions accepted by Campbell & Company. Offering expenses related to the initial offering and the continuing offering prior to the date of the Prospectus included in this Registration Statement have been incurred. Such expenses are included in the 2.5% maximum described above but are not reflected in the figures below. The following is an estimate of the expenses for the next nine-month period:


                                                              APPROXIMATE
                                                                AMOUNT
                                                              -----------
Securities and Exchange Commission Registration Fee.........  $   36,364
National Association of Securities Dealers, Inc. Filing
  Fee.......................................................  $   12,500
Printing Expenses...........................................  $  100,000
Fees of Certified Public Accountants........................  $   10,000
Blue Sky Expenses (Excluding Legal Fees)....................  $   30,000
Fees of Counsel.............................................  $   25,000
Escrow Fees.................................................  $    1,000
Salaries of Employees Engaged in Sales Activity.............  $1,400,000
Miscellaneous Offering Costs................................  $  185,136
                                                              ----------
Total.......................................................  $1,800,000
                                                              ==========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 15 of the Amended Agreement of Limited Partnership (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner and certain of its controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of Campbell & Company or such controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against Campbell & Company by a Limited Partner are prohibited unless specific court approval is obtained.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On May 11, 1993, one Unit of limited partnership interest was sold to an individual affiliated with Campbell & Company in order to permit the filing of a Certificate of Limited Partnership for the Registrant. The sale of these Units were exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) thereof. No discounts or commissions were paid in connection with the sale, and no other offeree or purchaser was solicited. There have been no other unregistered sales of Units.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

(a) EXHIBITS


EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
1.01       Form of Selling Agreement among the Partnership, the General
           Partner, PaineWebber Incorporated and the Selling Agent.**
1.02       Form of Auxiliary Selling Agreement.**
1.03       Form of Service Agreement among Steben Asset Management,
           Inc. the Registrant and the General Partner.***
1.04       Form of Correspondent Selling Agreement among the
           Partnership, the General Partner, PaineWebber Incorporated
           and Correspondent Selling Agents under PaineWebber.
3.01       Agreement of Limited Partnership of the Registrant dated May
           11, 1993.*
3.02       Certificate of Limited Partnership of the Registrant.*
3.03       Amended Agreement of Limited Partnership of the Registrant
           (included as Exhibit A to the Prospectus).
5.01       Opinion of Sidley & Austin relating to the legality of the
           Units.
8.01       Opinion of Sidley & Austin with respect to federal income
           tax consequences.
10.01      Advisory Agreement between the Partnership and Campbell &
           Company, Inc.*
10.02      Customer Agreement between the Partnership and PaineWebber
           Incorporated.*
10.03      Subscription Agreement and Power of Attorney (included as
           Exhibit D to Prospectus)
10.04      Escrow Agreement between the Partnership and PaineWebber
           Incorporated.*
10.05      Commodity Client Agreement between Smith Barney, Inc. and
           the Partnership.****
23.01      Consent of Sidley & Austin (included in their opinions in
           Exhibits 5.01 and 8.01)
23.02      Consent of Arthur F. Bell, Jr. & Associates


---------------

* This exhibit is included in exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 33-67164) on August 9, 1993 and is hereby incorporated herein by reference.

** This exhibit is included in exhibits filed by the Registrant as part of its Amendment No. 2 to the Registration Statement on Form S-1 (No. 33-67164) on December 30, 1993 and is hereby incorporated herein by reference.

*** This exhibit is included in the exhibits filed by the Registrant as part of its Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 33-84126) on May 22, 1995 and is hereby incorporated herein by reference.

**** This exhibit is included in the exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 33-98056) on October 12, 1995 and is hereby incorporated herein by reference.

***** This exhibit is included in the exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 333-5767) on June 12, 1996 and is hereby incorporated herein by reference.

(b) FINANCIAL STATEMENT SCHEDULES.

     No Financial Schedules are required to be filed herewith.

ITEM 17.  UNDERTAKINGS.

     (a) (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10a(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore in the State of Maryland on the 13th day of March, 1998.


                                          CAMPBELL STRATEGIC ALLOCATION FUND,
                                          L.P.


                                          By: Campbell & Company, Inc.
                                              General Partner
                                              By: /s/ Bruce L. Cleland
                                                  -----------------------------


                                                       Bruce L. Cleland

                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the General Partner of the Registrant in the capacities and on the date indicated.


                   SIGNATURES                           TITLE WITH REGISTRANT                DATE
                   ----------                           ---------------------                ----
             /s/ D. Keith Campbell                Chairman of the Board and Director    March 13, 1998
------------------------------------------------
               D. Keith Campbell

              /s/ Bruce L. Cleland                President, Chief Executive Officer    March 13, 1998
------------------------------------------------  and Director
                Bruce L. Cleland                  (Principal Executive Officer)

             /s/ Theresa D. Livesey               Chief Financial Officer,              March 13, 1998
------------------------------------------------  Secretary,
               Theresa D. Livesey                 Treasurer and Director
                                                  (Principal Financial Officer)

           /s/ William C. Clarke, III             Executive Vice President and          March 13, 1998
------------------------------------------------  Director
             William C. Clarke, III

              /s/ James M. Little                 Executive Vice President and          March 13, 1998
------------------------------------------------  Director
                James M. Little


     (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Campbell & Company, Inc.)


            CAMPBELL & COMPANY, INC.              General Partner of Registrant         March 13, 1998

            By: /s/ Bruce L. Cleland
    ----------------------------------------
                Bruce L. Cleland
            Chief Executive Officer

                               INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                        DESCRIPTION OF DOCUMENT
 -------                       -----------------------
   1.04      Form of Correspondent Selling Agreement among the
             Partnership, the General Partner, PaineWebber Incorporated
             and Correspondent Selling Agents under PaineWebber.
   5.01      Opinion of Sidley & Austin relating to the legality of the
             Units.
   8.01      Opinion of Sidley & Austin with respect to federal income
             tax consequences.
  23.01      Consent of Sidley & Austin (included in their opinions in
             Exhibits 5.01 and 8.01)
  23.02      Consent of Arther F. Bell, Jr. & Associates